As filed with the United States Securities and Exchange Commission on February 6 , 2018

Registration No. 333- 222765

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	7373	87-0613716
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2190 Dividend Drive

Columbus, Ohio 43228

(614) 921-8170

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James F. DeSocio

President and Chief Executive Officer

Intellinetics, Inc.

2190 Dividend Drive

Columbus, Ohio 43228

(614) 921-8170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erin C. Herbst, Esq.

Kegler Brown Hill & Ritter Co., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215

Tel No.: (614) 462-5400

Fax No.: (614) 464-2634

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company) Emerging growth company [ ]	Smaller reporting company [X]

If an emerging growth company, indicated by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share	12,424,615	(1)	$0.17	(2)	$2,112,185	$262.97	(2)

(1)

This Registration Statement registers for resale 12,424,615 shares of common stock, par value $0.001 per share, of the Registrant by the selling stockholders (the “Selling Stockholders”), consisting of (a) up to 10,800,000 shares of our common stock, issuable upon conversion of the maximum amount of principal and interest payable, at maturity (assuming no payments are made by the Registrant of any principal or interest prior to the maturity date), pursuant to convertible notes issued to the Selling Stockholders in a private placement of securities completed on  November 17, 2017, and November 29, 2017 (the “2017 Private Placement”), and (b) up to 1,624,615 shares of our common stock, issuable upon conversion of the maximum amount of principal and interest payable, at maturity (assuming no payments are made by the Registrant of any principal or interest prior to the maturity date), pursuant to convertible notes issued to the Selling Stockholders in a private placement of securities completed on December 30, 2016, January 6, 2017, and January 31, 2017 (the “2016 Private Placement”).   In accordance with Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), there also are being registered hereunder an indeterminate number of shares that may be issuable with respect to the shares registered hereunder as the result of stock splits, stock dividends or similar transactions.

(2)

Estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the OTCQB on January 25, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 6 , 2018

PROSPECTUS

INTELLINETICS, INC.

12,424,615 Shares of Common Stock

The Selling Stockholders identified in this prospectus may, from time to time, offer and sell up to 12,424,615 shares of our common stock consisting of:

●	up to 10,800,000 shares of our common stock, issuable to the Selling Stockholders upon conversion of the maximum amount of principal and interest payable, at maturity (assuming no payments are made by the Registrant of any principal or interest prior to the maturity date), pursuant to convertible notes issued to the Selling Stockholders in a private placement of securities completed on November 17, 2017, and November 29, 2017 (the “2017 Private Placement”), and

●

up to 1,624,615 shares of our common stock, issuable to the Selling Stockholders upon conversion of the maximum amount of principal and interest payable, at maturity (assuming no payments are made by the Registrant of any principal or interest prior to the maturity date), pursuant to convertible notes issued to the Selling Stockholders in a private placement of securities completed on December 30, 2016, January 6, 2017, and January 31, 2017 (the “2016 Private Placement”).

We are not selling any shares of our common stock in this offering and will not receive any proceeds from the sale of the shares by the Selling Stockholders. We may receive proceeds on the exercise of outstanding warrants for shares of our common stock covered by this prospectus.

The Selling Stockholders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. We will pay all expenses of the registration of the shares, and the Selling Stockholders will pay any broker-dealer or underwriter fees, discounts or commissions and other selling expenses of the shares.

Our common stock is quoted on the OTCQB under the symbol “INLX.” The closing price of our common stock on the OTCQB on January 25, 2018, was $0.17 per share.

Investing in our securities involves a high degree of risk. You should consider carefully the risk factors beginning on page 6 of this prospectus before you consider buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is__________ , 2018.

This prospectus is part of a Registration Statement we filed with the Securities and Exchange Commission, or the SEC. Under this registration process, the Selling Stockholders may, from time to time, offer and sell up to 12,424,615 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the Selling Stockholders may offer. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement.

As used in this prospectus, the terms “Intellinetics,” the “Registrant,” “Company,” “we,” “our” and similar terms refer to Intellinetics, Inc., a Nevada corporation, and its sole operating subsidiary, Intellinetics, Inc., an Ohio corporation, unless the context indicates otherwise. “Intellinetics Ohio” refers to Intellinetics, Inc., an Ohio corporation and the sole operating subsidiary of the Registrant, unless the context indicates otherwise.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. Before deciding to invest in our securities, you should read this entire prospectus, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes.

Our History

Intellinetics, formerly known as GlobalWise Investments, Inc., is a Nevada holding company incorporated in 1997, with a single operating subsidiary, Intellinetics Ohio. Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of Intellinetics as a result of a reverse merger and recapitalization.

Our Company

The Registrant is a content services software development, sales, and marketing company serving both the public and private sectors. The Registrant’s software platform allows customers to capture and manage all documents across operations such as scanned hard-copy documents and all digital documents including those from Microsoft Office 365, digital images, audio, video and emails. The Registrant’s solutions create value for customers by making it easy to connect business-critical documents to the processes they drive by making them easy to find, secure, and compliant with its customers’ audit requirements.

Corporate Information

Our principal executive offices are located at 2190 Dividend Drive, Columbus, Ohio 43228. Our telephone number is (614) 921-8170 and our website address is www.intellinetics.com. The information contained on our website is not part of this prospectus.

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THE OFFERING

Common stock offered by Selling Stockholders	Up to 12,424,615 shares

Common stock to be outstanding after the offering	30,154,036.00 assuming full conversion of all principal and interest of the convertible notes held by the Selling Stockholders as of the maturity date

Use of proceeds	The Selling Stockholders will receive all of the proceeds from the sale of shares of our common stock. We will not receive any proceeds from the sale of the common stock.

OTCQB Symbol	INLX

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” beginning on page 6.

The Selling Stockholders identified in this prospectus may offer and sell up to 12,424,615 shares of our common stock consisting of (a) up to 10,800,000 shares of our common stock, issuable upon conversion of the maximum amount of principal and interest payable, at maturity (assuming no payments are made by the Registrant of any principal or interest prior to the maturity date), pursuant to convertible notes issued to the Selling Stockholders in the 2017 Private Placement and (b) up to 1,624,615 shares of our common stock, issuable upon conversion of the maximum amount of principal and interest payable, at maturity (assuming no payments are made by the Registrant of any principal or interest prior to the maturity date), pursuant to convertible notes issued to the Selling Stockholders in the 2016 Private Placement.

The number of shares of our common stock outstanding after the offering is based on 17,729,421 shares of our common stock outstanding as of January 25, 2018, which excludes 5,926,627 shares of our common stock issuable upon exercise of warrants outstanding as of January 25, 2018; 2,366,506 shares of our common stock reserved for issuance under the 2015 Intellinetics Inc. Equity Incentive Plan; and 13,139,389 shares of our common stock reserved for issuance pursuant to the conversion of outstanding convertible notes. The warrants outstanding as of January 25, 2018, to purchase 5,926,627 shares of our common stock are immediately exercisable and consist of (i) warrants to purchase 1,625,000 shares of our common stock at an exercise price of $0.65 per share, issued to investors on December 29, 2015, December 31, 2015, and January 25, 2016 in connection with a private placement (the “2015 Private Placement”); (ii) warrants to purchase 2,193,904 shares of our common stock at an exercise price of $0.65 per share, issued to investors on December 31, 2015, and January 6, 2016, in connection with an exchange of convertible notes (the “2015 Note Exchange”); (iii) five-year warrants to purchase 887,627 shares of our common stock at an exercise price of $0.715 per share, issued to the placement agent in connection with both the 2015 Private Placement and the 2015 Note Exchange; (iv) five-year warrants to purchase 56,250 shares of our common stock at an exercise price of $0.68 per share, issued to investors in connection with bridge financing prior to the 2016 Private Placement; (v) five-year warrants to purchase 153,846 shares of our common stock at an exercise price of $0.75 per share, issued to the placement agent in connection with the 2016 Private Placement; (vi) five-year warrants to purchase 150,000 shares of our common stock at an exercise price of $0.30 per share, issued to investors in connection with bridge financing prior to the 2017 Private Placement; and (vii) five-year warrants to purchase 860,000 shares of our common stock at an exercise price of $0.25 per share, issued to the placement agent in connection with the 2017 Private Placement. The convertible notes outstanding as of January 25, 2018, convertible into 13,139,389 shares of our common stock, are immediately convertible and consist of (x) 2,206,964 shares underlying 12% Subordinated Convertible Notes with outstanding principal and interest of $1,250,000 and $184,527, respectively, as of January 25, 2018, convertible into common stock at $0.65 per share; and (y) 10,932,425 shares underlying 8% Secured Convertible Notes with outstanding principal and interest of $2,150,000 and $36,485, respectively, as of January 25, 2018, convertible into common stock at $0.20 per share.

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SUMMARY HISTORICAL FINANCIAL DATA

The following table summarizes our financial data. We have derived the following summary of our statements of operations data for the nine months ended September 30, 2017 and 2016 from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus. We have derived the following summary of our statements of operations data for the fiscal years ended December 31, 2016 and 2015 from our audited consolidated financial statements appearing elsewhere in this prospectus and the summary of our balance sheet data as of December 31, 2016 and 2015 from our audited consolidated financial statements appearing elsewhere in this prospectus. The following summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	(Unaudited)		Audited
	2017	2016	2016	2015
Statement of Operations Data:

Revenues	$2,121,987	$1,919,585	$2,601,733	$2,336,991
Cost of Revenues	603,972	543,342	709,809	548,017
Gross Profit	1,518,015	1,376,243	1,891,924	1,788,974
Operating expenses:
General and administrative	1,571,184	1,525,294	2,118,924	2,541,867
Sales and marketing	560,735	842,421	1,132,292	791,291
Depreciation	9,016	8,160	10,687	11,626
Total operating expenses	2,140,935	2,375,875	3,261,903	3,344,784
Other income (expenses):
Interest expense, net	411,761	184,865	206,332	2,365,618

Net loss	$(1,034,681)	$(1,184,497)	$(1,576,311)	$(3,921,428)

Balance Sheet Data:

Current assets			$1,100,063	$1,380,667
Working capital (deficit)			(946,409)	(793,780)
Total assets			1,129,131	1,413,555
Long-term liabilities			1,044,416	1,058,545
Total stockholders’ deficit			(1,961,757)	(1,819,437)

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RISK FACTORS

Our business and future operating results may be affected by many risks, uncertainties and other factors, including those set forth below and those contained elsewhere in this report. If any of the following risks were to occur, our business, affairs, assets, financial condition, results of operations, cash flows and prospects could be materially and adversely affected. When we say that something could have a material adverse effect on us or on our business, we mean that it could have one or more of these effects.

In addition to the other information contained in this prospectus, the following risk factors should be considered carefully in evaluating our company. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Risks Relating to Our Business

Our management expressed going concern issues that note our need for capital and/or revenues to survive as a business.

The ability of the Registrant to continue as a going concern is dependent on our ability to raise sufficient capital and further implement our business plan. For the years ended December 31, 2016 and 2015, we had net losses of $1,576,311, and $3,921,428, respectively. For the nine months ended September 30, 2017, we had a net loss of $1,034,681. The Registrant had an accumulated deficit of $15,989,431 as of September 30, 2017. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our current Independent Registered Public Accounting Firm’s reports on our financial statements for the years ended December 31, 2016 and 2015, contained explanatory paragraphs indicating that there was substantial doubt as to the Registrant’s ability to continue as a going concern. Our going concern qualification is expected to significantly affect our ability to raise capital and have a meaningful negative effect on the cost of capital, if we are able to raise any capital at all. If we are unable to raise capital, we will not be able to continue operations.

Material weaknesses in our internal controls over financial reporting or our failure to remediate such material weakness could result in a material misstatement in our financial statements not being prevented or detected and could affect investor confidence in the accuracy and completeness of our financial statements, as well as our common stock price.

We have identified a material weakness in our disclosure controls and procedures. As of December 31, 2016 and 2015, we noted a lack of technical accounting knowledge and training in the application of GAAP commensurate with our complexity and our financial accounting. Accordingly, we have concluded that our internal control over financial reporting was not effective as of December 31, 2016 and 2015. We have taken steps to remediate this material weakness, but have not yet concluded that such remedial steps have been effective in eliminating the material weakness in disclosure controls and procedures. Weaknesses in our disclosure controls and procedures could result in material misstatements in our financial statements not being prevented or detected. We may experience difficulties or delays in completing remediation or may not be able to successfully remediate material weaknesses at all. Any material weakness or unsuccessful remediation could affect our ability to file periodic reports on a timely basis and investor confidence in the accuracy and completeness of our financial statements, which in turn could harm our business and have an adverse effect on our stock price and our ability to raise additional funds.

6

Our cash reserves are insufficient, and we require additional capital to fund our future activities. We may not be able to ensure the survival of the business if we fail to raise additional capital on satisfactory terms and in sufficient amounts when the needs arrive.

As of September 30, 2017, we had cash of $183,703. The cash generated by operations is insufficient by approximately $82,000 per month. We expect that, without the full proceeds of this Offering, through the next 12 months, the capital requirements to fund our growth, service existing debt obligations, and cover the operating costs as a public company will exceed the cash flows that we currently generate from operations. We will be required to meet our needs from increased internally generated cash flows, debt financings and equity financings. We are dependent on our ability to obtain financing to continue operations and to implement our business plan. The type, timing and terms of the additional financing we may select will depend on, among other things, our cash needs, the availability of other financing sources and prevailing conditions in the financial markets. Any financing would be dilutive to our stockholders. There can be no assurance that any of these sources will be available to us at any time. Even if additional capital is available, we may not be able to obtain debt or equity financing on terms favorable to us. If cash generated by operations is not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a reduction or curtailment of our operations.

We may have to issue additional securities at prices which may result in substantial dilution to our stockholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences, and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations, and financial condition.

Weakened economic conditions and uncertainty could adversely affect our operating results or financing in ways that may be hard to predict or to defend against.

Our overall performance depends in part on economic conditions. The United States’ and world economies could in the future, as they have in the past, suffer from uncertainty, volatility, disruption, and other adverse conditions, and those conditions would adversely impact the business community and financial markets. There is no assurance that economic and business conditions will not be adverse in the future. Moreover, any instability in the global economy affects countries, including the United States, with varying levels of severity, which makes the impact on our business complex and unpredictable. During adverse economic conditions, many customers may delay or reduce technology purchases. Contract negotiations may become more protracted, or conditions could result in reductions in sales of our products, longer sales cycles, pressure on our margins, difficulties in collection of accounts receivable or delayed payments, increased default risks associated with our accounts receivable, slower adoption of new technologies, and increased price competition. Potential price inflation in the United States may increase the cost we incur to provide our solutions and may reduce profit margins on agreements that govern our provision of products or services to customers over a multi-year period. In addition, any deterioration of the United States and global credit markets could adversely impact our ability to complete sales of our products and services, including maintenance and support renewals. Any of these prolonged events, as well as a general weakening of, or declining corporate confidence in, the United States and global economy, or a curtailment in government or corporate spending could delay or decrease customer purchases, and adversely affect our business, financial condition, and results of operations.

Businesses and industries throughout the world are very tightly connected to each other. Thus, financial developments seemingly unrelated to us or to our industry may adversely affect us over the course of time. For example, material increases in applicable interest rate benchmarks may increase the payment costs for any of our debt. Credit contraction in financial markets may hurt our ability to access credit in the event that we require significant access to credit for other reasons. Similarly, volatility in our stock price due to seemingly unrelated financial developments could hurt our ability to raise capital for the financing of acquisitions or other reasons. Any of these events, or any other events caused by turmoil in domestic or international financial markets, may have a material adverse effect on our business, operating results, and financial condition.

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We may not be able to generate sufficient cash to service any indebtedness that we may incur from time to time, which could force us to sell assets, cease operations, or take other detrimental actions for our business.

Our ability to make scheduled payments on or to refinance any debt obligations that we may incur depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We cannot ensure that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on any indebtedness.

If our cash flows and capital resources are at any time insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, restructure or refinance our indebtedness, or reduce or cease operations. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other operating obligations.

The terms of the Registrant’s convertible notes will restrict our financing flexibility.

The terms of convertible notes issued by the Company as part of the 2016 Private Placement and 2017 Private Placement contain standard negative covenants customary for transactions of this type. These negative covenants may preclude or restrict the ability of the Registrant to effect future debt and convertible debt financings without the prior approval of holders of the convertible notes. The events of default are also customary for transactions of this type, including default in timely payment of principal or interest, failure to observe or perform any covenant or agreement contained in the convertible note and other transaction documents, the commencement of bankruptcy or insolvency proceedings, failure to timely deliver conversion shares underlying the convertible notes, and failure to timely file Exchange Act filings. In the event that the Registrant triggers one of these event of default provisions, the holders of the convertible notes have the ability to foreclose on substantially all of the assets of the Registrant which would result in the cessation of our operations.

Our revenues have been unstable, which creates difficulty in generating forecasts and managing profitability, and may hinder investment.

Our revenues have been unstable. Accordingly, it is difficult for us to manage and forecast our gross profit and our earnings. These conditions may adversely impact our future financial performance and may hinder our ability to attract investors.

The length of our sales cycle can fluctuate significantly, resulting in significant fluctuations in revenue recognition.

The decision by a customer to purchase our products often involves a comprehensive implementation process across the customer’s network or networks. As a result, licenses of these products may entail a significant commitment of resources by prospective customers, accompanied by the attendant risks and delays frequently associated with significant expenditures and lengthy sales cycles and implementation procedures. Given the significant investment and commitment of resources required by an organization to implement the type of software we supply, our sales cycle may be longer compared to other companies within our own industry, as well as companies in other industries. In the current economic environment, it is not uncommon to see reduced information technology spending. It may take several months, or even several quarters, for marketing opportunities to materialize. If a customer’s decision to license our software is delayed or if the installation of our products takes longer than originally anticipated, the date on which we may recognize revenues from these licenses would be delayed. Such delays could cause our revenues to be lower than expected in a particular period.

Any significant reduction in the sales efforts or cooperative efforts from our partners could materially impact our revenues.

We rely on close cooperation with our reseller and channel partners for sales and product development as well as for the optimization of opportunities that arise in our competitive environment. In particular, the success of our reseller program, IntelliCloud, is entirely dependent upon our relationships with resellers of multi-functional devices, which are currently being purchased by current and potential customers in our target markets. Our success will depend, in part, upon our ability to maintain access to existing channels of distribution and to gain access to new channels if and when they develop. We may not be able to retain a sufficient number of our existing partners or develop a sufficient number of future partners. We are unable to predict the extent to which our partners will be successful in marketing and licensing our products. A reduction in partner cooperation or sales efforts, or a decline in the number of channels, could materially reduce revenues.

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We need to continue to develop new technologically-advanced products that successfully integrate with the software products and enhancements used by our customers.

Our success depends upon our ability to design, develop, test, market, license, and support new software products and enhancements of current products on a timely basis in response to both competitive threats and marketplace demands. Recent examples of significant trends in the software industry include cloud computing, mobility, social media, networking, browser, and software as a service. In addition, software products and enhancements must remain compatible with standard platforms and file formats. Often, we must integrate software licensed or acquired from third parties with our proprietary software to create or improve our products. If we are unable to achieve a successful integration with third-party software, we may not be successful in developing and marketing our new software products and enhancements. If we are unable to successfully integrate third-party software to develop new software products and enhancements to existing products, or to complete products currently under development which we license or acquire from third parties, our operating results will materially suffer. In addition, if the integrated or new products or enhancements do not achieve acceptance by the marketplace, our operating results will materially suffer. Also, if new industry standards emerge that we do not anticipate or adapt to, our software products could be rendered obsolete and, as a result, our business and operating results, as well as our ability to compete in the marketplace, would be materially harmed.

If our products and services do not gain market acceptance, our operating results may be negatively affected.

We intend to pursue our strategy of growing the capabilities of our document solutions software offerings through our proprietary research and the development of new product offerings. In response to customer demand, it is important to our success that we continue: (i) to enhance our products, and (ii) to seek to set the standard for document solutions capabilities in the small-to-medium market. The primary market for our software and services is rapidly evolving, due to the nature of the rapidly changing software industry, which means that the level of acceptance of products and services that have been released recently or that are planned for future release by the marketplace is not certain. If the markets for our products and services fail to develop, develop more slowly than expected or become subject to increased competition, our business may suffer. As a result, we may be unable to: (i) successfully market our current products and services, (ii) develop new software products, services and enhancements to current products and services, (iii) complete customer installations on a timely basis, or (iv) complete products and services currently under development. In addition, increased competition could put significant pricing pressures on our products, which could negatively impact our margins and profitability. If our products and services are not accepted by our customers or by other businesses in the marketplace, our business and operating results will be materially affected.

If we are unable to continue to attract new customers, our growth could be slower than we expect.

We believe that our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenue in the future will depend, in part, upon continually attracting new customers and obtaining subscription renewals to our solutions from those customers. If we fail to attract new customers our revenue may grow more slowly than expected and our business may be harmed.

A significant downturn in our business may not be immediately reflected in our operating results because of the way we recognize revenue.

We recognize revenue from subscription agreements ratably over the terms of these agreements, which are typically one year. As a result, a significant portion of the revenue we report in each quarter is generated from customer agreements entered into during previous periods, which is reflected as deferred revenue on our balance sheet. Consequently, a decline in new or renewed subscriptions, or a downgrade of renewed subscriptions to less-expensive editions, in any one quarter may not be fully reflected in our revenue in that quarter, and may negatively affect our revenue in future quarters. If contracts having significant value expire and are not renewed or replaced at the beginning of a quarter or are downgraded, our revenue may decline significantly in that quarter and subsequent quarters.

Our profitability in the short term may be affected by rapid growth in our customer base.

Expenses, such as sales commissions, are generally incurred upfront; however most of our revenue is recognized over the life of the applicable agreements. Therefore, increased sales will result in our recognition of more costs than revenue during the early periods covered by such agreements, even in cases where the agreements are expected to be profitable for us over their full terms. As a result, our short-term operating results may suffer.

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If we are unable to increase market awareness of our company and our solutions, our revenue may not continue to grow, or may decline.

Market awareness of our capabilities and solutions is essential to our ability to generate new leads for expanding our business and our continued growth. If we fail to sufficiently invest in our marketing programs or they are unsuccessful in creating market awareness of our company and solutions, our business may be harmed.

Reduced IT or enterprise software spending may adversely impact our business.

Our business depends on the overall demand for IT and enterprise software spend and on the economic health of our current and prospective customers. Any meaningful reduction in IT or enterprise software spending or weakness in the economic health of our current and prospective customers could harm our business in a number of ways, including longer sales cycles and lower prices for our solutions.

Security breaches may harm our business.

Any security breaches, unauthorized access, unauthorized usage, virus or similar breach or disruption could result in loss of confidential information, damage to our reputation, early termination of our contracts, litigation, regulatory investigations or other liabilities. If our security measures or those of our third-party data centers are breached as a result of third-party action, employee error, malfeasance or otherwise and, as a result, someone obtains unauthorized access to customer data, our reputation could be damaged, our business may suffer and we could incur significant liability.

The United States has laws and regulations relating to data privacy, security, and retention and transmission of information. We have certain measures to protect our information systems against unauthorized access and disclosure of our confidential information and confidential information belonging to our customers. We have policies and procedures in place dealing with data security and records retention. However, there is no assurance that the security measures we have put in place will be effective in every case.

There has been an increase in the number of private privacy-related lawsuits filed against companies in recent years. In addition, we are unable to predict what additional legislation or regulation in the area of privacy of personal information could be enacted and what effect that could have on our operations and business. Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy-related matters, even if unfounded and even if we are in compliance with applicable laws, could damage our reputation and harm our business.

Breaches, or perceived breaches, in security could result in a negative impact for us and for our customers, potentially affecting our business, assets, revenues, brand, and reputation, and resulting in penalties, fines, litigation, and other potential liabilities, in each case depending upon the nature of the information disclosed. These risks to our business may increase as we expand the number of products and services we offer.

Our business may become substantially dependent upon the continued adoption of cloud-based software solutions.

We expect to derive a significant part of our revenue from the sale of subscriptions for our cloud-based platform. We do not know whether the trend of adoption of enterprise cloud-based software solutions we have experienced in the past will continue in the future. Many organizations have invested substantial personnel and financial resources to integrate on-premise software tools into their businesses, and some have been reluctant or unwilling to migrate to cloud-based software solutions. Furthermore, some organizations, particularly enterprises upon which we are dependent, have been reluctant or unwilling to use cloud-based solutions because they have concerns regarding the risks associated with the security of their data and the reliability of the technology delivery model associated with these solutions. In addition, if we or other cloud-based providers experience security incidents, loss of customer data, disruptions in delivery or other problems, the market for cloud-based software solutions as a whole, including for our solutions, may be negatively impacted. If the adoption of cloud-based software solutions does not continue at the rate we anticipate, the market for these solutions may stop developing or may develop more slowly than we expect, either of which would harm our operating results.

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Our data center infrastructure capacity may affect our service.

As we experience growth in the number of users and amount of data that our hosting infrastructure supports, we will need to acquire additional hosting infrastructure. We seek to maintain excess capacity to facilitate the rapid provision of new customer deployments and the expansion of existing customer deployments. However, the provisioning of new data center infrastructure requires lead time. If we do not accurately predict our infrastructure capacity requirements with sufficient lead time, our customers could experience service impairment that may subject us to financial penalties and liabilities and cause us to lose customers. If our data center infrastructure capacity fails to keep pace with increased subscriptions, customers may experience delays or reductions in the quality of our service as we seek to obtain additional capacity, which could harm our reputation and harm our business.

Any disruption of service at data centers that house our equipment and deliver our solutions could harm our business.

Our users expect to be able to access our solutions 24-hours a day, seven-days a week, without interruption. We have computing and communications hardware operations located in data centers owned and operated by third parties. We do not control the operation of these data centers and we are therefore vulnerable to any security breaches, power outages or other issues the data centers experience. We expect that we will experience interruptions, delays and outages in service and availability from time to time.

The owners of our data centers have no obligation to renew agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, we may be required to move to new data centers, and we may incur significant costs and possible service interruption in connection with doing so.

These data centers are vulnerable to damage or interruption from human error, malicious acts, earthquakes, hurricanes, tornados, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. The occurrence of a natural disaster or an act of terrorism, vandalism or other misconduct, or a decision to close the data centers without adequate notice or other unanticipated problems could result in lengthy interruptions in availability of our solutions.

Any changes in third-party service levels at our data centers or any errors, defects, disruptions or other performance problems with our solutions could harm our reputation and may damage our customers’ businesses. Interruptions in availability of our solutions might reduce our revenue, cause us to issue credits to customers, subject us to potential liability, and cause customers to terminate their subscriptions or decide not to renew their subscriptions with us.

If our existing customers fail to renew their support agreements, or if customers do not license updated products on terms favorable to us, our revenues could be adversely affected.

We currently derive a significant portion of our overall revenues from maintenance services and software subscriptions, and we depend on our installed customer base for future revenue from maintenance services and software subscriptions and licenses of updated products. The IT industry generally has been experiencing increasing pricing pressure from customers when purchasing or renewing support agreements. Moreover, the trend towards consolidation in certain industries that we serve, such as financial services and telecommunications, could result in a reduction of the software and hardware being serviced and put pressure on our maintenance terms with customers who have merged. Given this environment, there can be no assurance that our current customers will renew their maintenance agreements or agree to the same terms when they renew, which could result in our reducing or losing maintenance fees. If our existing customers fail to renew their maintenance agreements, or if we are unable to generate additional maintenance fees through the licensing of updated products to existing or new customers, our business and future operating results could be adversely affected.

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The loss of a major customer or the failure to collect a large account receivable could negatively affect our results of operations and financial condition.

Revenues from the Registrant’s services to a limited number of customers have accounted for a substantial percentage of the Registrant’s total revenues. For the nine months ended September 30, 2017 and 2016, the Registrant’s two largest customers accounted for approximately 10% and 9%, respectively, of the Registrant’s revenues for each of those respective periods. For the nine months ended September 30, 2017 and 2016 government contracts represented approximately 42% and 41%, respectively, of the Registrant’s net revenue. Due to their dependence on state, local and federal budgets, government contracts carry short terms, typically less than 18 months. The loss of a meaningful percentage of government contracts could materially affect our business and operating results.

Our investment in our current research and development efforts may not provide a sufficient, timely return.

The development of document solutions software products is a costly, complex, and time-consuming process, and the investment in document solutions software product development often involves a long wait until a return is achieved on such an investment. When cash is available, we make and will continue to make significant investments in software research and development and related product opportunities. Investments in new technology and processes are inherently speculative. Commercial success depends on many factors including the degree of innovation of the products developed through our research and development efforts, sufficient support from our strategic partners, and effective distribution and marketing. Accelerated product introductions and short product life cycles require high levels of expenditures for research and development. These expenditures may adversely affect our operating results if they are not offset by increased revenues. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts in order to maintain our competitive position. However, significant revenues from new product and service investments may not be achieved for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may not be as high as the margins we have experienced for our current or historical products and services.

Product development is a long, expensive, and uncertain process, and we may terminate one or more of our development programs.

We may determine that certain product candidates or programs do not have sufficient potential to warrant the continued allocation of resources. Accordingly, we may elect to terminate one or more of our programs for such product candidates. If we terminate a product in development in which we have invested significant resources, our prospects may suffer, as we will have expended resources on a project that does not provide a return on our investment and we may have missed the opportunity to have allocated those resources to potentially more productive uses, and this may negatively impact our business operating results or financial condition.

The use of open-source software in our products may expose us to the risk of having to disclose the source code to our product, rendering our software no longer proprietary and reducing or eliminating its value.

Certain open-source software is licensed pursuant to license agreements that require a user who distributes the open-source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. This effectively renders what was previously proprietary software open-source software. As competition in our markets increases, we must strive to be cost-effective in our product development activities. Many features we may wish to add to our products in the future may be available as open-source software, and our development team may wish to make use of this software to reduce development costs and speed up the development process. While we carefully monitor the use of all open-source software and try to ensure that no open-source software is used in such a way as to require us to disclose the source code to the related product, such use could inadvertently occur. Additionally, if a third party has incorporated certain types of open-source software into its software but has failed to disclose the presence of such open-source software, and we embed that third-party software into one or more of our products, we could, under certain circumstances, be required to disclose the source code to our product. This could have a material adverse effect on our business.

Failure to protect our intellectual property could harm our ability to compete effectively.

We are highly dependent on our ability to protect our proprietary technology. We rely on a combination of intellectual property laws, trademark laws, as well as non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. We intend to protect our rights vigorously; however, there can be no assurance that these measures will be successful. Enforcement of our intellectual property rights may be difficult or cost prohibitive. While U.S. copyright laws may provide meaningful protection against unauthorized duplication of software, software piracy has been, and is expected to be, a persistent problem for the software industry, and piracy of our products represents a loss of revenue to us. Certain of our license arrangements may require us to make a limited confidential disclosure of portions of the source code for our products, or to place such source code into escrow for the protection of another party. Although we will take considerable precautions, unauthorized third parties, including our competitors, may be able to: (i) copy certain portions of our products, or (ii) reverse engineer or obtain and use information that we regard as proprietary. Also, our competitors could independently develop technologies that are perceived to be substantially equivalent or superior to our technologies. Our competitive position may be adversely affected by our possible inability to effectively protect our intellectual property.

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Any claim that we infringe on a third party’s intellectual property could materially increase costs and materially harm our ability to generate future revenues and profits.

Claims of infringement are becoming increasingly common as the software industry develops and as related legal protections, including patents are applied to software products. Although we are not aware of any infringement on the rights of third parties, third parties may assert infringement claims against us in the future. Although most of our technology is proprietary in nature, we do include certain third-party software in our products. In these cases, this software is licensed from the entity holding the intellectual property rights. Although we believe that we have secured proper licenses for all third-party software that is integrated into our products, third parties may assert infringement claims against us in the future. The third parties making these assertions and claims may include non-practicing entities (known as “patent trolls”) whose business model is to obtain patent-licensing revenues from operating companies, such as ours. Any such assertion, regardless of merit, may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. Such licenses may not be available, or they may not be available on reasonable terms. In addition, such litigation could be time-consuming, disruptive to our ability to generate revenues or enter into new market opportunities, and may result in significantly increased costs as a result of our defense against those claims or our attempt to license the intellectual property rights or rework our products to avoid infringement of third-party rights to ensure they comply with judicial decisions. Our agreements with our partners and end-users typically contain provisions that require us to indemnify them, with certain limitations on the total amount of such indemnification, for damages sustained by them as a result of any infringement claims involving our products. Any of the foregoing results of an infringement claim could have a significant adverse impact on our business and operating results, as well as our ability to generate future revenues and profits.

The loss of licenses to use third-party software or the lack of support or enhancement of such software could adversely affect our business.

We currently depend upon a limited number of third-party software products. If such software products were not available, we might experience delays or increased costs in the development of our products. In certain instances, we rely on software products that we license from third parties, including software that is integrated with internally-developed software, and which is used in our products to perform key functions. These third-party software licenses may not continue to be available to us on commercially reasonable terms, and the related software may not continue to be appropriately supported, maintained, or enhanced by the licensors. The loss by us of the license to use, or the inability by licensors to support, maintain, and enhance any of such software, could result in increased costs or in delays or reductions in product shipments until equivalent software is developed or licensed and integrated with internally-developed software. Such increased costs or delays or reductions in product shipments could adversely affect our business.

Current and future competitors could have a significant impact on our ability to generate future revenues and profits.

The markets for our products are intensely competitive, and are subject to rapid technological change and other pressures created by changes in our industry. The convergence of many technologies has resulted in unforeseen competitors arising from companies that were traditionally not viewed as threats to our marketplace. We expect competition to increase and intensify in the future as the pace of technological change and adaptation quickens, and as additional companies enter our markets, including those competitors who offer similar products and services to ours, but offer them through a different form of delivery. Numerous releases of competitive products have occurred in recent history and are expected to continue in the future. We may not be able to compete effectively with current competitors and potential entrants into our marketplace. We could lose market share if our current or prospective competitors: (i) introduce new competitive products, (ii) add new functionality to existing products, (iii) acquire competitive products, (iv) reduce prices, or (v) form strategic alliances with other companies. If other businesses were to engage in aggressive pricing policies with respect to competing products, or if the dynamics in our marketplace resulted in increased bargaining power by the consumers of our products and services, we would need to lower the prices we charge for the products we offer. This could result in lower revenues or reduced margins, either of which could materially and adversely affect our business and operating results. Additionally, if prospective consumers choose other methods of document solutions delivery, different from those that we offer, our business and operating results could also be materially and adversely affected.

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Consolidation in the industry, particularly by large, well-capitalized companies, could place pressure on our operating margins which could, in turn, have a material adverse effect on our business.

Acquisitions by large, well-capitalized technology companies have changed the marketplace for our goods and services by replacing competitors that are comparable in size to our company with companies that have more resources at their disposal to compete with us in the marketplace. In addition, other large corporations with considerable financial resources either have products that compete with the products we offer, or have the ability to encroach on our competitive position within our marketplace. These companies have considerable financial resources, channel influence, and broad geographic reach; thus, they can engage in competition with our products and services on the basis of sales price, marketing, services, or support. They also have the ability to introduce items that compete with our maturing products and services. The threat posed by larger competitors and their ability to use their better economies of scale to sell competing products and services at a lower cost may materially reduce the profit margins we earn on the goods and services we provide to the marketplace. Any material reduction in our profit margin may have a material adverse effect on the operations or finances of our business, which could hinder our ability to raise capital in the public markets at opportune times for strategic acquisitions or general operational purposes, which may prevent effective strategic growth or improved economies of scale or put us at a disadvantage to our better-capitalized competitors.

We must manage our internal resources during periods of company growth, or our operating results could be adversely affected.

The document solutions market has continued to evolve at a rapid pace. If we are successful in growing the Registrant, any growth will place significant strains on our administrative and operational resources, and increase demands on our internal systems, procedures and controls. Our administrative infrastructure, systems, procedures and controls may not adequately support our operations. In addition, our management may not be able to achieve a rapid, effective execution of the product and business initiatives necessary to successfully implement our operational and competitive strategy. If we are unable to manage growth effectively, our operating results will likely suffer which may, in turn, adversely affect our business.

If we are not able to attract and retain top employees, our ability to compete may be harmed.

Our performance is substantially dependent on the performance of our executive officers and key employees. The loss of the services of any of our executive officers or other key employees could significantly harm our business. Our success is also highly dependent upon our continuing ability to identify, hire, train, retain, and motivate highly-qualified management, technical, sales, and marketing personnel. In particular, the recruitment of top research developers and experienced salespeople remains critical to our success. Competition for such people is intense, substantial, and continuous, and we may not be able to attract, integrate, or retain highly-qualified technical, sales, or managerial personnel in the future. In addition, in our effort to attract and retain critical personnel, we may experience increased compensation costs that are not offset by either improved productivity or higher prices for our products or services.

The market price of our common stock may limit the appeal of certain alternative compensation structures that we might offer to the high-quality employees we seek to attract and retain.

If the market price of our common stock performs poorly, such performance may adversely affect our ability to retain or attract critical personnel. For example, if we were to offer options to purchase shares of our common stock as part of an employee’s compensation package, the attractiveness of such a compensation package would be highly dependent upon the performance of our common stock.

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In addition, any changes made to any of our compensation practices which are made necessary by governmental regulations or competitive pressures could adversely affect our ability to retain and motivate existing personnel and recruit new personnel. For example, any limit to total compensation which may be prescribed by the government, or any significant increases in personal income tax levels in the United States, may hurt our ability to attract or retain our executive officers or other employees whose efforts are vital to our success.

Any unauthorized, and potentially improper, actions of our personnel could adversely affect our business, operating results, and financial condition.

The recognition of our revenue depends on, among other things, the terms negotiated in our contracts with our customers. Our personnel may act outside of their authority and negotiate additional terms without our knowledge. We have implemented policies to help prevent and discourage such conduct, but there can be no assurance that such policies will be followed. For instance, in the event that our sales personnel negotiate terms that do not appear in the contract and of which we are unaware, whether the additional terms are written or verbal, we could be prevented from recognizing revenue in accordance with our plans. Furthermore, depending on when we learn of unauthorized actions and the size of the transactions involved, we may have to restate revenue for a previously reported period, which would seriously harm our business, operating results, and financial condition.

Unexpected events may materially harm our ability to align our incurrence of expenses with our recognition of revenues.

We incur operating expenses based upon anticipated revenue trends. Because a high percentage of these expenses are relatively fixed, a delay in recognizing revenues from transactions related to these expenses (which delay may be due to the factors described elsewhere in this section or may be due to other factors) could cause significant variations in operating results from quarter to quarter, and such a delay could materially reduce operating income. If these expenses are not subsequently matched by revenues, our business, financial condition, or results of operations could be materially and adversely affected.

We may fail to achieve our financial forecasts due to the inherent difficulties in making predictions of market activity.

Our revenues and particularly our new software license revenues are difficult to forecast, and, as a result, our actual operating results can differ significantly from our estimates, and such differences may be material. We use an internal customer relationship management system to manage all of our “sales funnel” activities. Information relating to existing and potential customers is updated weekly. The system provides us with estimates of future sales from existing and potential customers, the effectiveness of which relies solely on our ability to predict sales activity, both in a particular quarter and over longer periods of time. Many factors may affect actual sales activity, such as weakened economic conditions, which may cause our customers and potential customers to delay, reduce, or cancel IT-related purchasing decisions, and the tendency of some IT customers to wait until the end of a fiscal period in the hope of obtaining more favorable terms. If actual sales activity differs from our estimate, then we may have planned our activities and budgeted incorrectly and this may adversely affect our business and results of operations.

Our products may contain defects that could harm our reputation, be costly to correct, delay revenues, and expose us to litigation.

Our products are highly complex and sophisticated and, from time to time, may contain design defects or software errors that are difficult to detect and correct. Errors may be found in new software products or improvements to existing products after delivery to our customers. If these defects are discovered, we may not be able to successfully correct such defects in a timely manner. In addition, despite the extensive tests we conduct on all of our products, we may not be able to fully simulate the environment in which our products will operate and, as a result, we may be unable to adequately detect the design defects or software errors which may become apparent only after the products are installed in an end-user’s network. The occurrence of errors and failures in our products could result in the delay or the denial of market acceptance of our products, and alleviating such errors and failures may require us to make significant expenditure of our resources. The harm to our reputation resulting from product errors and failures may be materially damaging. Because we regularly provide a warranty with our products, the financial impact of fulfilling warranty obligations may be significant in the future. Our agreements with our strategic partners and end-users typically contain provisions designed to limit our exposure to claims. These agreements regularly contain terms such as the exclusion of all implied warranties and the limitation of the availability of consequential or incidental damages. However, such provisions may not effectively protect us against claims and the attendant liabilities and costs associated with such claims. Accordingly, any such claim could negatively affect our business, operating results or financial condition.

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A claim for damages, regardless of our responsibility for the failure, could expose us to liability.

We provide business management solutions that we believe are critical to the operations of our customers’ businesses and provide benefits that may be difficult to quantify. Any failure of a customer’s system installed by us or of the services offered by us could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we attempt to limit our contractual liability for damages resulting from negligent acts, errors, mistakes, or omissions in rendering our services, we cannot assure you that the limitations on liability we include in our agreements will be enforceable in all cases, or that those limitations on liability will otherwise protect us from liability for damages. There can be no assurance that any insurance coverage we may have in place will be adequate or that current coverages will remain available at acceptable costs. Successful claims brought in excess of any insurance coverage could seriously harm our business, prospects, financial condition, and results of operations. Even if not successful, large claims against us could result in significant legal and other costs and may be a distraction to our senior management.

Our products rely on the stability of infrastructure software that, if not stable, could negatively impact the effectiveness or reliability of our products, resulting in harm to our reputation and business.

Our development of internet and intranet applications depends and will continue to depend on the stability, functionality, and scalability of the infrastructure software of the underlying internet and intranet. If weaknesses in such infrastructure exist, we may not be able to correct or compensate for such weaknesses. If we are unable to address weaknesses resulting from problems in the infrastructure software such that our products do not meet customer needs or expectations, our reputation and, consequently, our business may be significantly harmed.

In addition, our business and operations are highly automated, and a disruption or failure of our systems may delay our ability to complete sales and to provide services. A major disaster or other catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could severely affect our ability to conduct normal business operations, which may materially and adversely affect our future operating results.

We may become involved in litigation that may materially adversely affect us.

From time to time in the ordinary course of our business, we may become involved in various legal proceedings, including commercial, product liability, employment, class action, and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results, or financial condition.

Our contracts with government clients subject us to risks including early termination, audits, investigations, sanctions, and penalties.

A significant portion of our revenues comes from contracts with the U.S. government, state and local governments, and their respective agencies, which may terminate most of these contracts at any time, without cause. The percentage of revenue from governmental contracts as a percentage of total revenue for the periods ended December 31, 2016 and December 31, 2015 were 40% and 42%, respectively. At this time, governments and their agencies are operating under increased pressure to reduce spending. Any federal government contracts are subject to the approval of appropriations being made by the U.S. Congress to fund the expenditures under those contracts. Similarly, any contracts at the state and local levels are subject to government funding authorizations. Additionally, government contracts are generally subject to audits and investigations that could result in various civil and criminal penalties and administrative sanctions, including termination of contracts, refund of a portion of fees received, forfeiture of profits, suspension of payments, fines and suspensions, or debarment from future government business.

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The Registrant is subject to the reporting requirements of federal securities laws, causing the Registrant to make significant compliance-related expenditures that may divert resources from other projects, thus impairing its ability to grow.

In 2012, Intellinetics Ohio became a subsidiary of the Registrant and, accordingly, Intellinetics Ohio is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Commission and furnishing audited reports to stockholders causes our expenses to be higher than they would have been if Intellinetics Ohio had remained privately held and had not become our subsidiary.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to continue to keep our compliance costs high in 2017 and beyond, and to make certain activities more time-consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

The elimination of monetary liability against our directors, officers, agents and employees under Nevada law, and the existence of indemnification rights to such persons, may result in substantial expenditures by the Registrant and may discourage lawsuits against our directors, officers, agents and employees.

Our articles of incorporation and bylaws contain provisions permitting us to eliminate the personal liability of our directors, officers, agents and employees to the Registrant and its stockholders for damages for breach of fiduciary duty to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Registrant incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, agents and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our Registrant from bringing a lawsuit against certain individuals for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers, agents and employees even though such actions, if successful, might otherwise benefit the Registrant and stockholders.

Risks Relating to Our Common Stock

Shares of our common stock that have not been registered under the Securities Act, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144 of the Securities Act, including those set forth in Rule 144.

Pursuant to Rule 144 of the Securities Act, a “shell company” is defined as a company that has no or nominal operations, and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a shell company pursuant to Rule 144 prior to 2012. Even though we are no longer a shell company, investors may be reluctant to invest in our securities because securities of a former shell company may not be as freely tradable as securities of companies that are not former “shell companies”. In addition, since the Registrant is a former shell company, stockholders with restricted securities cannot rely upon Rule 144 for sales of restricted securities in the event that the Registrant is not current in its filing obligations under the Exchange Act.

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Management exercises significant control over matters requiring stockholder approval which may result in the delay or prevention of a change in our control.

The officers, directors, and key employees of Intellinetics hold approximately 23% of the beneficial ownership of our outstanding common stock. As a result, the management and key employees of Intellinetics have a significant portion of the voting power over all matters requiring stockholder approval, including the election of our directors and approval of significant corporate transactions. This concentration of ownership in the management and key employees of Intellinetics may also have the effect of delaying or preventing a change in control of the Registrant that may be otherwise viewed as beneficial by stockholders other than Intellinetics’ management.

Our shares are quoted on the OTCQB and are subject to limited trading, a high degree of volatility, and liquidity risk.

Our common stock is currently quoted on the OTCQB. Shares of our common stock have had very limited and sporadic trading in the past. As such, we believe our stock price to be more volatile and the share liquidity characteristics to be of higher risk than if we were listed on one of the national exchanges. Due to this volatility, our stock price as quoted by the OTCQB may not reflect an actual or perceived value of our common stock. In the past, several days have passed between trades in our common stock, meaning that at any given time, there may be few or no investors interested in purchasing our common stock at or near ask prices. This limited trading, volatility, and liquidity risk is attributable to 1) the fact that we are a small company relatively unknown to stock analysts, brokers, and institutional or other investors, and 2) analysts, brokers, and investors may also be hesitant to follow a company such as ours that faces substantial doubt about its ability to continue as a going concern. Finally, if our stock were no longer quoted on the OTCQB, the ability to trade our stock would become even more limited and investors might not be able to sell their shares. Consequently, investors must be prepared to bear the economic risk of holding the securities for an indefinite period of time. There is no assurance that a more active market for our common stock will develop or be sustained, which limits the liquidity of our common stock, and could have a material adverse effect on the price of our common stock and our ability to raise capital.

Shares eligible for future sale may adversely affect the market price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 of the Securities Act, promulgated under the Securities Act, subject to certain limitations. Any substantial sale of our common stock pursuant to Rule 144 may have an adverse effect on the market price of our common stock.

The price of our common stock may fluctuate significantly.

The common stock of public companies can experience extreme price and volume fluctuations. These fluctuations often have been unrelated or out of proportion to the operating performance of such companies. We expect our stock price to be similarly volatile. These broad market fluctuations may continue and could harm our stock price. Any negative change in the public’s perception of the prospects of our business or companies in our industry could also depress our stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

●	Variations in operating results;
●	Announcements of technological innovations, new products or product enhancements, strategic alliances, or significant agreements by us or by competitors;
●	Recruitment or departure of key personnel;
●	Litigation, legislation, regulation, or technological developments that adversely affect our business; and
●	Market conditions in our industry, the industries of our customers, and the economy as a whole.

Further, the stock market in general, and securities of smaller companies in particular, can experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. You should also be aware that price volatility might be worse if the trading volume of our common stock is low.

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The volatility of our stock price could lead to losses by stockholders.

The market price of our common stock may be subject to wide fluctuations in response to: (i) quarterly and annual variations in operating results, (ii) announcements of technological innovations or new products that are relevant to our industry, or (iii) other events or factors. In addition, financial markets experience significant price and volume fluctuations that particularly affect the market prices of equity securities of many technology companies. These fluctuations have often resulted from the failure of such companies to meet market expectations in a particular quarter, and thus such fluctuations may or may not be related to the underlying operating performance of such companies. Broad market fluctuations or any failure of our operating results in a particular quarter to meet market expectations may adversely affect the market price of our common stock. Occasionally, periods of volatility in the market price of a company’s securities may lead to the institution of securities class action litigation against a company. Due to the volatility of our stock price, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management’s attention and resources, each of which would have a material adverse effect on our business and operating results.

Our common stock may be subject to the “penny stock” rules of the SEC, which makes transactions in our common stock more cumbersome and could adversely affect trading in our common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a market price of less than $5.00 per share, subject to exceptions. The rules require that a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that before a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. Our common stock has never traded above $5.00 per share, and as such the holders of our common stock or other of our securities may find it more difficult to sell their securities.

The Registrant has outstanding warrants having a “cashless exercise” feature.

As part of offerings of equity and debt in 2015, 2016, and 2017, the Registrant issued warrants to purchase an aggregate of 5,926,627 shares of common stock. The warrants have a cashless exercise feature giving the holders the option of not paying cash to exercise the warrants but gives the holder the right to surrender a portion of the warrants to the Registrant as full payment of the exercise price and receive shares equal to the difference between the exercise price and the price of the shares at the time of exercise. The Registrant would not receive any proceeds from the exercise of warrants issued to the holder, causing dilution to existing stockholders with no corresponding influx of capital. This may affect our ability to raise additional equity capital.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not expect to pay any dividends on our common stock for the foreseeable future.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. The declaration, payment, and amount of any future dividends, if any, will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors that the board of directors considers relevant. In addition, any future credit facilities we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock.

The Selling Stockholders will have the potential of selling a significant percentage of our common stock from time to time under this prospectus, which may have an adverse impact on our trading and the market price of our shares.

The potential number of shares of common stock that may be sold by the Selling Stockholders may have an adverse effect on the public market of our stock. Because of the large number of shares that may be issued from time to time on conversion of our convertible notes by the Selling Stockholders, there may be an adverse effect on the market because of the quantity and regularity of conversion and sale of those shares, or even the potential of those shares being sold. Therefore, there may be limited demand and excessive price and volume volatility.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into this prospectus by reference contain, and we may from time to time make, forward-looking statements. From time to time in the future, we may make additional forward-looking statements in presentations, at conferences, in press releases, in other reports and filings and otherwise. Forward-looking statements are all statements other than statements of historical fact, including statements that refer to plans, intentions, objectives, goals, targets, strategies, hopes, beliefs, projections, prospects, expectations or other characterizations of future events or performance, and assumptions underlying the foregoing. The words “may”, “could”, “should”, “would”, “will”, “project”, “intend”, “continue”, “believe”, “anticipate”, “estimate”, “forecast”, “expect”, “plan”, “potential”, “opportunity”, “scheduled”, “goal”, “target” and “future”, variations of such words, and other comparable terminology and similar expressions and references to future periods are often, but not always, used to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about the following:

●	our prospects, including our future business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, backlog of orders and revenue, our targeted growth rate, our goals for future revenues and earnings, and our expectations about realizing the revenues in our backlog and in our sales pipeline;

●	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the current economic and market conditions and their effects on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

●	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, capital expenditures, liquidity, financial condition and results of operations;

●	our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

●	our markets, including our market position and our market share;

●	our ability to successfully develop, operate, grow and diversify our operations and businesses;

●	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

●	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

●	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

●	industry trends and customer preferences and the demand for our products, services, technologies and systems;

●	the nature and intensity of our competition, and our ability to successfully compete in our markets;

●	business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships; and

●	the effects on our business, financial condition and results of operations of litigation, warranty claims and other claims and proceedings that arise from time to time.

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Any forward-looking statements we make are based on our current plans, intentions, objectives, goals, targets, strategies, hopes, beliefs, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” as well as other risks, uncertainties and factors discussed elsewhere in this prospectus, in documents that we include as exhibits to or incorporate by reference in this prospectus, and in other reports and documents we from time to time file with or furnish to the SEC. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.

Any forward-looking statements contained in this prospectus speak only as of the date of this prospectus, and any other forward-looking statements we make from time to time in the future speak only as of the date they are made. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.

USE OF PROCEEDS

The Selling Stockholders are selling shares of common stock underlying the convertible notes covered by this prospectus for their own accounts. We will not receive any proceeds from sale of the shares of common stock covered by this prospectus by the Selling Stockholders.

PRICE RANGE OF COMMON STOCK

Our common stock is available for quotation on the OTCQB, under the symbol “INLX.” These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter (or portion thereof) as reported on the OTCBB, as applicable, since January 1, 2016.

Common Stock

Quarter Ended	High	Low

December 31, 2017	$0.36	$0.12
September 30, 2017	0.75	0.21
June 30, 2017	0.90	0.58
March 31, 2017	0.97	0.83
December 31, 2016	0.89	0.49
September 30, 2016	1.09	0.83
June 30, 2016	1.30	0.76
March 31, 2016	1.13	0.85

On January 25, 2018, the closing price of our Common Stock, as reported by the OTCQB, was $0.17.

HOLDERS OF COMMON STOCK

As of January 25, we had 86 stockholders of record. Such number of record stockholders does not include additional stockholders whose shares are held in street or nominee name by banks, brokerage firms, and other institutions on their behalf.

DIVIDEND POLICY

Dividends may be declared and paid out of legally available funds at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors. We currently intend to utilize all available funds to develop our business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial conditions and results of operations of the Registrant for the fiscal years ended December 31, 2016, and 2015 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus.

This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors set forth in the section titled “Risk Factors” of this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition accrued expenses, financing operations, contingencies and litigation. We base our estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carry value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this prospectus for the year ended December 31, 2016.

Recent Developments

Issuance of Convertible Notes

On October 30, 2017, the Registrant commenced a private offering of securities with certain accredited investors, for the sale of up to $2,150,000 of 8% secured convertible notes, convertible into shares of common stock, par value $.001, of the Registrant, at a conversion price of $0.20 per share (the “2017 Private Placement”). The 2017 Private Placement, which had multiple closings, was completed on November 29, 2017.

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Retirement of Debt

On November 17, 2017, proceeds from the issuance of convertible promissory notes in the amount of $525,000 were used in a negotiated settlement with the Ohio State Development Authority to retire two promissory notes with principal, accrued interest, and accrued fees totaling $943,216.

Company Overview

Intellinetics is a Nevada holding company incorporated in 1997, with a single operating subsidiary, Intellinetics Ohio. Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of Intellinetics as a result of a reverse merger and recapitalization.

The Registrant is a document solutions software development, sales and marketing company serving both the public and private sectors. The Registrant’s software platform allows customers to capture and manage all documents across operations such as scanned hard-copy documents and all digital documents including those from Microsoft Office 365, digital images, audio, video and emails. The Registrant’s solutions create value for customers by making it easy to connect business-critical documents to the processes they drive by making them easy to find, secure and compliant.

Customers obtain use of the Registrant’s software by either purchasing it for installation onto their equipment, referred to as a “premise” model, or by accessing the platform via the Internet, referred to as a “cloud-based” or “software as a service” (“SaaS”) model. The Registrant anticipates that the provision of “cloud” application services, or SaaS cloud-based customer activation, will increase over time and become the priority in the market and the most significant strategic part of its revenue growth opportunity. Our revenues from cloud-based delivery of our software, including hosting services, as a percentage of total revenue for the period ended December 31, 2016 and 2015, were 20% and 12%, respectively.

Revenues

Revenues are generated from the licensing, subscription and maintenance of our enterprise software products and from professional services fees in connection with the implementation and integration of software applications. Our revenues, especially our license revenues, are impacted by the effectiveness of our sales and marketing efforts and the competitive strength of our software products, as well as general economic and industry conditions.

For our sales of software, our customer base has traditionally been made up of customers with larger projects that can take as much as nine months to two years to complete. For these projects, our policy is to recognize revenue on the percentage of completion basis, measured by the percentage of labor hours incurred to date to estimated total labor hours for each contract, or on a completed contract basis when dependable estimates are not available.

Cost of Revenues

We maintain a staff of software design engineers, developers, installers and customer support personnel, dedicated to the development and implementation of customer applications, customer support and maintenance of deployed software applications. While the total costs related to these personnel are relatively consistent from period to period, the cost of revenues categories to which these costs are charged may vary depending on the type of work performed by our staff.

Costs of revenues also include the costs of server hosting and SaaS applications, as well as certain third-party costs and hardware costs incurred. Third-party and hardware costs may vary widely from quarter to quarter.

Sales and Marketing Expenses

Sales expenses consist of compensation and overhead associated with the development and support of our channel sales network, as well as our direct sales efforts. Marketing expenses consist primarily of compensation and overhead associated with the development and production of product marketing materials, as well as promotion of the Registrant’s products through the trade and industry.

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General and Administrative Expenses

General and administrative expenses consist of the compensation and overhead of administrative personnel and professional services firms performing administrative functions, including management, accounting, finance and legal services, plus expenses associated with infrastructure, including depreciation, information technology, telecommunications, facilities and insurance.

Interest, Net

Interest, net, consists primarily of interest expense associated with our notes payable. See Results of Operations – Interest Expense – Net, for additional information.

How We Evaluate our Business Performance and Opportunities

Major Quantitative and Qualitative Factors we Consider in the Evaluation of our Business

The major qualitative and quantitative factors we consider in the evaluation of our operating results include the following:

●	Our current strategy is to focus upon cloud-based delivery of our software products through channel partners. Historically, our revenues have mostly resulted from premise-based software licensing revenue and professional services revenue. Our observation of industry trends leads us to anticipate that cloud-based delivery will become our principal software business and a primary source of revenues for us, and we are beginning to see our customers migrate to cloud-based services. Accordingly, when we evaluate our results, we assess whether our cloud-based software revenues are increasing, relative to prior periods and relative to other sources of revenue. Additionally, we assess whether our sales resulting from relationships with channel partners are increasing, relative to prior periods and relative to direct sales to customers. Finally, we consider the number of channel partners with which we have a contract or other relationship to be an indicator of our performance and future results.

●	Our customer engagements often involve the development and licensing of customer-specific software solutions and related consulting and software maintenance services. When analyzing whether to undertake a particular customer engagement, we often consider all of the following factors as part of our overall strategy to grow the business: (i) the profit margins the project may yield, (ii) whether the project will allow us to enter a new geographic market, (iii) whether the project would enable us to demonstrate our capabilities to large national resellers, or (iv) whether the project would help to develop new product and service features that we could integrate into our suite of products, resulting in an overall product portfolio that better aligns with the needs of our target customers. As a result of this pipeline analysis, we may take on projects with a lower project margin if we determine that the project is valuable to our business for the other reasons discussed.

●	For direct sales, our sales cycle and implementation can be long, sometimes lasting 6-18 months. Even when a project begins, we often perform pre-installation assessment, project scoping, and implementation consulting. Therefore, when we plan our business and evaluate our results, we consider the revenue we expect to recognize from projects in our late-stage pipeline.

●	Our research and development efforts and expenses to create new software products are critical to our success. When developing new products or product enhancements, our developers collaborate with our own employees across a wide variety of job functions. We also gather in-depth feedback from our customers and channel partners. We evaluate new products and services to determine their likelihood of market success and their potential profitability.

●	We monitor our costs and capital needs to ensure efficiency as well as an adequate level of support for our business plan.

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Uncertainties, Trends, and Risks that can cause Fluctuations in our Operating Results

Our operating results have fluctuated significantly in the past and are expected to continue to fluctuate in the future due to a variety of factors. Factors that affect our operating results include the following:

●	our capital needs, and the costs at which we are able to obtain capital;

●	general economic conditions that affect the amount our customers are spending on their software needs, the cost at which we can provide software products and services, and the costs at which we can obtain capital;

●	the development of new products, requiring development expenses, product rollout, and market acceptance;

●	the length of our sales cycle;

●	the fact that many of our customers are governmental organizations, exposing us to the risk of early termination, audits, investigations, sanctions, and other penalties not typically associated with private customers;

●	our relationships with our channel partners, for purposes of product delivery, introduction to new markets and customers, and for feedback on product development;

●	our need to increase expenses at the beginning of a customer project, while associated revenue is recognized over the life of the project;

●	the potential effect of security breaches, data center infrastructure capacity, our use of open-source software, and governmental regulation and litigation over data privacy and security;

●	whether our clients renew their agreements and timely remit our accounts receivable;

●	whether we can license third-party software on reasonable terms;

●	our ability to protect and utilize our intellectual property; and

●	the effects of litigation, warranty claims, and other claims and proceedings.

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Due to all these factors and the other risks discussed in “Item 1.A Risk Factors” of this report, our results of operations should not be relied upon as an indication of our future performance. A comparison of our operating results with prior periods is not necessarily meaningful or indicative of future performance.

Results of Operations

Fiscal 2016 Compared with Fiscal 2015

Overview

We reported net losses of $1,576,311 and $3,921,428 for the twelve months ended December 31, 2016 and 2015, respectively, representing a decrease in net loss of $2,345,117 or 60%. We reported gross profit of $1,891,924 and $1,788,974 for the twelve months ended December 31, 2016 and 2015, respectively, representing an increase in gross profit of $102,950 or 6%. We reported operating expenses of $3,261,903 and $3,344,784 for the twelve months ended December 31, 2016 and 2015, respectively, representing a decrease in operating expenses of $82,881. The decrease in operating expenses year-over-year was principally related to legal and professional fees relating to the private placement of convertible notes sold, related interest expense, and share-based compensation granted to employees and directors of the Registrant, which were reduced relative to similar activities in 2015, and more than offset increases in sales and marketing expenses related to our continued support of the reseller channel.

Revenues

We reported total revenues of $2,601,733 and $2,336,991 for the twelve months ended December 31, 2016 and 2015, respectively, representing an increase of $264,742 or 11%. The net increase in total revenues year-over-year is attributable to several factors as described below.

Sale of Software

Revenues from the sale of software principally consist of sales of additional or upgraded software licenses and applications to existing customers and sales of software to our resellers. These software revenues were $390,583 and $601,141, for the twelve months ended December 31, 2016 and 2015, respectively, representing a decrease of $210,558, or 35%. The decrease year-over-year in sales was due to timing of larger direct sales projects and a market shift toward SaaS.

Sale of Software as a Service

For customers who wish to avoid the upfront costs of typical premises-based software installations, we provide access to our software solutions as a service, accessible through the internet. Our customers typically enter into our software as a service agreement for periods in excess of one year. Under these agreements, we generally provide access to the applicable software, data storage and related customer assistance and support. Our software as a service revenues were $525,282 and $281,899, for the twelve months ended December 31, 2016 and 2015, respectively, representing an increase of $243,383 or 86%. The increase in revenue year-over-year was primarily the result of more new customers choosing a cloud-based solution and expanded data storage and hosting fees.

Sale of Software Maintenance Services

Software maintenance services revenues consist of fees for post contract customer support services provided to license holders. These agreements allow our customers to receive technical support, enhancements and upgrades to new versions of our software products when and if available. A substantial portion of these revenues were generated from customers to whom we sold software in prior years who have continued to renew their maintenance agreements. The support and maintenance agreements typically have a term of 12 months. Our software maintenance support revenue was $988,690 and $941,531, for the twelve months ended December 31, 2016 and 2015, respectively, representing an increase of $47,159, or 5%. The increase in revenue year-over-year was primarily the result of new accounts gained through our growing sales channel partner network building on renewals of existing maintenance agreements.

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Sales of Professional Services

Professional services revenues consist of revenues from consulting, discovery, training, and advisory services to assist customers with document management needs. These revenues include those arrangements where we do not sell software license as an element of the overall arrangement. Professional services revenues were $502,952 and $382,717, for the twelve months ended December 31, 2016 and 2015, respectively, representing an increase of $120,235 or 31%. The increase in revenue was primarily resulted from consulting contracts for customers seeking additional customization, project management, and training.

Sale of Third Party Services

Third party services consist of third party vendor software, hardware and/or services purchases as requested by our customers as needed in conjunction with our core software or services. By classifying these revenues under a separate revenue category, we reduce the extent to which fluctuations in this revenue category impact the other categories of revenues. Third party services revenues were $194,226 and $129,703, respectively, for the twelve months ended December 31, 2016 and 2015, respectively, representing an increase of $64,523 or 50%.

Costs of Revenue

The cost of revenues during the twelve months ended December 31, 2016 and 2015 were $709,809 and $548,017, respectively, representing an increase of $161,792, or 30%. The increase in cost of revenue year-over-year is primarily the result of the increase in volume of clients in the software as a service category in 2016 where the increase in revenue from the reseller channel at reseller pricing, which is lower than direct pricing, did not increase proportionally.

Gross Margins

Overall gross margin for the twelve months ended December 31, 2016 and 2015 were 73% and 77%, respectively, representing a decrease of 4%. The decrease in gross margin year-over-year is primarily as result of the increase of costs associated with software as a service relative to the revenues, due to the channel mix, as discussed in Costs of Revenue above.

Cost of Software Revenues

Cost of software revenues consists primarily of third-party software licenses that are sold in connection with our core software applications and labor costs of our software engineers and implementation consultants. Cost of software revenues was $73,566 and $125,108 for the twelve months ended December 31, 2016 and 2015, respectively, representing a decrease of $51,542 or 41%.

Gross margin for this product category increased to 81% for the twelve months ended December 31, 2016 from 79% for the twelve months ended December 31, 2015. The improvement is a function of the level of customization in the contracts, with slightly less customization in 2016.

Cost of Software as a Service

Cost of software as a service consists primarily of technical support personnel, hosting services, and related costs. Cost of software as a service was $247,928 for the twelve months ended December 31, 2016, as compared with $121,466 for the twelve months ended December 31, 2015, representing an increase of $126,462, or 104%. The increase was primarily from the increased volume, including an increase in allocation of technical support personnel costs.

Gross margins for this product category were 53% and 57% for the twelve months ended December 31, 2016, and 2015, respectively.

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Cost of Software Maintenance Services

Cost of software maintenance services consists primarily of technical support personnel and related costs. Cost of software maintenance services for the twelve months ended December 31, 2016 was $127,805 compared with $128,597 for the twelve months ended December 31, 2015.

Gross margins in this product category were 87% and 86% for the twelve months ended December 31, 2016, and 2015, respectively.

Cost of Professional Services

Cost of professional services consists primarily of the compensation of our software engineers and implementation consultants and related third-party costs. Cost of consulting services was $135,486 for the twelve months ended December 31, 2016, as compared with $100,768 for the twelve months ended December 31, 2015, representing an increase of $34,718 or 34%. The increase year-over-year resulted from increased professional services demand in 2016, which correspondingly increased labor costs.

Gross margins in this product category were 73% and 74% for the twelve months ended December 31, 2016, and 2015, respectively. Gross margins related to consulting services may vary widely, depending upon the nature of the consulting project and the amount of labor it takes to complete a project.

Operating Expenses

General and Administrative Expenses

General and administrative expenses were $2,118,924 during the twelve months ended December 31, 2016 as compared with $2,541,867 during the twelve months ended December 31, 2015, representing a decrease of $422,943 or 17%. The decrease in operating expenses year-over-year was principally related to legal and professional fees relating to the private placement of convertible notes sold, related interest expense, and share-based compensation granted to employees and directors of the Registrant, which were reduced relative to similar activities in 2015.

Sales and Marketing Expenses

Sales and marketing expenses increased to $1,132,292 during the twelve months ended December 31, 2016 as compared with $791,291 during the twelve months ended December 31, 2015, representing an increase of $341,001 or 43%. The increase year-over-year was primarily related to our increased support of and efforts to grow our network of channel partners, including the launch of IntelliCloud University, our on-line training and on-boarding tool, as well as increased sales and marketing team travel expenses.

Depreciation

Depreciation was $10,687 for the twelve months ended December 31, 2016, as compared with $11,626 for the twelve months ended December 31, 2015, representing a decrease of $939 or approximately 8%. The decrease year-over-year reflects the impact of assets becoming fully amortized.

Interest Expense, Net

Interest expense, net, was $206,332 during the twelve months ended December 31, 2016 as compared with $2,365,618 during the twelve months ended December 31, 2015, representing a decrease of $2,159,286 or 91%. The decrease year-over-year resulted primarily from a decrease in the value of stock warrants issued in the conversion of convertible notes, a reduction of $1,647,610. Approximately $2,033,868 in convertible notes and $428,779 in accrued interest associated with the notes were converted to equity on December 31, 2015, which drove a further net decrease in interest expense of $416,765.

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Nine Months Ended September 30, 2017 Compared with Nine Months Ended September 30, 2016

Overview

We reported net losses of $1,034,681 and $1,184,497 for the nine months ended September 30, 2017 and 2016, respectively, representing a decrease in net loss of $149,816 or 13%. We reported gross profit of $1,518,015 and $1,376,243 for the nine months ended September 30, 2017 and 2016, respectively, representing an increase of $141,772, or 10%. We reported operating expenses of $2,140,935 and $2,375,875 for the nine months ended September 30, 2017 and 2016, respectively, representing a decrease of $234,940, or 10%. The decrease in operating expenses was principally related to one-time 2016 investments in sales and marketing, including consulting and developing IntelliCloud University.

Revenues

For the nine months ended September 30, 2017 and 2016, respectively, revenues were $2,121,987 and $1,919,585, respectively, representing an increase of $202,402, or 11%. The change in total revenues is attributable to several factors as described below.

Sale of Software

Revenues from the sale of software principally consist of sales of additional or upgraded software licenses and applications to existing customers and sales of software to our resellers. For the nine months ended September 30, 2017 and 2016, respectively, revenues were $375,007 and $289,437 representing an increase of $85,570, or 30%. The increase was primarily due to increased customer demand during the first and third quarters.

Sale of Software as a Service

For those customers that wish to avoid the upfront costs of typical premises-based software installations, we provide access to our software as a service, accessible through the internet. Our customers typically enter into our software as a service agreement for periods in excess of one year. Under these agreements, we generally provide access to the applicable software, data storage and related customer assistance and support. Our software as a service revenues were $461,734 and $363,842, for the nine months ended September 30, 2017 and 2016, respectively, representing an increase of $97,892, or 27%. The increase in revenue year-over-year was primarily the result of new customers as a result of our increased focus on software as a service.

Sale of Software Maintenance Services

Software maintenance services revenues consist of fees for post contract customer support services provided to license holders. These agreements allow our customers to receive technical support, enhancements and upgrades to new versions of our software products when and if available. A substantial portion of these revenues were generated from customers to whom we sold software in prior years who have continued to renew their maintenance agreements. The support and maintenance agreements typically have a term of 12 months. Our software maintenance support revenue was $732,160 and $748,354 for the nine months ended September 30, 2017 and 2016, respectively, representing a decrease of $16,194, or 2%. The decrease in revenue was primarily the result of cancellations more than offsetting the sale of new customer software and the continued maintenance of previous customers, for which maintenance agreements are renewed each year.

Sale of Professional Services

Professional services revenues consist of revenues from consulting, discovery, training, and advisory services to assist customers with document management needs. These revenues include those arrangements where we do not sell software license as an element of the overall arrangement. For the nine months ended September 30, 2017 and 2016, respectively, professional services revenues were $436,977 and $337,680, respectively, representing an increase of $99,297, or 29%. The overall increase in revenue primarily resulted from an increase in requests from our clients for custom projects during the second quarter.

Sale of Third Party Services

Third party services consist of third party vendor software, hardware and/or services purchases as requested by our customers in conjunction with Intellinetics core software or services. For the nine months ended September 30, 2017 and 2016, respectively, third party services were $116,109 and $180,272, representing a decrease of $64,183, or 36%, which was primarily due to the type of projects that are typically attached to new Software or new Software as a Service sales.

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Cost of Revenues

For the nine months ended September 30, 2017 and 2016, respectively, the cost of revenues was $603,972 and $543,342, representing an increase of $60,630, or 11%. The increase in cost of revenue for the period ended September 30, 2017 is primarily due to additional labor costs in completing professional services.

Gross Margins

For the nine months ended September 30, 2017 and 2016, the gross margins were 72%. Mix shifts within the major sales categories were modest, and minor fluctuations within categories offset each other. Delivery of software and software as a service continues to deliver stable gross margins, as does support of maintenance contracts.

Operating Expenses

General and Administrative Expenses

For the nine months ended September 30, 2017 and 2016, general and administrative expenses were $1,571,184 and $1,525,294, representing an increase of $45,890, or 3%. The increase for the period ended September 30, 2017 was primarily due to a net $63,897 training grant received in 2016.

Sales and Marketing Expenses

For the nine months ended September 30, 2017 and 2016, respectively, sales and marketing expenses were $560,735 and $842,421, representing a decrease of $281,686, or 33%. The decrease was primarily related to one-time investments in 2016 in consulting, branding, and web site enhancement, which drove our IntelliCloud University reseller onboarding program, as well as lower commissions and an open position.

Depreciation and Amortization

For the nine months ended September 30, 2017 and 2016, respectively, depreciation and amortization was $9,016 and $8,160, representing an increase of $856 or 10%. The increase was the result of depreciation on additional assets.

Interest Expense, Net

For the nine months ended September 30, 2017 and 2016, respectively, interest expense was $411,761 and $184,865, an increase of $226,896, or 123%. The increase resulted primarily from interest expense charged for our issuance of convertible promissory notes between December 30, 2016 and January 31, 2017.

Liquidity and Capital Resources

We have financed our operations primarily through a combination of cash on hand, cash generated from operations, and proceeds from issuance of convertible promissory notes. As of September 30, 2017, our major liquidity indicators are:

●	Cash $183,703

●	Working Capital Deficiency $(1,477,396)

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From our inception, we have generated revenues from the sales and implementation of our internally generated software applications. Our plan is to increase our sales and market share by developing an expanded network of resellers through which we expect to sell our expanded software product portfolio, as well as continue selling directly. We expect that this marketing initiative will require us to continue our efforts towards reseller training and on-boarding, enhance lead generation activities, and develop additional software integration and customization capabilities, all of which will require additional capital. Although management believes that we may have access to additional capital resources, there is no assurance that we will be able to obtain funds on commercially acceptable terms, if at all.

On January 6, 2017, and January 31, 2017, the Registrant entered into note purchase agreements with certain accredited investors for a private placement of convertible notes for gross proceeds of $560,000, which was part of a private placement in December 2016. The offering raised a total of $1,250,000 in the sale of these unregistered securities. The proceeds from these notes were used primarily to fund our working capital needs and general corporate purposes, including without limitation, debt reduction.

On September 21, 2017, November 17, 2017 and November 29, 2017, the Registrant entered into note purchase agreements with certain accredited investors for a private placement of convertible notes for gross proceeds of $2,150,000. The proceeds from these notes were used primarily to pay off our loans from the State of Ohio Development Authority, fund our working capital needs and general corporate purposes.

The Registrant expects that through the next 12 months the capital requirements to fund the Registrant’s growth and to cover the operating costs as a public company will consume substantially all the cash flows that it intends to generate from its operations, in addition to the proceeds from the issuances of debt and equity securities. The Registrant further believes that during this period, while the Registrant is focusing on the growth and expansion of its business, the gross profit that it expects to generate from operations may not generate sufficient funds to cover these anticipated operating costs. Our cash flows to meet our cash requirements are insufficient by approximately $82,000 per month. Assuming over the next 6 months, we do not increase our cash flow generated from operations or obtain additional capital or debt financing, we will not have sufficient funds for planned operations and service for existing current debt obligations.

There is no assurance that the Registrant’s plans as discussed above will materialize and/or that the Registrant will have sufficient funds to fund the Registrant’s operations. Given these conditions, the Registrant ability to continue as a going concern is contingent upon successfully managing its cash requirements.

Assuming that we are successful in our growth plans and development efforts, we believe that we will be able to raise additional funds through sales of our common stock, issuance of debt or some other financing source. There is no guarantee that we will be able to raise these additional funds or do so on acceptable terms.

Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Liquidity and Capital Resource - Equity Capital Resources

Shares Issued and Outstanding and Shares Reserved for Exercise of Warrants, Stock Options, and the 2015 Plan

As of January 25, 2018, the Registrant has 17,729,421 shares of common stock issued and outstanding; and 39,161,943 shares reserved for issuance upon the exercise of outstanding warrants, convertible notes, outstanding stock options, and shares reserved for the 2015 Plan.

Our shares are available for quotation on the OTCQB, and we believe this is important for raising capital to finance our growth plan. We intend to deploy any future capital we may raise to provide working capital, expand our sales and marketing capabilities, develop ancillary software products, enhance our internal infrastructure, and support the accounting, auditing and legal costs of operating as a public company.

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Liquidity and Capital Resource - Debt Capital Resources

Repayment of Notes Payable Issued by Intellinetics to the Ohio State Development Authority

On November 17, 2017, the Registrant paid in full and satisfied all of the Registrant’s outstanding indebtedness with the Ohio State Development Authority, pursuant to a negotiated settlement to pay $525,000 in order to satisfy in full all outstanding principal, accrued interest, and accrued fees, which totaled $943,216 at the time of repayment.

For more information, please see Note 7 to the Consolidated Financial Statements, titled Notes Payable.

Other Promissory Note

On December 31, 2014, the Registrant and Ramon M. Shealy converted their previous promissory notes, whose total principal balance and unpaid interest was $193,453 to a new single promissory note, with a maturity date of January 1, 2020. For more information, please see Note 7 to the Consolidated Financial Statements, titled Notes Payable.

Issuance of Convertible Notes.

Between December 30, 2016, and January 31, 2017, the Registrant entered into note purchase agreements with certain accredited investors for a private placement of convertible notes for gross proceeds of $1,250,000. The proceeds from these notes will be used primarily to fund our working capital needs and general corporate purposes, including without limitation, debt reduction. As part of this offering, $690,000 of convertible notes were issued in 2016, with the remaining notes issued in 2017.

On September 21, 2017, November 17, 2017 and November 29, 2017, the Registrant entered into note purchase agreements with certain accredited investors for a private placement of convertible notes for gross proceeds of $2,150,000. The proceeds from these notes were used primarily to pay off our loans from the State of Ohio Development Authority, fund our working capital needs and general corporate purposes.

For more information, please see Note 7 to the Consolidated Financial Statements, titled Notes Payable, Note 8 to the Consolidated Financial Statements, titled Notes Payable – Related Parties.

Summary of Outstanding Indebtedness at September 30, 2017

The Registrant’s outstanding indebtedness at September 30, 2017 was as follows:

●	Promissory note held by Ohio State Development Authority, dated July 17, 2009, maturing on August 1, 2018, with an original principal balance of $1,012,500, current principal balance of $198,694, accrued interest of $124,085, and accrued fees of $101,251. (This was repaid in full on November 17, 2017.)

●	Promissory note held by Ohio State Development Authority, dated July 3, 2011, maturing on August 1, 2018, with an original principal balance of $750,000, current principal balance of $319,571, accrued interest of $154,832, and accrued fees of $74,155. (This was repaid in full on November 17, 2017.)

●	Promissory note held by Ramon Shealy, dated December 31, 2014, maturing on January 1, 2020, with an original principal balance of $193,453, current principal balance of $102,294, and accrued interest of $852.

●

Convertible notes held by accredited investors, dated December 30, 2016, January 6, 2017, and January 31, 2017, maturing on December 31, 2018, with an aggregate original principal balance of $1,250,000, current principal balance of $1,250,000, and accrued interest of $81,499.

●	Convertible notes held by accredited investors, dated September 21, 2017, maturing on September 21, 2018, with an aggregate original principal balance of $154,640, current principal balance of $154,640, and accrued interest of $0.

Capital Expenditures

There were no material commitments for capital expenditures at September 30, 2017.

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Cash Flows

Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2017 and 2016 was $805,404 and $1,249,649 respectively. During the nine months ended September 30, 2017, the net cash used in operating activities was primarily attributable to the net loss adjusted for non-cash expenses of $466,386 and a decrease in net operating liabilities of $237,109. During the nine months ended September 30, 2016, the net cash used in operating activities was primarily attributable to the net loss adjusted for non- cash expenses of $325,101 and a decrease in net operating liabilities of $390,253.

Net cash used in operating activities for the twelve months ended December 31, 2016, and 2015 was $1,260,681 and $619,983, respectively. During the twelve months ended December 31, 2016, the net cash used in operating activities was primarily attributable to the net loss adjusted for non-cash expenses of $472,546, an increase in operating assets of $169,812 and an increase in operating liabilities of $12,896. During the twelve months ended December 31, 2015, the net cash used in operating activities was primarily attributable to the net loss adjusted for non- cash expenses of $2,760,585, an increase in operating assets of $145,591 and an increase in operating liabilities of $686,451.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2017 and 2016 amounted to $14,202 and $6,867, respectively, and was related to the purchase of property and equipment. Net cash used in investing activities for the twelve months ended December 31, 2016, and 2015 amounted to $6,867 and $5,558, respectively, and was related to the purchase of property and equipment.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2017 amounted to $313,363. The net cash provided by financing activities resulted from new borrowings of $710,000, of which $150,000 was from related parties, offset by $293,309 of notes payable repayments, of which $25,114 was repaid to related parties, and payment of deferred financing costs of $103,328.

Net cash provided by financing activities for the nine months ended September 30, 2016 amounted to $298,951. The net cash provided by financing activities resulted from the sale of common stock, offset by $263,834 of notes payable repayments, of which $83,834 was repaid to related parties.

Net cash provided by financing activities for the twelve months ended December 31, 2016 amounted to $840,376. New borrowings of $690,000 were partially offset by $359,379 of notes payable repayments, of which $92,806 was repaid to related parties. The sale of common stock resulted in $559,285 in net cash during 2016.

Net cash provided by financing activities for the twelve months ended December 31, 2015 amounted to $1,558,578. New borrowings of $582,000 were partially offset by $233,055 of notes payable repayments, of which $28,654 was repaid to related parties. The sale of common stock resulted in $1,209,633 in net cash during 2015.

Critical Accounting Policies and Estimates

Liquidity, Going Concern and Management’s Plans

We have incurred substantial recurring losses since our inception. The accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. During the years 2012 through 2016  we raised a total of $8,904,576 through issuance of debt and equity securities. We are also in the process of exploring strategies to increase our existing revenues. We believe we will be successful in these efforts; however, there can be no assurance we will be successful in raising additional debt or equity financing or finding any other financing source to fund our operations on terms agreeable to us.

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Use of Estimates

The preparation of our consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting policies and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and other financial information.

On an ongoing basis, we evaluate our estimates and judgments. Areas in which we exercise significant judgment include, but are not necessarily limited to, our valuation of accounts receivable, and income taxes, along with the estimated useful lives of depreciable property and equipment.

We base our estimates and judgments on a variety of factors, including our historical experience, knowledge of our business and industry, current and expected economic conditions, and the attributes of our products and services. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

A description of significant accounting policies that require us to make estimates and assumptions in the preparation of our consolidated financial statements is as follows:

New Revenue Recognition Standard

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. The core principle of ASU 2014-09 is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, ASU 2014-09 requires five basic steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. Entities will generally be required to make more estimates and use more judgment than under current guidance, which will be highlighted for users through increased disclosure requirements. Subsequently, the FASB has issued the following standards related to ASU 2014-09: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”); ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”); ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”); and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers (“ASU 2016-20”). The Registrant must adopt ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20 with ASU 2014-09 (collectively, the “new revenue standards”). In July 2015, the FASB deferred the effective date of the new revenue standards for one year beyond the originally specified effective date. The update is now effective for public entities for annual periods beginning after December 15, 2017, including interim periods therein. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Three basic transition methods are available – full retrospective, retrospective with certain practical expedients, and a cumulative effect approach.

As required, the Registrant adopted the new standard on January 1, 2018, using the full retrospective method to restate each prior reporting period presented. The Registrant’s ability to adopt this standard using the full retrospective method is dependent upon system readiness for both revenue and commissions and the completion of the analysis of information necessary to restate prior period financial statements.

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The Registrant believes that there will be no significant changes required to our processes and systems to adopt the new standard. We are also identifying and designing additional controls and updating our accounting policies to support our implementation and ongoing compliance with the new standard. The Registrant expects revenue recognition for its sale of software, maintenance, professional and third party services offerings to remain largely unchanged. However, the new standard is expected to change the timing of revenue recognition in certain areas, including software licenses with professional services and software as a service. These impacts are not expected to be material. The Registrant is also evaluating the impact of the guidance in Accounting Standards Codification (ASC) 340-40, Other Assets and Deferred Costs; Contracts with Customers, under ASU 2014-09. Under ASC 340-40, the Registrant would be required to capitalize and amortize incremental costs of obtaining a contract. Since the Registrant currently expenses sales commissions as incurred, the requirement in the new standard to capitalize certain in-scope sales commissions will result in an accounting change for the Registrant. However, the impact to the consolidated financial statements is not expected to be material.

The Registrant does not expect the adoption of ASU 2014-09 to have any impact on its operating cash flows. The Registrant continues to assess all potential impacts of the guidance and given normal ongoing business dynamics, preliminary conclusions are subject to change.

Revenue Recognition

a) Sale of Software

The Registrant recognizes revenues in accordance with ASC Topic 985-605, “Software Revenue Recognition.”

The Registrant records revenues from the sale of software licenses when persuasive evidence of an arrangement exists, the software product has been installed, there are no significant uncertainties surrounding product acceptance by the customer, the fees are fixed and determinable, and collection is considered probable. Revenues included in this classification typically include sales of additional software licenses to existing customers and sales of software to the Registrant’s Resellers (See section h) - Reseller Agreements, below.

The Registrant assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Registrant’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

If an undelivered element for the arrangement exists under the license arrangement, revenues related to the undelivered element are deferred based on Vendor Specific Objective Evidence (“VSOE”) of the fair value of the undelivered element. Often, multiple-element sales arrangements include arrangements where software licenses and the associated post-contract customer support (“PCS”) are sold together. The Registrant has established VSOE of the fair value of the undelivered PCS element based on the contracted price for renewal PCS included in the original multiple element sales arrangement, as substantiated by contractual terms and the Registrant’s significant PCS renewal experience, from the Registrant’s existing customer base.

The Registrant records the revenues for the sales of software with professional services as prescribed by ASC 985-605, in accordance with the contract accounting guidelines in ASC 605-35, “Revenue Recognition: Construction-Type and Production-Type Contracts” (“ASC 605-35”), after evaluating for separation of any non-ASC 605-35 elements in accordance with the provisions of ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements,” as updated. The Registrant accounts for these contracts on a percentage of completion basis, measured by the percentage of labor hours incurred to date to estimated total labor hours for each contract, or on a completed contract basis when dependable estimates are not available.

The fair value of any undelivered elements in multiple-element arrangements in connection with the sales of software licenses with professional services are deferred based upon VSOE.

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b) Sale of Software as a Service

Sale of software as a service (“SaaS”) consists of revenues from arrangements that provide customers the use of the Registrant’s software applications, as a service, typically billed on a monthly or annual basis. Advance billings of these services are not recorded to the extent that the term of the arrangement has not commenced and payment has not been received. Revenue on these services is recognized ratably over the term of the underlying arrangement.

c) Sale of Software Maintenance Services

Software maintenance services revenues consist of revenues derived from arrangements that provide PCS to the Registrant’s software license holders. These revenues are recognized ratably over the term of the contract. Advance billings of PCS are not recorded to the extent that the term of the PCS has not commenced and payment has not been received.

d) Sale of Professional Services

Professional services consist principally of revenues from consulting, advisory services, training and customer assistance with management and uploading of data into the Registrant’s applications. When these services are provided on a time and material basis, the Registrant records the revenue as the services are rendered, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services. Where the services are provided under a fixed priced arrangement, the Registrant records the revenue on a proportional performance method, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services.

e) Sale of Third Party Services

Sale of third party services consist principally of third party software and/or equipment as a pass through of software and equipment purchased from third parties at the request of customers.

f) Deferred revenues

The Registrant records deferred revenue primarily related to software maintenance support agreements, when the customer pays for the contract prior to the time the services are performed. Substantially all maintenance agreements have a one-year term that commences immediately following the delivery of the maintained products or on the date of the applicable renewal period.

g) Rights of return and other incentives

The Registrant does not generally offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, does not provide for or make estimates of rights of return and similar incentives. The Registrant, from time to time, may discount bundled software sales with PCS services. Such discounts are recorded as a component of the software sale and any revenue related to PCS is deferred over the PCS period based upon appropriate VSOE of fair value.

h) Reseller agreements

The Registrant executes certain sales contracts through resellers and distributors (collectively, “Resellers”). The Registrant recognizes revenues relating to sales through Resellers on the sell-through method (when reseller executes sale to end customer) when all the recognition criteria have been met—in other words, persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectability is probable. In addition, the Registrant assesses the credit-worthiness of each Reseller, and if the Reseller is undercapitalized or in financial difficulty, any revenues expected to emanate from such Resellers are deferred and recognized only when cash is received and all other revenue recognition criteria are met.

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OUR BUSINESS

Company Overview

The Registrant is a Nevada holding company incorporated in 1997, with a single operating subsidiary, Intellinetics Ohio. Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of the Registrant as a result of a reverse merger and recapitalization.

The Registrant is a document solutions software development, sales and marketing company serving both the public and private sectors. The Registrant’s software platform allows customers to capture and manage all documents across operations such as scanned hard-copy documents and all digital documents including those from Microsoft Office 365, digital images, audio, video and emails. The Registrant’s solutions create value for customers by making it easy to connect business-critical documents to the processes they drive by making them easy to find, secure and compliant.

Customers obtain use of the Registrant’s software by either purchasing for installation onto their equipment, referred to as a “premise” model, or by accessing the platform via the Internet, referred to as a “cloud-based” or “software as a service” (“SaaS”) model. The Registrant anticipates that the provision of “cloud” application services, or SaaS cloud-based customer activation, will increase over time and become a growing priority in the market and is the most significant strategic part of its revenue growth opportunity.

Software and Services

Our flagship software platform is IntellivueTM, and is the engine behind our software solution IntelliCloudTM, reflecting the Registrant and market focus on growth via cloud-based managed document service delivery. The Registrant also provides professional services that include installation, integration, training and consulting services as well as ongoing software maintenance and customer support.

The four primary components of the IntelliCould TM solution are as follows:

●	Image Processing: includes image processing modules used for capturing, transforming and managing images of paper documents, including support of distributed and high volume capture, optical character recognition;

●	Records Management: addresses needs relating to long-term retention of content through automation and policies, ensuring legal, regulatory and industry compliance for our clients;

●	Workflow: supports business processes, routing content electronically, assigning work tasks and states (e.g., reviews or approvals), and creating related audit trails;

●	Extended Components: includes document composition and e-forms (via third party OEM integration partnership), search, content and web analytics (via third party Advanced OCR engine partnership), email and information archiving, packaged application integration, and advanced capture for invoice processing.

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Marketing and Sales

The Registrant has a multi-channel sales model that includes both direct to customer sales and sales through reseller partners or “resellers.” Our marketing efforts focus on generating sales leads primarily through the use of channel partnerships. To a lesser extent, we use our direct sales force and trade shows, as well as our website featuring solution overviews, case studies, white papers, and customer testimonials. We focus our sales efforts toward a much greater percentage of sales through intermediaries, such as software resellers and multi-function device resellers, rather than through direct sales. We developed marketing programs with resellers that facilitate their selling and support of our software solutions. We refer to these resellers as our “channel partners.” For purposes of this section, a channel partner is a company that we partner with to market and sell our products and technologies. We are committed to offering a best-in-class channel partner program serving mid-market customers in both the public and private sectors. In 2016, we continued our efforts on building the support infrastructure required to compete more efficiently using a channel partner strategy. A milestone was achieved in 2016 with the launch of IntelliCloudTM University, an on-line training resource for our channel partners.

Competition and Market Position

The market for our products is competitive, and we expect that competition will continue to intensify as the document solutions markets evolve and potentially consolidate. We believe our primary competitors in our market, the small-to-medium business (SMB) sector, are DocuWare, Square 9, and M-files. The principal competitive factors affecting the market for our software products and services include: (i) vendor and product reputation; (ii) product quality, performance and price; (iii) the availability of software products on multiple platforms; (iv) product scalability; (v) product integration with other enterprise applications; (vi) software functionality and features; (vii) software ease of use; (viii) the quality of professional services, customer support services and training, and (ix) the ability to address specific customer business problems. We believe that the relative importance of each of these factors depends upon the concerns and needs of each specific customer.

We believe that Intellinetics has advantages over our competitors in the small-to-medium business market. In our view, Intellinetics will remain competitive by remaining a focused niche provider with product offerings aligned with buyer-specific requirements. We anticipate that Intellinetics will benefit from four specific advantages already in place:

●	Turnkey cloud or premise document workflow solutions targeting SMB buyers with benchmark value-to-price ratio;

●	Intel-enabled solution packaging and customer activation model;

●	Industry-first integrated on-demand solutions library as standard platform feature; and

●	Proprietary AuditShield compliance management module as a standard platform feature providing SMB buyers, for the first time, with a simple way to know if documents required by law or policy are missing.

We believe, with these competitive strengths, that Intellinetics is well positioned as a cloud-based managed document services provider for the small-to-medium business sector.

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Employees

As of January 25, 2018, we employed a total of 20 individuals; all but two are full-time employees. We believe that relations with our employees are good. None of our employees is represented by a labor union, and we do not have collective bargaining arrangements with any of our employees.

Property

Our property consists of an office facility measuring approximately 6,000 square feet in Columbus, Ohio, that we lease for our headquarters and chief executive offices. The monthly rental payment is $4,200. The lease term continues until December 31, 2021.

Customers

Revenues from the Registrant’s services to a limited number of customers have accounted for a substantial percentage of the Registrant’s total revenues. For the twelve months ended December 31, 2016, the Registrant’s two largest customers, Franklin County Data Center, a direct end user, and Tiburon, Inc., a reseller, accounted for approximately 11% and 10%, respectively, of the Registrant’s revenues for that period. For the twelve months ended December 31, 2015, the Registrant’s two largest customers, Tiburon, Inc., a reseller, and Washington State Patrol, a direct end user, accounted for approximately 10% and 5%, respectively, of the Registrant’s revenues for that period.

For the twelve months ended December 31, 2016 and 2015, government contracts represented approximately 40% and 42% of the Registrant’s net revenues, respectively. A significant portion of the Registrant’s sales to resellers represent ultimate sales to government agencies. Due to their dependence on state, local and federal budgets, government contracts carry short terms, typically less than 18 months. Since our inception, our contracts with government customers have generally renewed on the original terms and conditions upon expiration.

Intellectual Property

Our software and most of the underlying technologies are built on a Microsoft.Net framework. We rely on a combination of copyright, trademark laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary intellectual property rights.

Customers license the right to use our software products on a non-exclusive basis. We grant to third parties rights in our intellectual property that allow them to market certain of our products on a non-exclusive or limited-scope exclusive basis for a particular application of the product or to a particular geographic area.

While we believe that our intellectual property as a whole is valuable and our ability to maintain and protect our intellectual property rights is important to our success, we also believe that our business as a whole is not materially dependent on any particular trademark, license, or other intellectual property right.

Government Regulation

We are subject to federal, state and local laws and regulations affecting our business. Other than government procurement rules affecting sales to governmental customers, we do not believe that we are subject to any special governmental regulations or approval requirements affecting our products or services. Complying with the regulations and requirements applicable to our business does not entail a significant cost or burden. We believe that we are in compliance in all material respects with all applicable governmental regulations.

Research and Development

We design, develop, test, market, license, and support new software products and enhancements of current products. Recent examples of significant trends in the software industry include cloud computing, mobility, social media, and Software as a Service. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats. We expense our software development costs as incurred. For the twelve months ending December 31, 2016 and 2015, our research and development costs were $386,285 and $497,976, respectively.

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MANAGEMENT

Executive Officers and Board of Directors

On January 25, 2018, our executive officers and directors were the following:

Name	Age	Title

James F. DeSocio	62	President, Chief Executive Officer, and Director

Matthew L. Chretien	50	Chief Strategy Officer, Chief Technology Officer, Secretary, and Director

Joseph D. Spain	50	Chief Financial Officer, Treasurer

Rye D’Orazio	63	Director

Robert C. Schroeder	51	Director, Chairman of the Board

Roger Kahn	48	Director

Sophie Pibouin	50	Director

James F. DeSocio, President, Chief Executive Officer, and Director. Mr. DeSocio joined the Registrant on September 25, 2017. Prior to joining the Registrant, Mr. DeSocio, age 62, served as Chief Revenue Officer at Relayware, LLC, a global provider of Partner Relationship Management solutions, from January 2015 to September 2017. From January 2013 to November 2014, Mr. DeSocio served as Executive Vice President of Operations for XRS Corporation, a fleet management software solutions provider. From October 2007 to September 2012, Mr. DeSocio served as Executive Vice President of Sales and Business Development for Antenna Software, Inc., a business mobility solutions provider. Mr. DeSocio has extensive experience in sales, marketing, international operations, mergers and acquisitions.

Matthew L. Chretien, Chief Strategy Officer, Chief Technology Officer, Director. Mr. Chretien is a co-founder of Intellinetics and has served as Secretary since December 19, 2017, Chief Strategy Officer since September 25, 2017, and Chief Technology Officer since September 2011. Mr. Chretien previously served as Intellinetics’ President and Chief Executive Officer from July 2013 to September 2017, and from January 1999 to September 2011; Executive Vice President from September 2011 to July 2013; Chief Financial Officer from September 2011 to September 2012; Treasurer from September 2011 to December 2016; and Vice President from 1996 until 1999. Prior to joining Intellinetics, Mr. Chretien served as the field sales engineer for Unison Industries, a manufacturer of aircraft ignition systems.

Joseph D. Spain, Chief Financial Officer and Treasurer. Mr. Spain joined the Registrant on October 31, 2016 and was appointed as its Chief Financial Officer on December 1, 2016. Prior to joining the Registrant, Mr. Spain worked from September 2014 to October 2016 for nChannel, Inc., a software solutions provider for the small-to-medium business retail sector, ultimately serving as Chief Financial Officer of the company. From July 1995 to June 2014, Mr. Spain worked for Mettler-Toledo International, Inc., a global provider of measurement and precision instruments, ultimately serving as Vice President of Finance & Controller for one of the company’s operating units.

Rye D’Orazio, Director. Mr. D’Orazio has served as a director of Intellinetics since 2006. Mr. D’Orazio has been a partner at Ray & Barney Group since 2001. From 1995 to 2000, Mr. D’Orazio served as Vice President of Professional Services at Compucom. From 1985 to 1995, Mr. D’Orazio was a partner at NCGroup, which he founded. From 1982 to 1995, Mr. D’Orazio was employed as the Vice President of Professional Services at Triangle Systems, and from 1977 to 1982, Mr. D’Orazio was employed as a systems engineer at Electronic Data Systems.

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Robert C. Schroeder, Director. Mr. Schroeder was appointed as a member of our board of directors in September 2013, and as Chairman of the Board on October 5, 2017. Mr. Schroeder is Vice President of Investment Banking at Taglich Brothers and specializes in advisory services and capital raising for small public and private companies. Prior to that, Mr. Schroeder served as Senior Equity Analyst publishing sell-side research on publicly traded companies. Prior to joining Taglich Brothers, he served in various positions in the brokerage and public accounting industry. Mr. Schroeder received a B.S. degree in accounting and economics from New York University. He currently serves on the board of directors of publicly traded Air Industries Group, a manufacturer of aerospace parts and assemblies, and Decisionpoint Systems, Inc., a leading provider and integrator of Enterprise Mobility, Wireless Applications and RFID solutions.

Sophie Pibouin, Director. Ms. Pibouin was appointed as a member of our board of directors on March 20, 2015. Prior to joining the Board, Ms. Pibouin served as Chief Operating Officer, from 2012 to 2014, for SDL, PLC, a global provider of customer experience management software and solutions, having previously worked as a General Manager from 2010 to 2012. From 2006 to 2009, she served as Chief Operating Officer at Chronicle Solutions, Inc., a security software company. From 1990 to 2004, she worked for CA, Inc. (formerly Computer Associates), in a variety of positions including ultimately as Senior Vice President/GM for the Mid-Atlantic Region. She graduated with Honors as a Bachelor in International Commerce from the University of Flaubert in Rouen, France.

Roger Kahn, Director. Mr. Kahn was appointed as a member of our board of directors on October 5, 2017. Mr. Kahn has served as President and Chief Executive Officer of Bridgeline Digital, Inc. (“Bridgeline”), a web content management solutions provider, since May 2016. Mr. Kahn previously served as Co-Interim Chief Executive Officer and President of Bridgeline from December 2015 to May 2016, and as Chief Operating Officer from August 2015 to May 2016. From 2008 to September 2016, Mr. Kahn was a partner at Great Land Holdings, a resort development company. Mr. Kahn received his Ph.D. in Computer Science and Artificial Intelligence from the University of Chicago.

Corporate Governance

Board Composition

Our business and affairs are managed under the direction of our Board of Directors, currently consisting of six members. We believe that our corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors has developed its corporate governance policies and practices to meet laws and regulations, including the rules and regulations of the Securities and Exchange Commission, and best practices in corporate governance.

Director Independence

In accordance with Item 407(a)(1)(ii) of Regulation S-K, we are not a listed issuer and we use the definition of independence as set forth in the rules of the NASDAQ Stock Market. Currently, the Board consists of six directors, of which independent directors constitute a majority of our Board. In the future, the Board of Directors may recruit additional independent directors to join the Board and also our Board committees. The charters of both our Audit Committee and Nominating and Corporate Governance Committee require that all members of each committee be independent. Currently, Robert C. Schroeder, Rye D’Orazio, Roger Kahn, and Sophie Pibouin serve as our independent directors. When determining the independence of Robert C. Schroeder, the Board considered his affiliation with Taglich Brothers, which has been retained by the Registrant as a Placement Agent from time to time including in October 2017, and his appointment by Taglich as a director under the terms of a Placement Agent Agreement between the Registrant and Taglich Brothers.

Meetings of the Board of Directors

Our Board of Directors, which currently consists of six directors, meets regularly throughout the year and holds special meetings whenever circumstances require. The Board of Directors held a total of 4 meetings during 2017. During 2017, each director attended 100% of the total number of meetings of the Board and of the committees of the Board on which such director served, and our directors in the aggregate attended 100% of the total number of meetings of the Board and committees on which they served.

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Executive Sessions

Executive sessions of independent directors, without any management director or other members of management being present, are held at the request of the independent directors as they deem necessary or appropriate. The sessions may be held in conjunction with a Board committee meeting at which no management director is present. Any independent director can request that additional executive sessions be scheduled.

Director Attendance at Annual Meetings of Stockholders

The Board of Directors expects all directors to attend each Annual Meeting of Stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances.

Committees of the Board of Directors

Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee operates under a written charter that has been adopted by our Board. Each member of each of these Board committees is an independent director.

Audit Committee

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the of the Exchange Act. Currently, the Audit Committee consists of Rye D’Orazio, Robert Schroeder, and Roger Kahn (elected October 5, 2017). In 2017, the members of the Audit Committee were Rye D’Orazio, Robert C. Schroeder, and Murray Gross until October 5, 2017, on which date Murray Gross resigned and was replaced by Roger Kahn. The Board of Directors has determined that all members are independent under our standards of director independence. The Board of Directors has determined that each member of the Audit Committee is financially literate and that Robert C. Schroeder qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met four times during 2017.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight and monitoring responsibilities relating to:

●	the quality and integrity of our financial statements;

●	our system of internal control over financial reporting and disclosure controls and procedures;

●	the quality and integrity of our auditing, accounting and financial reporting processes generally;

●	the audits of our annual financial statements and the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm;

●	the design and implementation of the internal audit function; and

●	our compliance with legal and regulatory requirements.

The Audit Committee’s duties and responsibilities include:

●	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

●	determining whether to recommend to the Board of Directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

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●	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

●	selecting, appointing and, when appropriate, terminating our independent registered public accounting firm;

●	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

●	reviewing the qualifications, performance and independence of our independent registered public accounting firm;

●	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

●	reviewing and discussing with management and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the design, implementation, adequacy and effectiveness of our system of internal controls;

●	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our annual meetings of stockholders;

●	reviewing any transaction that involves a potential conflict of interest or a related person;

●	adopting and overseeing procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

●	providing other assistance to the Board of Directors, as requested, with respect to our financial, accounting and reporting practices.

The Audit Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Audit Committee Charter was included as an appendix to our Proxy Statement for the 2015 Annual Meeting of Stockholders, which is available at http://www.intellinetics.com/investor-relations/sec-filings.

Compensation Committee

Our Board of Directors has established a Compensation Committee. In 2017, the members of the Compensation Committee were Robert C. Schroeder, Rye D’Orazio, and Murray Gross until October 5, 2017. On October 5, 2017, Murray Gross resigned and the Board of Directors elected Sophie Pibouin to also serve on the compensation committee. The Board of Directors has determined that all members of the Compensation Committee are independent under our standards of director independence. In addition, each member of the Compensation Committee meets the definition of a “non-employee director” under Section 16b-3 of the Exchange Act, and of an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee did not meet during 2017, but did take several actions by unanimous written consent.

The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:

●	establishing, reviewing and approving our general compensation philosophy and strategy;

●	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, and evaluating their performance in light of those corporate goals and objectives, and determining and approving their compensation based on that evaluation;

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●	overseeing, evaluating and, as directed by the Board, administering and recommending changes to our incentive compensation plans and programs;

●	approving employment agreements, severance agreements, change in control agreements and other compensation agreements and arrangements for our executive officers;

●	reviewing and approving the compensation of directors;

●	evaluating and assessing any risks and excessive risk-taking activities encouraged by our compensation programs and policies;

●	reviewing the results of the advisory vote by stockholders on the compensation of our named executive officers;

●	reviewing, modifying and making recommendations with respect to, and monitoring compliance with, our stock ownership guidelines; and

●	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our annual meeting of stockholders.

The Compensation Committee does not generally exercise its power to delegate its authority to subcommittees and officers. The Compensation Committee has the authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities. To date, the Compensation Committee has not engaged an independent compensation consultant.

While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer, the Compensation Committee is responsible for making the final decisions on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations.

The Compensation Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Compensation Committee Charter was included as an appendix to our Proxy Statement for the 2015 Annual Meeting of Stockholders, which is available at http://www.intellinetics.com/investor-relations/sec-filings.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee. In 2017, the members of the Nominating and Corporate Governance Committee were Robert C. Schroeder, Murray Gross, and Sophie Pibouin until October 5, 2017. On October 5, 2017, Murray Gross resigned and the Board of Directors elected Rye D’Orazio to also serve on the compensation committee. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent under our standards of director independence. The Nominating and Corporate Governance Committee did not meet during 2017, but did take action by unanimous written consent.

The primary purposes of the Nominating and Corporate Governance Committee are to:

●	identify and recommend individuals qualified to become members of the Board of Directors and its committees;

●	determine the Board’s size, composition, procedures, governance and committees;

●	develop, review and assess, our corporate governance principles and policies;

●	develop qualification criteria for Board membership;

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●	review and recommend independence determinations with respect to the directors;

●	recommend Board committee assignments;

●	oversee our Board’s performance and self-evaluation process;

●	oversee risks and exposures associated with director nominations and qualifications, corporate governance and overall Board effectiveness; and

●	review governance-related stockholder proposals and recommend Board responses.

The Nominating and Corporate Governance Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Nominating and Corporate Governance Committee Charter was included as an appendix to our Proxy Statement for the 2015 Annual Meeting of Stockholders, which is available at http://www.intellinetics.com/investor-relations/sec-filings.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors has determined that at the present time it is in the best interests of our company and our stockholders to separate the roles and offices of the Chairman of the Board from the Chief Executive Officer in recognition of the differences between their roles, thereby allowing our Chief Executive Officer to focus on the day-to-day running of our company. The Board determined that this structure is optimal for us under our current circumstances because it allows James F. DeSocio, our Chief Executive Officer to devote his full attention and energy to setting and executing the strategic plan for our company and to providing day-to-day management and leadership of our company and our business and affairs, while allowing our Chairman to lead and direct Board meetings and to facilitate other Board activities and the flow of information between management and directors. Over the two most recently completed fiscal years, the Chairman of the Board has been Robert Schroeder, from October 5, 2017 to present and Murray Gross, from April 30, 2015 to October 5, 2017.

We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and provides the appropriate leadership to help ensure effective risk oversight by the Board.

The offices of Chairman of the Board and Chief Executive Officer have been held by separate persons since 2012. However, the Board of Directors recognizes that circumstances may change over time. Accordingly, the Board of Directors has not adopted a formal policy requiring us to separate the roles of Chairman of the Board and Chief Executive Officer but rather believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer from time to time in a manner that is in the best interests of our company and our stockholders based upon then prevailing circumstances. We believe our current leadership structure is serving the best interests of our company and our stockholders.

Nominations of Directors

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board of Directors, the needs and the respective committees of the Board, and the qualifications of candidates in light of those needs.

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In selecting candidates for nomination at an annual meeting of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the Board of Directors. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including Board members, management, business contacts, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the criteria for membership set forth below under “—Qualifications of Nominees for Director.”

Qualifications of Nominees for Director

The Nominating and Corporate Governance Committee is responsible for reviewing the requisite qualifications and skills of director candidates in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it analyzes certain criteria and qualifications that candidates for membership on the Board of Directors should possess. No particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the Board of Directors should have the following qualifications:

●	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

●	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

●	Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

●	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

●	A general level of expertise and experience in our business areas.

●	The ability to read and understand basic financial statements and other financial information pertaining to us.

●	A commitment to understanding our company and our business, industry and strategic objectives.

●	The availability and a commitment to devote adequate time to the Board and its committees and the ability to generally fulfill all responsibilities as a member of our Board of Directors, including to regularly attend and participate in meetings of the Board, Board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

●	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

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●	For prospective non-employee directors, independence under SEC rules and regulations.

●	The willingness to accept the nomination to serve as a member of our Board of Directors.

●	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the Board.

●	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC rules.

●	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to the Board.

●	The composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. While our Board has not adopted a specific or formal policy on diversity with respect to directors, they share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the members of the Board, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.

Recommendations and Nominations by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Nominating and Corporate Governance Committee and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.

Nominations by stockholders for director candidates must be addressed to:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Chief Financial Officer

Role of the Board in Risk Oversight

Risk is inherent in every business. We face a number of risks, including operational, financial, legal, regulatory, safety, strategic and reputational risks. While management is responsible for the day-to-day management of the risks we face, the role of our Board is to engage in the oversight of risk management and encourage management to promote a culture that actively manages risks as a part of our corporate strategy and operations. The Board’s role in the risk oversight process includes regular communication with members of senior management on areas of material risk to us, which enables the Board to understand our risk identification, assessment and management and our risk mitigation strategies. There is not a separate Risk Committee.

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Each Board committee considers risk within its areas of responsibilities and keeps the Board regularly informed through committee reports about such risks. The Audit Committee assists the Board with respect to risk management primarily in the areas of accounting, financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board primarily with respect to the management of risks related to our compensation programs, policies and practices. This allocation of risk oversight responsibilities enables the Board of Directors and its committees to coordinate the risk oversight role. The full Board considers our risk profile and focus on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.

We believe that the Board’s leadership structure, as discussed above, is consistent with the roles of the Board and the Board committees in risk oversight. The Board has found that its current structure, with the separation of the roles of the Chairman of the Board and the Chief Executive Officer, supports the Board’s risk oversight activities, because the Chief Executive Officer and other members of senior management have responsibility for the management of risk and our Board, led by our Chairman, provides oversight of that risk management, and because various aspects of risk oversight are allocated among the committees of the Board within their areas of responsibility.

Legal Proceedings

We are not aware of any material proceedings in which any of our directors, executive officers or affiliates, any owner of record or beneficial owner of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

Codes of Ethics

We have adopted a code of ethics, each designed to encourage our directors, officers and employees to act with the highest level of integrity. This code is available as Appendix E, and on the Investor Relations section of our website at www.intellinetics.com.

The Intellinetics, Inc. Code of Business Conduct and Ethics is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.

If we make any amendment to, or grant any waiver from a provision of, our code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or of our Compensation Committee.

Access to Management and Outside Advisors

Our directors have full and unrestricted access to our management and employees. Our Board of Directors and its committees have the right to retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.

Communications with the Board of Directors

While the Board believes that management speaks for our company, any stockholder who wishes to communicate directly with the Board of Directors, any committee of the Board or any individual director may do so by directing a written request addressed to such director or directors as follows:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, OH 43228

Attention: Chief Financial Officer

Communications directed to members of the Board will be forwarded to the intended Board members, unless such communications are deemed advertisements or promotional, clearly unrelated to our business or to Board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward.

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EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers (or “NEOs”) consist of (i) the individual(s) who served or acted as the Registrant’s principal executive officer during the last completed fiscal year; (ii) the Registrant’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the last completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the individual was not serving as one of our executive officers at the end of the last completed fiscal year. For the year ended December 31, 2017, our NEOs were the following individuals:

●	James F. DeSocio, our current President and Chief Executive Officer;

●	Matthew L. Chretien, our President and Chief Executive Officer during 2016 and until September 25, 2017;

●	Joseph D. Spain, our Chief Financial Officer and Treasurer as of December 1, 2016; and

●	Thomas D. Moss, our Chief Software Engineer.

Summary Compensation Table

The following table sets forth certain information relating to the total compensation earned for services rendered to us in all capacities by our NEOs for 2017.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)		Option Awards(2) ($)		Total ($)
Matthew L. Chretien	2017	175,000	-		-		175,000
Chief Strategy Officer	2016	174,374	7,500	(1)	78,500	(3)	260,374
James F. DeSocio	2017	67,500	-		321,011	(4)	388,511
President and Chief Executive Officer as of September 25, 2017	2016	-	-		-		-
Joseph D. Spain	2017	140,000	-		-		140,000
Chief Financial Officer as of December 1, 2016	2016	21,538	-		63,937	(5)	85,475
Thomas D. Moss	2017	145,000	-		-		145,000
Chief Software Engineer	2016	145,000	-		39,250	(6)	184,250

(1) In 2016, Mr. Chretien received a stock award of $7,500 for his services as a member of the Board of Directors. The stock award was fully vested upon grant.

(2) The amounts in this column reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, based on the closing sale price of our common stock on the date of grant. The amounts shown in this column are not necessarily indicative of the actual value that will be realized by the named executive officers with respect to such awards.

(3) In 2016, Mr. Chretien received an award of 100,000 stock options, with 25,000 vested upon receipt and the remainder vesting annually pro rata over a three-year period, which had a grant date fair value of $78,500.

(4) In 2017, Mr. DeSocio received an award of 1,250,000 stock options, with the options vesting quarterly pro rata over a two-year period, which had a grant date fair value of $321,011.

(5) In 2016, Mr. Spain received an award of 100,000 stock options, with the options vesting annually pro rata over a four-year period, which had a grant date fair value of $63,937.

(6) In 2016, Mr. Moss received an award of 50,000 stock options, with 12,500 vested upon receipt and the remainder vesting annually pro rata over a three-year period, which had a grant date fair value of $39,250.

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Employment Agreements with our Executive Officers

Pension Benefits

We do not provide, sponsor or maintain any pension arrangements for our named executive officers or for our employees. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. None of our named executive officers participated in our 401(k) plan during fiscal 2017 or 2016.

Non-Qualified Deferred Compensation

We do not provide and we have not adopted any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreements with our Executive Officers

Intellinetics Ohio is a party to employment agreements with Matthew L. Chretien and A. Michael Chretien, both dated as of September 16, 2011. The Registrant does not have employment agreements with these executive officers because the Registrant believes the agreements between Intellinetics Ohio and each of the above executive officers is expected to control the terms of their employment with the Registrant, as Intellinetics Ohio is the sole operating subsidiary of the Registrant. On December 1, 2016, pursuant to an Offer of Employment and Employment Agreement, the Registrant appointed Joseph D. Spain as the Chief Financial Officer. On September 25, 2017, pursuant to an offer letter agreement, the Registrant appointed James F. DeSocio as its President and Chief Executive Officer.

Offer Letter Agreement with James F. DeSocio

Under this offer letter agreement, James F. DeSocio (i) receives compensation at the rate of $270,000 per year, (ii) is eligible to receive options to purchase up to 1,250,000 of the Registrant’s common stock, subject to various approvals, contingencies, and time vesting (iii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, and (iv) is eligible for a bonus of up to $135,000, and (v) may become eligible, at the sole discretion of the Registrant, for profit sharing, and other bonuses. The term of the agreement is indefinite, and James F. DeSocio is an “at will” employee. Under the agreement, James F. DeSocio covenants (i) not to disclose trade secrets or proprietary information of the Registrant, (ii) not to solicit customers, clients, or employees of the Registrant for a period of two years after termination of the agreement, and (iii) not to compete with the Registrant in the state of Ohio for a period of six months after termination of his employment.

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Employment Agreement with Matthew L. Chretien

Under this employment agreement, Matthew L. Chretien agreed to serve as the Interim President and Chief Executive Officer, Principal Accounting Officer, and Treasurer of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Matthew L. Chretien (i) receives compensation at the rate of $195,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses, and (iv) was entitled to receive deferred compensation in the form of a lump sum payment of $100,828 on March 31, 2015. Mr. Chretien has informally agreed to receive less in salary than his is entitled to receive under his Employment Agreement at the current time, while the Registrant is managing available cash and working towards profitability. The Registrant notified Mr. Chretien on March 31, 2015, that payment of the lump sum amount scheduled for March 31, 2015 is deferred subject to the Registrant’s available cash flow. The term of the agreement is indefinite, and both parties stipulate and agree that Matthew L. Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Matthew L. Chretien becomes permanently disabled. Under the agreement, Matthew L. Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the state of Ohio for a period of six months after termination of his employment. Since the date of the agreement, Mr. Chretien has resigned the titles of President, Chief Executive Officer, Principal Accounting Officer, and Treasurer, and currently holds the titles of Secretary, Chief Technology Officer, and Chief Strategy Officer.

Employment Agreement with Joseph D. Spain

Under this employment agreement, Joseph D. Spain (i) receives compensation at the rate of $140,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of the Registrant, for profit sharing, and bonuses. The term of the agreement is indefinite, and Joseph D. Spain is an “at will” employee. Under the agreement, Joseph D. Spain covenants (i) not to disclose trade secrets or proprietary information of the Registrant, (ii) not to solicit customers, clients, or employees of the Registrant for a period of two years after termination of the agreement, and (iii) not to compete with the Registrant in the state of Ohio for a period of six months after termination of his employment.

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OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

The following table sets forth information regarding the outstanding equity awards, consisting of unvested and/or unexercised stock options held by our NEOs as of December 31, 2017:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)		Option expiration date
Matthew L. Chretien Chief Strategy Officer	50,000	50,000	(1)		$0.90	12/31/2025

James F. DeSocio President and Chief Executive Officer as of September 25, 2017	93,750 62,500	656,250 437,500	(2) (2)	$ $	0.30 0.38	12/31/2025 12/31/2025

Joseph D. Spain Chief Financial Officer	25,000	75,000	(3)		$0.76	12/07/2026

Thomas D. Moss Chief Software Engineer	25,000	25,000	(4)		$0.90	12/31/2025

(1) Mr. Chretien’s stock options vest in accordance with the following schedule: 25,000 on January 2, 2018; and 25,000 on January 2, 2019.

(2) Mr. DeSocio’s stock options vest in accordance with the following schedule: 156,250 on March 25, 2018; 156,250 on June 25, 2018; 156,250 on September 25, 2018; 156,250 on December 25, 2018; 156,250 on March 25, 2019; 156,250 on June 25, 2019; and 156,250 on September 25, 2019.

(3) Mr. Spain’s stock options vest in accordance with the following schedule: 25,000 on December 1, 2018; 25,000 on December 1, 2019; and 25,000 on December 1, 2020.

(4) Mr. Moss’s stock options vest in accordance with the following schedule: 12,500 on January 2, 2018, and 12,500 on January 2, 2019.

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Director Compensation

Director Compensation 2017

The following table summarizes the total compensation we paid to our non-employee directors for the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash	Stock Awards($)(1)	Option Awards($)	Total ($)
(a)	(b)	( c )	(d)	(h)
Sophie Pibouin	$15,000	$10,000	-	$25,000	(2)
Murray H. Gross	5,625	32,500	-	38,125	(3)
Rye D’Orazio	7,500	7,500	-	15,000
Robert C. Schroeder	7,500	13,750	-	21,250
Roger Kahn	-	1,875	-	1,875

(1) Stock awards set forth in column (c) were fully vested at the time of grant.

(2) At year end, Ms. Pibouin held aggregate stock option awards of 128,000, which were fully vested upon grant.

(3) At year end, Mr. Gross held aggregate stock option awards of 400,000, which were fully vested upon grant. Mr. Gross resigned as director on September 30, 2017.

On November 17, 2015, the Compensation Committee, pursuant to the authority given to it by the Board and under the 2015 Intellinetics Inc. Equity Incentive Plan, approved the following annual compensation for directors, payable on January 2 of each year beginning with 2016:

●	$7,500 cash payment ($15,000 for Ms. Pibouin),

●	Stock award equal to $7,500 as of the date of grant, in Registrant shares, pursuant to the 2015 Intellinetics Inc. Equity Incentive Plan ($10,000 for Ms. Pibouin), and

●	An additional amount of stock award equal to $25,000 as of the date of grant, in Registrant shares, pursuant to the 2015 Intellinetics Inc. Equity Incentive Plan, payable to the Chairman of the Board for his additional services in that role.

No additional compensation was paid to directors for meetings attended, committee memberships, or committee chairmanships.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial ownership of the Company’s common stock by all our executive officers and directors, and by each stockholder who beneficially owns more than 5% of the Registrant’s common stock, as of January 25, 2018.

The information provided in the table below is based on our records, information filed with the SEC and information provided by our directors and executive officers. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding (1)
DIRECTORS AND OFFICERS
James F. DeSocio	1,450,000	(2)	7.56%
Matthew L Chretien	1,534,072	(3)	8.60%
Joseph D. Spain	100,000	(4)	*
Rye D’Orazio	252,767		1.43%
Sophie Pibouin	200,238	(5)	1.12%
Robert Schroeder	1,060,077	(6)	5.83%
Roger Kahn, Director	138,693		*

Officers and Directors as a Group (7 Persons)	2,453,001	(7)	23.66%

STOCKHOLDERS WITH 5% OR MORE BENEFICIAL OWNERSHIP
Michael Taglich 275 Madison Ave., Suite 1618, New York, NY 10016	6,101,147	(8)	29.02%

Robert F. Taglich 275 Madison Ave., Suite 1618, New York, NY 10016	4,484,023	(9)	22.83%

Michael Chretien	1,396,685		7.88%

* Less than 1%

(1)	Based upon 17,729,421 shares of common stock issued and outstanding, plus shares beneficially owned but not issued for each respective stockholder.
(2)	Beneficial ownership includes 1,450,000 shares of common stock underlying stock options and convertible notes issued to Mr. DeSocio, exercisable within 60 days of January 25, 2018.
(3)	Beneficial ownership includes 110,595 shares of common stock underlying stock options and warrants issued to Mr. Chretien, exercisable within 60 days of January 25, 2018.
(4)	Beneficial ownership includes 100,000 shares of common stock underlying stock options issued to Mr. Spain, exercisable within 60 days of January 25, 2018.
(5)	Beneficial ownership includes 128,000 shares of common stock underlying stock options issued to Ms. Pibouin, exercisable within 60 days of January 25, 2018.
(6)	Beneficial ownership includes 465,841 shares of common stock underlying warrants issued to Mr. Schroeder, exercisable within 60 days of January 25, 2018.
(7)	Beneficial ownership includes 2,282,846 shares of common stock underlying stock options, warrants, and convertible notes issued to the group, as disclosed in (2) through (6) above, exercisable within 60 days of January 25, 2018.
(8)	Beneficial ownership includes 3,294,783 shares either held indirectly or representing common stock underlying warrants and convertible notes issued to Mr. Taglich, exercisable within 60 days of January 25, 2018.
(9)	Beneficial ownership includes 1,913,572 shares of common stock underlying warrants and convertible notes issued to Mr. Taglich, exercisable within 60 days of January 25, 2018.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The written charter for the Audit Committee requires that all transactions between the Registrant and any related person be reviewed, approved, and overseen by the Audit Committee, which is comprised of independent directors. Related person transactions are those transactions covered by Item 404 of Regulation S-K.

Certain Relationships and Related Transactions

The following is a summary of the related person transactions that Intellinetics has participated in at any time during each of the previous three fiscal years.

On January 1, 2016, Intellinetics Ohio repaid in full the outstanding principal and accrued interest on a note issued by Intellinetics Ohio to Jackie Chretien, a person related to Matthew Chretien, the President & CEO and a director of the Registrant. The largest aggregate amount of principal outstanding during 2016 was $15,000, the amount outstanding as of April 25, 2017 is $0, the total amount of principal paid during 2016 was $15,000, and the total amount of interest paid during 2016 was $4,403.

On January 1, 2016, Intellinetics Ohio repaid in full the outstanding principal and accrued interest on a note issued by Intellinetics Ohio to A. Michael Chretien, Secretary of the Registrant. The largest aggregate amount of principal outstanding during 2016 was $40,415, the amount outstanding as of April 25, 2017 is $0, the total amount of principal paid during 2016 was $40,415, and the total amount of interest paid during 2016 was $7,053.

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The following convertible notes were issued by the Registrant to directors, officers, and stockholders holding more than 5% beneficial ownership of the Registrant’s common stock. The terms for all of the following notes provide for interest at an annual rate of 6% until the maturity date of December 31, 2015. Pursuant to the terms of each note and in accordance with the Note Exchange (detailed below), the noteholders converted the notes into shares of common stock, par value $0.001 per share, of the Registrant at a conversion rate set forth below. Any notes not paid or converted by their maturity date would have accrued interest at the annual rate of 12% from the maturity date until the date the notes were repaid in full. Any interest not paid quarterly also accrued interest at the annual rate of 12%.

Name and Affiliation to Registrant	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2017	Amount outstanding as of January 25, 2018 (principal and interest)	Amount of principal paid during 2017*	Amount of interest paid during 2017*
Michael Taglich 5% Stockholder	2/10/2015	$0.30	50,000	-0-	-0-	-0-	-0-
Michael Taglich 5% Stockholder	3/11/2015	$0.30	50,000	-0-	-0-	-0-	-0-
Robert Taglich 5% Stockholder	10/9/2014	$0.30	80,000	-0-	-0-	-0-	-0-
Robert Taglich 5% Stockholder	12/17/2014	$0.30	100,000	-0-	-0-	-0-	-0-
Robert Taglich 5% Stockholder	2/10/2015	$0.30	50,000	-0-	-0-	-0-	-0-
Robert Taglich 5% Stockholder	3/11/2015	$0.30	50,000	-0-	-0-	-0-	-0-

* Principal and interest on all notes were converted to equity in 2015.

The following convertible notes were issued by the Registrant to directors, officers, and stockholders holding more than 5% beneficial ownership of the Registrant’s common stock. The terms for all the following notes provide for interest at an annual rate of 10 percent until maturity three months following the effective date, with interest payable quarterly. Pursuant to the terms of each note and in accordance with the Note Exchange (detailed below), the noteholders converted the notes into shares of common stock, par value $0.001 per share, of the Registrant at a conversion rate set forth below. Any notes not paid or converted by their maturity date would have accrued interest at the annual rate of 12% from the maturity date until the date the notes were repaid in full. Any interest not paid quarterly also accrued interest at the annual rate of 12%.

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Name and Affiliation to Registrant	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2017	Amount outstanding as of January 25, 2018 (principal and interest)	Amount of principal paid during 2017*	Amount of interest paid during 2017*
Michael Taglich 5% Stockholder	5/20/2015	$0.6	20,000	-0-	-0-	-0-	-0-
Michael Taglich 5% Stockholder	6/3/2015	$0.57	10,000	-0-	-0-	-0-	-0-
Michael Taglich 5% Stockholder	6/17/2015	$0.57	50,000	-0-	-0-	-0-	-0-
Michael Taglich 5% Stockholder	7/15/2015	$0.54	25,000	-0-	-0-	-0-	-0-
Michael Taglich 5% Stockholder	8/26/15	$0.6	36,000	-0-	-0-	-0-	-0-
Michael Taglich 5% Stockholder	9/22/15	$0.58	50,000	-0-	-0-	-0-	-0-
Robert Taglich 5% Stockholder	5/20/2015	$0.6	20,000	-0-	-0-	-0-	-0-
Robert Taglich 5% Stockholder	6/3/2015	$0.57	10,000	-0-	-0-	-0-	-0-
Robert Taglich 5% Stockholder	6/17/2015	$0.57	50,000	-0-	-0-	-0-	-0-
Robert Taglich 5% Stockholder	7/15/2015	$0.54	25,000	-0-	-0-	-0-	-0-
Robert Taglich 5% Stockholder	8/26/15	$0.6	36,000	-0-	-0-	-0-	-0-
Robert Taglich 5% Stockholder	9/22/15	$0.58	50,000	-0-	-0-	-0-	-0-

* Principal and interest on all notes were converted to equity in 2015.

The following convertible notes were issued by the Registrant to directors and stockholders holding more than 5% beneficial ownership of the Registrant’s common stock (“2016 Bridge Notes”). The terms for all the following notes provide for interest at an annual rate of 8 percent until maturity on December 1, 2017, which would not begin to accrue until 2017. Each note holder had a right, in their sole discretion, to convert the notes into securities to be issued by the Registrant in a private placement of equity, equity equivalent, convertible debt or debt financing. The noteholders converted the notes into new convertible notes, as set forth below, on December 30, 2016.

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Name and Affiliation to Registrant	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2017	Amount outstanding as of January 25, 2018 (principal and interest)	Amount of principal paid during 2017*	Amount of interest paid during 2017*
Robert Schroeder Director	11/30/2016		25,000	-0-	-0-	-0-	0
Michael Taglich 5% Stockholder	11/30/2016		100,000	-0-	-0-	-0-	0
Robert Taglich 5% Stockholder	11/30/2016		100,000	-0-	-0-	-0-	0

* Principal and interest on all notes were converted to new convertible notes as set forth below in 2016.

The following convertible notes were issued by the Registrant to directors and stockholders holding more than 5% beneficial ownership of the Registrant’s common stock, partly in exchange for a surrender and cancellation of the 2016 Bridge Notes set forth above, and partially for cash. The notes bear interest at an annual rate of interest of 12% until maturity, with partial interest of 6% payable quarterly, and mature on December 31, 2018. The note investors had a right, in their sole discretion, to convert the notes into common shares of the Registrant at a conversion rate of $0.65 per share. If the notes have not been fully repaid by the Registrant by the maturity date or converted into shares at the election of the note investors prior to the maturity date, then such notes will accrue interest at the annual rate of 14% from the maturity date until the date the notes are repaid in full. Any interest not paid quarterly will also accrue interest at the annual rate of 8% instead of 6%.

Name and Affiliation to Registrant	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2017	Amount outstanding as of January 25, 2018 (principal and interest)	Amount of principal paid during 2017	Amount of interest paid during 2017
Robert Schroeder Director	12/30/2016	$0.65	25,000	25,000	28,749	0	0
Michael Taglich 5% Stockholder	12/30/2016	$0.65	250,000	250,000	287,493	0	0
Robert Taglich 5% Stockholder	12/30/2016	$0.65	100,000	100,000	114,997	0	0

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The following convertible notes were issued by the Registrant to stockholders holding more than 5% beneficial ownership of the Registrant’s common stock (“2017 Bridge Notes”). The terms for all the following notes provide for interest at an annual rate of 8 percent until maturity on September 21, 2018, and the notes were issued with original issue discounts. Each note holder had a right, in their sole discretion, to convert the notes into securities to be issued by the Registrant in a private placement of equity, equity equivalent, convertible debt or debt financing. The noteholders converted the notes into new convertible notes, as set forth below, on November 29, 2017.

Name and Affiliation to Registrant	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2017	Amount outstanding as of January 25, 2018 (principal and interest)	Amount of principal paid during 2017*	Amount of interest paid during 2017*
Michael Taglich 5% Stockholder	09/21/2017	$0.30	77,320	75,445	445	75,000	0
Robert Taglich 5% Stockholder	09/21/2017	$0.30	77,320	75,445	445	75,000	0

* These notes were issued with an original issue discount in exchange for $75,000 in cash. The original cash purchase price for each note was converted to a new convertible note as set forth below in 2017.

The following convertible notes were issued by the Registrant to directors, officers, and stockholders holding more than 5% beneficial ownership of the Registrant’s common stock, partly in exchange for a surrender and cancellation of the 2017 Bridge Notes set forth above, and partially for cash. The notes bear interest at an annual rate of interest of 8% until maturity, and mature on November 30, 2019. The note investors have a right, in their sole discretion, to convert the notes into common shares of the Registrant at a conversion rate of $0.20 per share. If the notes have not been fully repaid by the Registrant by the maturity date or converted into shares at the election of the note investors prior to the maturity date, then such notes will accrue interest at the annual rate of 12% from the maturity date until the date the notes are repaid in full. Any interest not paid quarterly will also accrue interest at the annual rate of 12% instead of 8%.

Name and Affiliation to Registrant	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2017	Amount outstanding as of January 25, 2018 (principal and interest)	Amount of principal paid during 2017	Amount of interest paid during 2017
Michael Taglich 5% Stockholder	11/17/2017	$0.20	200,000	200,000	203,781	0	0
Michael Taglich 5% Stockholders	11/29/2017	$0.20	75,000	75,000	76,171	0	0
Robert Taglich 5% Stockholder	12/30/2016	$0.20	75,000	75,000	76,171	0	0
James DeSocio Officer	11/17/2017	$0.20	40,000	40,000	40,756	0	0

Issuance of Warrants in Connection with Bridge Notes

As an inducement for the issuance of the 2016 and 2017 Bridge Notes (as described above) by the Registrant to directors and stockholders holding more than 5% beneficial ownership of the Registrant’s common stock, the Registrant also issued warrants to purchase shares of common stock in the Registrant to the Bridge Note holders in the following amounts:

Name and Affiliation to Registrant	Expiration Date of Warrant	Exercise Price Per Warrant	Amount Of Warrants
Robert Schroeder Director	12/1/2021	$0.68	6,250
Michael Taglich 5% Stockholder	12/1/2021	$0.68	25,000
Robert Taglich 5% Stockholder	12/1/2021	$0.68	25,000
Michael Taglich 5% Stockholder	09/22/2022	$0.30	75,000
Robert Taglich 5% Stockholder	09/22/2022	$0.30	75,000

Return to Treasury of Shares and Issuance of Contingent Warrants

On February 15, 2016, A. Michael Chretien exercised warrants to purchase 500,000 shares of common stock of the Registrant, from the Registrant, at an exercise price of $0.007 per share. These warrants were issued as consideration for A. Michael Chretien returning to treasury 500,000 shares of common stock he owned in 2013.

On January 3, 2017, Matthew L. Chretien exercised warrants to purchase 496,111 shares of common stock of the Registrant, from the Registrant through a cashless exercise, at an exercise price of $0.007 per share. These warrants were issued as consideration for Matthew L. Chretien returning to treasury 500,000 shares of common stock he owned in 2013.

Sales of Equity to Related Persons

Certain related persons participated as investors in two private placements of equity by the Registrant, on the same terms as all other investors in such private placements.

On December 29, 2015, December 31, 2015, and January 25, 2016, the Registrant entered into securities purchase agreements with certain accredited investors, pursuant to which it sold an aggregate of 1,333,333 units at a price of $1.20 per unit. Each unit consisted of two shares of the Registrant’s common stock, par value $0.001 per share, and a five-year warrant to purchase one share of the Registrant’s common stock at an exercise price of $0.65 per share. The following related persons participated in such offering, on the same terms as all other investors participating in the offering:

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Name of Investor	Relationship to the Registrant	Number of Units Purchased	Date of Transaction
Michael Taglich C/F Hope Taglich UGMA	Assets held for the benefit of a family member of Michael Taglich, who beneficially owns more than 5% of the common stock of the Registrant.	25,000	12/29/2015
Michael Taglich Cust for Lucy Taglich UTMA NY	Assets held for the benefit of a family member of Michael Taglich, who beneficially owns more than 5% of the common stock of the Registrant.	25,000	12/29/2015
Michael Taglich Custodian FBO Amanda Taglich UTMA NY until age 21	Assets held for the benefit of a family member of Michael Taglich, who beneficially owns more than 5% of the common stock of the Registrant.	25,000	12/29/2015
Michael Taglich Custodian FBO Stella Taglich UTMA until age 21	Assets held for the benefit of a family member of Michael Taglich, who beneficially owns more than 5% of the common stock of the Registrant.	25,000	12/29/2015
Murray H. Gross	Director and Chairman of the Board; Beneficially owns more than 5% of the common stock of the Registrant.	10,000	1/25/2016
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Registrant.	12,599	1/25/2016

On December 31, 2015 and January 6, 2016, the Registrant entered into note purchase agreements with certain accredited investors, pursuant to which it exchanged convertible notes with an aggregate principal and accrued interest balance of $2,632,684.67 into (1) shares of the Registrant’s common stock, par value, $0.001 per share at the conversion rate set forth therein for each note (as detailed above), and (2) an amount of warrants equal to 50% of the principal and accrued interest converted for each note, divided by 0.6. Such warrants were five-year warrants to purchase shares of common stock at an exercise price of $0.65 per share.

Name of Investor	Relationship to the Registrant	Amount of Principal and Interest Converted	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Registrant.	$1,019,984.99	12/31/2015
Robert F. Taglich	Beneficially owns more than 5% of the common stock of the Registrant.	$1,019,984.99	12/31/2015
Robert C. Schroeder	Director.	$58,065.21	12/31/2015
Murray H. Gross	Director; Chairman of the Board; Beneficially owns more than 5% of the common stock of the Registrant.	$63,802.74	12/31/2015
Matthew L. Chretien	Director; President & CEO; Beneficially owns more than 5% of the common stock of the Registrant.	$12,714.52	12/31/2015

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Promoters and Certain Control Persons

Robert C. Schroeder, a director of the Registrant, is the Vice President of Investment Banking at Taglich Brothers, Inc. Robert F. Taglich and Michael N. Taglich, each beneficial owners of more than 5% of the Registrant’s common stock, are also both principals of Taglich Brothers, Inc. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent for the 2015 Private Placement. In connection with the offering, the Registrant paid Taglich Brothers, Inc. a cash payment of $370,614, which represented an 8% commission of the gross proceeds and 8% commission of the total amount of convertible note principal and interest which were converted in the transaction, and approximately $30,000 for reimbursement for reasonable out of pocket expenses, FINRA filing fees and related legal fees. In addition, the Registrant issued warrants to the designees of Taglich Brothers, Inc. to purchase 910,216 shares of common stock, which represented 10 % of the shares of common stock sold and 10% of the shares of common stock issued as part of a note exchange. The warrants have an exercise price of $0.715 per share of common stock, will be exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

The Registrant also retained Taglich Brothers, Inc. as the exclusive placement agent for the 2016 Private Placement. In connection with the offering, the Registrant paid Taglich Brothers, Inc. a cash payment of $100,000, which represented an 8% commission of the gross proceeds of the private placement, and approximately $30,000 for reimbursement for reasonable out of pocket expenses, FINRA filing fees and related legal fees. In addition, the Registrant issued warrants to the designees of Taglich Brothers, Inc. to purchase 153,846 shares of common stock, which represented 8% of the shares of common stock into which the convertible notes sold in the 2016 Private Placement could be converted. The warrants have an exercise price of $0.75 per share of common stock, will be exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

The Registrant also retained Taglich Brothers, Inc. as the exclusive placement agent for the 2017 Private Placement. In connection with the offering, the Registrant paid Taglich Brothers, Inc. a cash payment of $172,000, which represented an 8% commission of the gross proceeds of the private placement, and approximately $35,000 for reimbursement for reasonable out of pocket expenses, FINRA filing fees and related legal fees. In addition, the Registrant issued warrants to the designees of Taglich Brothers, Inc. to purchase 860,000 shares of common stock, which represented 8% of the shares of common stock into which the convertible notes sold in the 2017 Private Placement could be converted. The warrants have an exercise price of $0.25 per share of common stock, will be exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

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SELLING STOCKHOLDERS

The Selling Stockholders identified in this prospectus may offer and sell up to 12,424,615 shares of our common stock, consisting of (a) up to 10,800,000 shares of our common stock, issuable upon conversion of the maximum amount of principal and interest payable, at maturity (assuming no payments are made by the Registrant of any principal or interest prior to the maturity date), pursuant to convertible notes issued to the Selling Stockholders in the 2017 Private Placement and (b) up to 1,624,615 shares of our common stock, issuable upon conversion of the maximum amount of principal and interest payable, at maturity (assuming no payments are made by the Registrant of any principal or interest prior to the maturity date), pursuant to convertible notes issued to the Selling Stockholders in the 2016 Private Placement.

The 12,424,615 shares of our common stock included in this prospectus are issuable to the Selling Stockholders pursuant to the terms of convertible notes which were issued to the Selling Stockholders pursuant to exemptions from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder.

The Selling Stockholders named below, or their respective successors, including transferees, may from time to time sell or otherwise dispose of, pursuant to this prospectus, all, some or none of their shares of our common stock being registered hereby. See “Plan of Distribution” below.

The following table sets forth, as to each of the Selling Stockholders:

●	the name of each of the Selling Stockholders;

●	the number of shares of our common stock beneficially owned, based on each Selling Stockholder’s ownership of shares held of record as of January 25, 2018;

●	the number of shares of our common stock being offered by such Selling Stockholder pursuant to this prospectus; and

●	the number of shares of our common stock beneficially owned upon completion of the offering and the percentage of beneficial ownership upon completion of the offering based upon 17,729,474 shares of our common stock outstanding as of January 25, 2018, assuming full conversion of all convertible notes held by the Selling Stockholders and outstanding on that date, without regard to any limitations on conversion.

Information in the table below and the notes thereto has been provided to us by the Selling Stockholders or by the placement agent. Unless otherwise indicated, to our knowledge, each Selling Stockholder listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such Selling Stockholder, except to the extent authority is shared by spouses under applicable law. Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or dispositive power with respect to the securities. The information listed below is not necessarily indicative of beneficial ownership for any other purpose. Except as described in the notes below, none of the Selling Stockholders has held any position, office or other material relationship with us or any of our affiliates within the past three years.

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	Shares Beneficially Owned					Shares Included	Shares Beneficially Owned
	Before Offering					in Prospectus	After Offering
Name of Selling Shareholder	Shares	Warrants	Options	Convertible Notes	Percent	# Included	Number	Percent
Allison Bibicoff	-	-		49,231	*	49,231	-	*
Alvin R Bonnette Rev Trust UA dtd 1/31/85, Alvin R. Bonnett TTEE	-	-	-	300,000	1.66%	300,000	-	*
Andrew K Light	-	-	-	300,000	1.66%	300,000	-	*
Andrew M Schatz & Barbara F. Wolf JTWROS	-	-	-	98,462	*	98,462	-	*
Angus Bruce Lauralee Bruce JTWROS	-	-	-	39,385	*	39,385	-	*
Ann B Oldfather	-	-	-	240,000	1.34%	240,000	-	*
Charles S Brand Peggy A Brand	-	-	-	198,000	1.10%	198,000	-	*
Cibreo LLC	-	-	-	150,000	*	150,000	-	*
David A Random	-	-	-	300,000	1.66%	300,000	-	*
David Frank Rios & Margaret Jo Rios 1999 Trust dtd 6/22/99	100,000	50,000	-	68,923	1.23%	68,923	150,000	*
David L Allen	-	-	-	84,000	*	84,000	-	*
Denis Fortin	107,142	83,333	-	295,385	2.68%	295,385	190,475	1.07%
Donata Random	-	-	-	120,000	*	120,000	-	*
Embry Family Living Trust dtd 12/15/94 Lloyd Bertis Embry and Kim Thu Ngo Embry Co-TTEEs	-	-	-	68,923	*	68,923	-	*
Glenn R Hubbard	-	-	-	240,000	1.34%	240,000	-	*
Harvey Bibicoff and Jacqueline Bibicoff Trustees of the Bibicoff Family Trust dtd 5/16/00	527607	-	-	180,000	3.95%	180,000	527,607	2.98%
Howard A Kalka	-	-	-	300,000	1.66%	300,000	-	*
James C Robertson	-	-	-	600,000	3.27%	600,000	-	*
James DeSocio (3)	-	-	1,250,000	240,000	7.75%	240,000	1,250,000	7.05%
Jeffrey G. Hipp & Mary Ann Hipp JT/WROS	-	-	-	300,000	1.66%	300,000	-	*
John J Resich Jr TEE John J Resich Jr Ret Trust	-	-	-	300,000	1.66%	300,000	-	*
John R Bertsch Trust dtd 12/3/2004 John R Bertsch Trustee	-	-	-	300,000	1.66%	300,000	-	*
Joseph Vosilla	-	-	-	39,385	*	39,385	-	*
Junge Revocable Trust UAD 12/09/91 John P Junge TTEE Amd 09/26/06	-	-	-	1,110,000	5.89%	1,110,000	-	*
Keith Becker	-	-	-	240,000	1.34%	240,000	-	*
Kiefer Light	-	-	-	90,000	*	90,000	-	*
Larry V. Lowrance	-	-	-	72,000	*	72,000	-	*
Legend Cap Opportunity Fund	-	-	-	120,000	*	120,000	-	*
Legend Opportunity Fund LLC	-	-	-	39,385	*	39,385	-	*
Lian Chang	-	-	-	60,000	*	60,000	-	*
Lighthouse Capital LLC	-	-	-	68,923	*	68,923	-	*
Mary Marguerite Schnurer Family Trust UAD 12/08/05 Mary Marguerite Schnurer TTEE	-	-	-	150,000	*	150,000	-	*
Monica Bertsch	-	-	-	48,000	*	48,000	-	*
Nina Lisa Bertsch	-	-	-	330,000	1.83%	330,000	-	*
Nutie Dowdle	-	-	-	98,462	*	98,462	-	*
Nuview IRA Inc FBO Lawrence Kane IRA	10,000	-	-	19,692	*	19,692	10,000	*
Nuview IRA Inc FBO Luisa Kane IRA	10,000	-	-	19,692	*	19,692	10,000	*
Nuview IRA Inc FBO Timothy M Fitzpatrick IRA	-	-	-	25,600	*	25,600	-	*
P Kenneth Nitz	50,000	25,000	-	98,462	*	98,462	75,000	*
Paul R Winter	-	-	-	300,000	1.66%	300,000	-	*
Paul Seid	-	-	-	270,000	1.50%	270,000	-	*
Raymond M. Beebe & Joan P Beebe JT Ten	-	-	-	98,462	*	98,462	-	*
Robert Brooks	157,589	42,535	-	308,462	2.81%	308,462	200,124	1.13%
Robert L Debruyn Trust UAD 10/5/94 Robert L Debruyn & Tracey H Debruyn TTEE	-	-	-	300,000	1.66%	300,000	-	*
Robert Romanet Maureen L Romanet Jt Ten	-	-	-	30,000	*	30,000	-	*
Robert W Allen Jr.	-	-	-	120,000	*	120,000	-	*
Robert W Allen Trust UAD 04/29/08 Robert W Allen TTEE	-	-	-	300,000	1.66%	300,000	-	*
Ronald Johnson	-	-	-	150,000	*	150,000	-	*
Samuel E Leonard Trust UAD 2-5-90 Samuel E Leonard TTEE	-	-	-	90,000	*	90,000	-	*
Sandra P Nitz	-	-	-	39,385	*	39,385	-	*
Shadow Capital LLC	148,808	20,833	-	496,923	3.65%	496,923	169,641	*
Sterling Family Investment LLC	-	-	-	552,000	3.02%	552,000	-	*
Steven A Boggs	-	-	-	493,323	2.71%	493,323	-	*
The Carolyn L Foutch Living Trust UAD 05/17/13 Carolyn L Foutch Ttee	-	-	-	90,000	*	90,000	-	*
The Corbet L. Clark Jr. Living Trust UAD 02/14/13 Corbet L Clark Jr. TTEE	-	-	-	120,000	*	120,000	-	*
The Hillary Bibicoff Revocable Trust dtd 4/19/07 Hillary Bibicoff Trustee	48,808	20,833	-	19,692	*	19,692	69,641	*
The Paul A. Seid Irrevocable Trust FBO Andrew Seid	-	-	-	270,000	1.50%	270,000	-	*
The Paul A. Seid Irrevocable Trust FBO Lauren Seid	-	-	-	270,000	1.50%	270,000	-	*
Thomas J Leonard	-	-	-	98,462	*	98,462	-	*
Tracey H Debruyn Trust UAD 10/5/94 Tracey H Debruyn & Robert L Debruyn & Robert L Debruyn TTEE	-	-	-	300,000	1.66%	300,000	-	*
Walter T Parkes	-	-	-	216,000	1.20%	216,000	-	*
Weedie Trust UAD 07/20/16 Wendy H Tweedy & Jeffrey C Tweedy TTEES	-	-	-	90,000	*	90,000	-	*

*	indicates less than 1%

(1)	Percentages are based on 17,729,421 shares of common stock outstanding.

(2)	There is no assurance that the Selling Stockholders will sell all or any portion of the shares being registered for sale. For purposes of this table, we have assumed that, upon completion of the offering, the Selling Stockholders will have sold all of the shares covered by this prospectus and will not have acquired beneficial ownership of any additional shares.

(3) James F. DeSocio is the President, CEO, and a director of the Registrant.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the Registration Statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Penny Stock

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

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●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Articles of Incorporation, as amended, authorize the issuance of 50,000,000 shares of common stock.

As of January 25, 2018, we had issued and outstanding:

●	an aggregate of 17,729,421 shares of common stock;

●	an aggregate of 5,926,627 shares of our common stock issuable upon exercise of warrants with expiration dates between December 2020 and November 2022 at exercise prices ranging from $0.20 to $0.75 per share;

●	an aggregate of 2,366,506 shares of our common stock reserved for issuance under the 2015 Intellinetics Inc. Equity Incentive Plan; and

●	an aggregate of 13,139,389 shares of our common stock reserved for issuance pursuant to the conversion of outstanding convertible notes.

As of January 25, 2018, we had no options to purchase any capital stock or other securities convertible into capital stock, other than stock options issued pursuant to the 2015 Intellinetics Inc. Equity Incentive Plan and reserved for under that Plan.

Description of Common Stock

Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors. To date, we have not paid cash dividends. We intend to retain any earnings for the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

Any future determination as to the payment of cash dividends will depend on future earnings, results of operations, capital requirements, financial condition and such other factors as the board of directors may consider. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.

Holders of our common stock do not have pre-emptive rights to subscribe for or to purchase any stock, obligations or other securities.

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Warrants

As of January 25, 2018, 5,926,627 shares of our common stock are reserved for issuance upon the exercise of warrants outstanding. These outstanding warrants are immediately exercisable and consists of (i) warrants to purchase 1,625,000 shares of our common stock at an exercise price of $0.65 per share, issued to investors on December 29, 2015, December 31, 2015, and January 25, 2016 in connection with a private placement (the “2015 Private Placement”); (ii) warrants to purchase 2,193,904 shares of our common stock at an exercise price of $0.65 per share, issued to investors on December 31, 2015, and January 6, 2016, in connection with an exchange of convertible notes (the “2015 Note Exchange”); (iii) five-year warrants to purchase 887,627 shares of our common stock at an exercise price of $0.715 per share, issued to the placement agent in connection with both the 2015 Private Placement and the 2015 Note Exchange; (iv) five-year warrants to purchase 56,250 shares of our common stock at an exercise price of $0.68 per share, issued to investors in connection with bridge financing prior to the 2016 Private Placement; (v) five-year warrants to purchase 153,846 shares of our common stock at an exercise price of $0.75 per share, issued to the placement agent in connection with the 2016 Private Placement; (vi) five-year warrants to purchase 150,000 shares of our common stock at an exercise price of $0.30 per share, issued to investors in connection with bridge financing prior to the 2017 Private Placement; and (vii) five-year warrants to purchase 860,000 shares of our common stock at an exercise price of $0.25 per share, issued to the placement agent in connection with the 2017 Private Placement.

Convertible Notes

The convertible notes outstanding as of January 25, 2018, convertible into 13,139,389 shares of our common stock, are immediately convertible and consist of (x) 2,206,964 shares underlying 12% Subordinated Convertible Notes with outstanding principal and interest of $1,250,000 and 184,527, respectively, as of January 25, 2018, convertible into common stock at $0.65 per share; and (y) 10,932,425 shares underlying 8% Secured Convertible Notes with outstanding principal and interest of $2,150,000 and 36,484, respectively, as of January 25, 2018, convertible into common stock at $0.20 per share.

DILUTION

The convertible notes into which the shares of common stock offered under this prospectus are already issued and outstanding. Thus, the issuance of shares of common stock hereunder will not cause any additional dilution other than the dilution which would have already occurred upon conversion of the convertible notes. Up to 12,424,615 shares of common stock can be offered and sold hereunder by Selling Stockholders pursuant to existing convertible notes.

Out of the 50,000,000 authorized shares of our common stock, we have approximately 22% of authorized shares available for future issuances. We may issue some or all of these available shares in any attempt by the Registrant to raise additional funds through the sale of equity or convertible debt, and this will result in further dilution for existing stockholders. In addition, if we issue all of the authorized shares of our common stock, we may seek stockholder approval in the future to authorize additional stock, and this would also result in further dilution for existing stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 30,104,806 shares of our common stock issued and outstanding, assuming full conversion of the convertible notes held by the Selling Stockholders, representing approximately 60% of the 50,000,000 authorized shares of our common stock. Furthermore, if all of the Registrants warrants, options, and convertible notes were exercised or converted, we will have 41,384,092 shares of our common stock issued and outstanding, assuming full conversion of the convertible notes held by the Selling Stockholders, representing approximately 83% of the 50,000,000 authorized shares of our common stock. The number of shares of our common stock outstanding after the offering is based on 17,729,421 shares of our common stock outstanding as of January 25, 2018, which excludes 5,926,627 shares of our common stock issuable upon exercise of warrants outstanding as of January 25, 2018, 2,366,506 shares reserved for issuance under the 2015 Intellinetics Inc. Equity Incentive Plan, and 13,139,389 shares reserved for issuance pursuant to outstanding convertible notes.

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The Selling Stockholders identified in this prospectus may, from time to time, offer and sell up to 12,424,615 shares of our common stock consisting of (a) up to 10,800,000 shares of our common stock, issuable upon conversion of the maximum amount of principal and interest payable, at maturity (assuming no payments are made by the Registrant of any principal or interest prior to the maturity date), pursuant to convertible notes issued to the Selling Stockholders in the 2017 Private Placement and (b) up to 1,624,615 shares of our common stock, issuable upon conversion of the maximum amount of principal and interest payable, at maturity (assuming no payments are made by the Registrant of any principal or interest prior to the maturity date), pursuant to convertible notes issued to the Selling Stockholders in the 2016 Private Placement.

Sales of substantial amounts of our common stock in the public market, or the perception that future sales may occur, could materially and adversely affect the prevailing market price of our common stock.

Registration Rights

In connection with our private placement, we entered into a registration rights agreement with certain Selling Stockholders who now own an aggregate of $2,150,000 in convertible notes, under which such Selling Stockholders are entitled to certain registration rights, and this prospectus is a part of the Registration Statement that we filed pursuant to our obligations under that registration rights agreement. Under the terms of the registration rights agreement, we have agreed to prepare and, as soon as practicable, but in no event later than January 29, 2018, file with the SEC a registration statement covering the resale under the Securities Act of all of the shares, and to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than April 29, 2018 (or 90 days after filing).

EXPERTS

The audited consolidated financial statements of Intellinetics, Inc. and its sole operating subsidiary for the years ended December 31, 2016 and 2015, were audited by GBQ Partners, LLC, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by McDonald Carano, Reno, Nevada.

AVAILABLE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

We make available, free of charge, on our website located at www.intellinetics.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus and the accompanying prospectus or any report or document we file with or furnish to the SEC and any references to these websites are intended to be an inactive textual references only.

Our website address is www.intellinetics.com. The information on our website is not incorporated into this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents filed separately by us with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference from information contained in documents that we file later with the SEC, which will automatically update and supersede this information.

We incorporate by reference into this prospectus information contained in any reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective date of this prospectus and prior to the completion or termination of the offering of the securities covered by this prospectus, other than information that is furnished but not filed with the SEC under those filings.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that previous statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents shall be directed to:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, OH 43228

Attention: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized any person to provide you with any information that is different from that contained in this prospectus or incorporated by reference in this prospectus.

We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

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Index to Financial Statements

Intellinetics, Inc.

Annual Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Intellinetics, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Intellinetics, Inc. and Subsidiary (collectively, the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Intellinetics, Inc. and Subsidiary at December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBQ Partners LLC

Columbus, Ohio

March 30, 2017

F-2

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Balance Sheets

	December 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash	$689,946	$1,117,118
Accounts receivable, net	259,497	217,028
Prepaid expenses and other current assets	150,620	46,521

Total current assets	1,100,063	1,380,667

Property and equipment, net	18,783	22,603
Other assets	10,285	10,285

Total assets	$1,129,131	$1,413,555

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$767,197	$826,864
Deferred revenues	665,460	638,193
Deferred compensation	215,012	215,012
Notes payable - current	360,496	401,573
Notes payable - related party - current	38,307	92,805
Total current liabilities	2,046,472	2,174,447

Long-term liabilities:
Notes payable - net of current portion	585,782	782,206
Notes payable - related party - net of current portion	299,447	127,409
Deferred interest expense	158,062	136,078
Other long-term liabilities - related parties	1,125	12,852

Total long-term liabilities	1,044,416	1,058,545

Total liabilities	3,090,888	3,232,992

Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 16,815,850 and 14,908,439 shares issued and outstanding at December 31, 2016 and 2015, respectively	26,816	21,909
Additional paid-in capital	12,966,177	11,537,093
Accumulated deficit	(14,954,750)	(13,378,439)
Total stockholders' deficit	(1,961,757)	(1,819,437)
Total liabilities and stockholders' deficit	$1,129,131	$1,413,555

See Notes to these consolidated financial statements

F-3

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

	For the Year Ended December 31,
	2016	2015

Revenues:
Sale of software	$390,583	$601,141
Software as a service	525,282	281,899
Software maintenance services	988,690	941,531
Professional services	502,952	382,717
Third Party services	194,226	129,703

Total revenues	2,601,733	2,336,991

Cost of revenues:
Sale of software	73,566	125,108
Software as a service	247,928	121,466
Software maintenance services	127,805	128,597
Professional services	135,486	100,768
Third Party services	125,024	72,078

Total cost of revenues	709,809	548,017

Gross profit	1,891,924	1,788,974

Operating expenses:
General and administrative	2,118,924	2,541,867
Sales and marketing	1,132,292	791,291
Depreciation	10,687	11,626

Total operating expenses	3,261,903	3,344,784

Loss from operations	(1,369,979)	(1,555,810)

Other income (expense)
Interest expense, net	(206,332)	(2,365,618)

Total other income (expense)	(206,332)	(2,365,618)

Net loss	$(1,576,311)	$(3,921,428)

Basic and diluted net loss per share:	$(0.09)	$(0.55)

Weighted average number of common shares outstanding - basic and diluted	16,650,085	7,152,276

See Notes to these consolidated financial statements

F-4

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statement of Stockholders' Deficit

For the Twelve Months Ended December 31, 2016

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2014	7,123,089	$14,124	$5,189,178	$(9,457,011)	$(4,253,709)

Beneficial Conversion of Convertible Notes	-	-	170,091	-	170,091

Stock Option Compensation	-	-	430,000	-	430,000

Sale of Stock	2,320,134	2,320	1,207,313	-	1,209,633

Convertible Securities Exercised	5,465,216	5,465	2,457,183	-	2,462,648

Note Conversion Warrant Expense	-	-	2,083,328	-	2,083,328

Net Loss	-	-	-	(3,921,428)	(3,921,428)

Balance, December 31, 2015	14,908,439	$21,909	$11,537,093	$(13,378,439)	$(1,819,437)

Sale of Stock	1,013,198	1,013	558,272	-	559,285

Stock Issued to Directors	69,443	69	62,431	-	62,500

Stock Option Compensation	-	-	137,878	-	137,878

Convertible Securities Exercised	303,912	304	169,735	-	170,039

Exercise of stock warrants	520,858	3,521	(22)	-	3,499

Note Conversion Warrant Expense	-	-	137,970	-	137,970

Note Offer Warrant Expense	-	-	97,435	-	97,435

Beneficial Conversion of Convertible Notes	-	-	265,385	-	265,385

Net Loss	-	-	-	(1,576,311)	(1,576,311)

Balance, December 31, 2016	16,815,850	$26,816	$12,966,177	$(14,954,750)	$(1,961,757)

See Notes to these consolidated financial statements

F-5

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2016	2015

Cash flows from operating activities:
Net loss	$(1,576,311)	$(3,921,428)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,687	11,626
Bad debt expense	23,244	26,771
Amortization of deferred financing costs	2,832	13,269
Amortization of beneficial conversion option	-	195,591
Stock issued for services	62,500	-
Stock options compensation	137,878	430,000
Note conversion warrant expense	137,970	2,083,328
Note offer warrant expense	97,435	-
Changes in operating assets and liabilities:
Accounts receivable	(65,713)	(144,738)
Prepaid expenses and other current assets	(104,099)	(853)
Accounts payable and accrued expenses	(24,628)	256,104
Other long-term liabilities - related parties	(11,727)	323,315
Deferred interest expense	21,984	32,837
Deferred revenues	27,267	74,195
Total adjustments	315,630	3,301,445
Net cash used in operating activities	(1,260,681)	(619,983)

Cash flows from investing activities:
Purchases of property and equipment	(6,867)	(5,558)
Net cash used in investing activities	(6,867)	(5,558)

Cash flows from financing activities:
Sale of Common Stock	559,285	1,209,633
Exercise of stock options	3,499	-
Payment of deferred financing costs	(53,029)
Proceeds from notes payable	315,000	-
Proceeds from notes payable - related parties	375,000	582,000
Repayment of notes payable	(266,573)	(204,401)
Repayment of notes payable - related parties	(92,806)	(28,654)
Net cash provided by financing activities	840,376	1,558,578

Net increase (decrease) in cash	(427,172)	933,037
Cash - beginning of period	1,117,118	184,081
Cash - end of period	$689,946	$1,117,118

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$56,702	$47,633

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$35,039	$62,294
Accrued interest notes payable related parties converted to equity	-	366,484
Discount on notes payable for beneficial conversion feature	121,154	170,091
Discount on notes payable - related parties for beneficial conversion feature	144,231	-
Notes payable conversion warrant expense	113,762	1,647,610
Notes payable conversion underwriting warrant expense	24,208	435,718
Notes payable converted to equity	135,000	225,800
Notes payable related parties converted to equity	-	1,808,068

See Notes to these consolidated financial statements

F-6

INTELLINETICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

1.	Business Organization and Nature of Operations

Intellinetics, Inc., formerly known as GlobalWise Investments, Inc., (“Intellinetics”), is a Nevada corporation incorporated in 1997, with a single operating subsidiary, Intellinetics, Inc., an Ohio corporation (“Intellinetics Ohio”), together with Intellinetics, the (“Company,” “we,” “us,” and “our”). Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of Intellinetics as a result of a reverse merger and recapitalization.

The Company is a document solutions software development, sales and marketing company serving both the public and private sectors. The Company’s software platform allows customers to capture and manage all documents across operations such as scanned hard-copy documents and all digital documents including those from Microsoft Office 365, digital images, audio, video and emails. The Company’s solutions create value for customers by making it easy to connect business-critical documents to the processes they drive by making them easy to find, secure and compliant.

2.	Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The Company has evaluated subsequent events through the issuance of this Form 10-K.

3.	Liquidity and Management’s Plans

Through December 31, 2016, the Company had incurred an accumulated deficit since its inception of $14,954,750. At December 31, 2016, the Company had a cash balance of $689,946.

From the Company’s inception, it has generated revenues from the sales and implementation of its internally generated software applications.

The Company’s business plan is to increase its sales and market share by developing an expanded network of resellers through which the Company will sell its expanded software product portfolio. The Company expects that this marketing initiative will require that it continue its efforts towards reseller training and on-boarding, and develop additional software integration and customization capabilities, all of which will require additional capital.

The Company expects that through the next 12 months, the capital requirements to fund the Company’s growth, service existing debt obligations, and to cover the operating costs as a public company will consume substantially all of the cash flows that it intends to generate from its operations. The Company further believes that during this period, while the Company is focusing on the growth and expansion of its business, the gross profit that it expects to generate from operations will not generate sufficient funds to cover these anticipated operating costs. Our cash requirements are insufficient by approximately $96,000 per month. During 2016 and 2015, the Company has used the proceeds from the convertible note issuances and the sale of equity securities to sustain operations and to follow through on the execution of its business plan. There is no assurance that the Company’s has or will be able to obtain sufficient funds to fund the Company’s operations. Given these conditions, the Company’s ability to continue as a going concern is contingent upon increasing its revenues and successfully managing its cash requirements. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrants into established markets, the competitive environment in which the Company operates and its cash requirements. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Since inception, the Company’s operations have primarily been funded through a combination of gross margins, state business development loans, bank loans, convertible loans and loans from friends and family, and the sale of securities. Although management believes that the Company may have access to additional capital resources, there are currently no commitments or arrangements in effect that would provide for new financing and there is no assurance that the Company will be able to obtain additional funds on commercially acceptable terms, if at all.

F-7

During the twelve months ended December 31, 2016, the Company raised $1,215,709 through the issuance of convertible notes and the sale of its common stock and warrants. The proceeds from the issuance and the sale were used to fund the Company’s working capital needs and debt repayment obligations. Subsequent to December 31, 2016, the Company raised an additional net $459,745 through the issuance of convertible notes. For more information, see the Note 15 to the Consolidated Financial Statements, titled “Subsequent Events.”

The current level of cash and operating margins may not be enough to cover the existing fixed and variable obligations of the Company, so increased revenue performance and the addition of capital are critical to the Company’s success.

The Company’s financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should it be unable to continue as a going concern.

4.	Corporate Actions

On February 10, 2012, Intellinetics Ohio was acquired by Intellinetics, when it was known as GlobalWise Investments, Inc., pursuant to a reverse merger, with Intellinetics Ohio surviving as a wholly owned subsidiary of Intellinetics.

On September 1, 2014, the Company changed its name from GlobalWise Investments, Inc., to Intellinetics, Inc. and effected a one-for-seven (1-for-7) reverse stock split of the Company’s common stock. All share and per share amounts herein have been adjusted to reflect the reverse stock split.

5.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Significant estimates and assumptions include valuation allowances related to receivables, the recoverability of long-term assets, depreciable lives of property and equipment, deferred taxes and related valuation allowances. The Company’s management monitors these risks and assesses its business and financial risks on a quarterly basis.

Concentrations of Credit Risk

The Company maintains its cash with high credit quality financial institutions. At times, the Company’s cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit.

The number of customers that comprise the Company’s customer base, along with the different industries, governmental entities and geographic regions, in which the Company’s customers operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support customer receivables; however, the Company may require its customers to provide retainers, up-front deposits or irrevocable letters-of-credit when considered necessary to mitigate credit risks. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific customers and past collections history. Credit losses have been within management’s expectations. At December 31, 2016 and 2015, the Company’s allowance for doubtful accounts was $19,034 and $23,786, respectively.

F-8

Property and Equipment

Property, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the related assets on a straight-line basis. Furniture and fixtures, computer hardware and purchased software are depreciated over three to seven years. Leasehold improvements are amortized over the life of the lease or the asset, whichever is shorter, generally seven to ten years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains and losses are reflected in the results of operations.

Impairment of Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant, and Equipment.” The Company tests long-lived assets or asset groups, such as property and equipment, for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable.

Circumstances which could trigger a review include, but are not limited to: significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed of before the end of its estimated useful life.

Recoverability is assessed based on comparing the carrying amount of the asset to the aggregate pre-tax undiscounted cash flows expected to result from the use and eventual disposal of the asset or asset group. Impairment is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss, if any, is measured as the amount by which the carrying amount exceeds fair value, which for this purpose is based upon the discounted projected future cash flows of the asset or asset group.

Share-Based Compensation

The Company accounts for stock-based payments to employees in accordance with ASC 718, “Stock Compensation.” Stock-based payments to employees include grants of stock that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 718 and ASC 505-50, “Equity-Based Payments to Non-Employees,” which requires that such equity instruments are recorded at their fair value on the measurement date, with the measurement of such compensation being subject to periodic adjustment as the underlying equity instruments vest.

The grant date fair value of stock option awards is recognized in earnings as share-based compensation cost over the requisite service period of the award using the straight-line attribution method. The Company estimates the fair value of the stock option awards using the Black-Scholes-Merton option pricing model. The exercise price of options is specified in the stock option agreements. The expected volatility is based on the historical volatility of the Company’s stock for the previous period equal to the expected term of the options. The expected term of options granted is based on the midpoint between the vesting date and the end of the contractual term. The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected term of the options. The expected dividend yield is based upon the yield expected on date of grant to occur over the term of the option.

On January 1, 2016, the Company granted employees stock options to purchase 250,000 shares of common stock of the Company, par value $0.001 per share (“Shares”) at an exercise price of $0.90 per Share in accordance with the 2015 Intellinetics Inc. Equity Incentive Plan (the “2015 Plan”), with vesting continuing until 2019. The total fair value of $196,250 for these stock options will be recognized by the Company over the applicable vesting period. The total stock option compensation for the twelve months ended December 31, 2016 was $98,047.

On February 10, 2016, the Company granted employees stock options to purchase 210,000 Shares at an exercise price of $0.96 per Share, in accordance with the 2015 Plan, with vesting continuing until 2020. The total fair value of $174,748 for these stock options will be recognized by the Company over the applicable vesting period. The total stock option compensation for the twelve months ended December 31, 2016 was $38,780.

F-9

On December 6, 2016, the Company granted an employee stock options to purchase 100,000 Shares at an exercise price of $0.76 per Share, in accordance with the 2015 Plan, with vesting continuing until 2020. The total fair value of $63,937 for these stock options will be recognized by the Company over the applicable vesting period. The total stock option compensation for the twelve months ended December 31, 2016 was $1,051.

On January 2, 2016, the Company issued 69,433 new Shares of restricted common stock to directors of the Company in accordance with the 2015 Plan. Stock compensation of $62,500 was recorded on the issuance of the Shares.

For the twelve months ended December 31, 2015, the Company recorded Share-based compensation to non-employees of $430,000.

Software Development Costs

Software development costs for software to be sold or otherwise marketed incurred prior to the establishment of technological feasibility are expensed as incurred. The Company defines establishment of technological feasibility as the completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility through the period of general market availability of the product are capitalized, if material. To date, all software development costs for software to be sold or otherwise marketed have been expensed as incurred. In accordance with ASC 350-40, “Internal-Use Software,” the Company capitalizes purchase and implementation costs of internal use software. No such costs were capitalized during the periods presented.

Research and Development

We design, develop, test, market, license, and support new software products and enhancements of current products. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats. We expense our software development costs as incurred. For the twelve months ending December 31, 2016 and 2015, our research and development costs were $386,285 and $497,976, respectively.

Recent Accounting Pronouncements

Stock Compensation

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which simplified certain aspects of the accounting for share-based payment transactions, including income taxes, classification of awards and classification on the statement of cash flows. ASU 2016-09 will be effective for the Company beginning in its first quarter of 2018. The Company is currently evaluating the impact of adopting ASU 2016-09 on its consolidated financial statements.

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which modified lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for the Company beginning in its first quarter of 2019, and early adoption is permitted. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2016-02 on its consolidated financial statements.

Debt Issuance Costs

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs,” which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability rather than as an asset. The recognition and measurement guidance for debt issuance costs are not affected by ASU 2015-03. The guidance is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The guidance is required to be applied retrospectively and early adoption is permitted. The Company adopted the new guidance effective January 1, 2016. Debt issuance costs that are now presented as a direct reduction from the carrying amount of the associated debt liability amounted to $54,452 and $4,255 on December 31, 2016 and 2015, respectively.

F-10

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. The core principle of ASU 2014-09 is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, ASU 2014-09 requires five basic steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. Entities will generally be required to make more estimates and use more judgment than under current guidance, which will be highlighted for users through increased disclosure requirements. Subsequently, the FASB has issued the following standards related to ASU 2014-09: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”); ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”); and ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The Company must adopt ASU 2016-08, ASU 2016-10 and ASU 2016-12 with ASU 2014-09 (collectively, the “new revenue standards”). In July 2015, the FASB deferred the effective date of the new revenue standards for one year beyond the originally specified effective date. The update is now effective for public entities for annual periods beginning after December 15, 2017, including interim periods therein. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Three basic transition methods are available – full retrospective, retrospective with certain practical expedients, and a cumulative effect approach. Management is in the process of evaluating the impact that adoption of the new revenue standards will have on the consolidated financial statements and has not yet determined the method by which the Company will adopt the standard.

Revenue Recognition

a) Sale of Software

The Company recognizes revenues in accordance with ASC Topic 985-605, “Software Revenue Recognition.”

The Company records revenues from the sale of software licenses when persuasive evidence of an arrangement exists, the software product has been installed, there are no significant uncertainties surrounding product acceptance by the customer, the fees are fixed and determinable, and collection is considered probable. Revenues included in this classification typically include sales of additional software licenses to existing customers and sales of software to the Company’s Resellers (See section h) - Reseller Agreements, below.

The Company assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Company’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

If an undelivered element for the arrangement exists under the license arrangement, revenues related to the undelivered element are deferred based on Vendor Specific Objective Evidence (“VSOE”) of the fair value of the undelivered element. Often, multiple-element sales arrangements include arrangements where software licenses and the associated post-contract customer support (“PCS”) are sold together. The Company has established VSOE of the fair value of the undelivered PCS element based on the contracted price for renewal PCS included in the original multiple element sales arrangement, as substantiated by contractual terms and the Company’s significant PCS renewal experience, from the Company’s existing customer base.

F-11

The Company records the revenues for the sales of software with professional services as prescribed by ASC 985-605, in accordance with the contract accounting guidelines in ASC 605-35, “Revenue Recognition: Construction-Type and Production-Type Contracts” (“ASC 605-35”), after evaluating for separation of any non-ASC 605-35 elements in accordance with the provisions of ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements,” as updated. The Company accounts for these contracts on a percentage of completion basis, measured by the percentage of labor hours incurred to date to estimated total labor hours for each contract, or on a completed contract basis when dependable estimates are not available.

The fair value of any undelivered elements in multiple-element arrangements in connection with the sales of software licenses with professional services are deferred based upon VSOE.

b) Sale of Software as a Service

Sale of software as a service (“SaaS”) consists of revenues from arrangements that provide customers the use of the Company’s software applications, as a service, typically billed on a monthly or annual basis. Advance billings of these services are not recorded to the extent that the term of the arrangement has not commenced and payment has not been received. Revenue on these services is recognized ratably over the term of the underlying arrangement.

c) Sale of Software Maintenance Services

Software maintenance services revenues consist of revenues derived from arrangements that provide PCS to the Company’s software license holders. These revenues are recognized ratably over the term of the contract. Advance billings of PCS are not recorded to the extent that the term of the PCS has not commenced and payment has not been received.

d) Sale of Professional Services

Professional services consist principally of revenues from consulting, advisory services, training and customer assistance with management and uploading of data into the Company’s applications. When these services are provided on a time and material basis, the Company records the revenue as the services are rendered, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services. Where the services are provided under a fixed priced arrangement, the Company records the revenue on a proportional performance method, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services.

e) Sale of Third Party Services

Sale of third party services consist principally of third party software and/or equipment as a pass through of software and equipment purchased from third parties at the request of customers.

f) Deferred revenues

The Company records deferred revenue primarily related to software maintenance support agreements, when the customer pays for the contract prior to the time the services are performed. Substantially all maintenance agreements have a one-year term that commences immediately following the delivery of the maintained products or on the date of the applicable renewal period.

g) Rights of return and other incentives

The Company does not generally offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, does not provide for or make estimates of rights of return and similar incentives. The Company, from time to time, may discount bundled software sales with PCS services. Such discounts are recorded as a component of the software sale and any revenue related to PCS is deferred over the PCS period based upon appropriate VSOE of fair value.

F-12

h) Reseller agreements

The Company executes certain sales contracts through resellers and distributors (collectively, “Resellers”). The Company recognizes revenues relating to sales through Resellers on the sell-through method (when reseller executes sale to end customer) when all the recognition criteria have been met—in other words, persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectability is probable. In addition, the Company assesses the credit-worthiness of each Reseller, and if the Reseller is undercapitalized or in financial difficulty, any revenues expected to emanate from such Resellers are deferred and recognized only when cash is received and all other revenue recognition criteria are met.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the twelve months ended December 31, 2016 and 2015 amounted to approximately $1,727 and $1,936, respectively.

Earnings (Loss) Per Share

Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The Company has outstanding stock options, which have not been included in the calculation of diluted net loss per share because to do so would be anti-dilutive. As such, the numerator and the denominator used in computing both basic and diluted net loss per share for each period are the same.

Income Taxes

The Company and its subsidiary file a consolidated federal income tax return. The provision for income taxes is computed by applying statutory rates to income before taxes.

Deferred income taxes are recognized for the tax consequences in future years of temporary differences between the financial reporting and tax bases of assets and liabilities as of each period-end based on enacted tax laws and statutory rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. A 100% valuation allowance has been established on deferred tax assets at December 31, 2016 and 2015, due to the uncertainty of our ability to realize future taxable income.

The Company accounts for uncertainty in income taxes in its financial statements as required under ASC 740, Accounting for Uncertainty in Income Taxes. The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by the Company in its tax returns.

Statement of Cash Flows

For purposes of reporting cash flows, cash includes cash on hand and demand deposits held by banks.

Reclassifications

Certain amounts in the 2015 consolidated financial statements have been reclassified to conform to current year presentation.

6.	Property and Equipment

Property and equipment are comprised of the following:

	December 31, 2016	December 31, 2015
Computer hardware and purchased software	$309,667	$302,800
Leasehold improvements	221,666	221,666
Furniture and fixtures	88,322	88,322
	619,655	612,788
Less: accumulated depreciation and amortization	(600,872)	(590,185)
Property and equipment, net	$18,783	$22,603

F-13

Total depreciation expense on the Company’s property and equipment for the twelve months ended December 31, 2016 and 2015 amounted to $10,687 and $11,626, respectively.

7.	Notes Payable

On July 17, 2009, Intellinetics Ohio, now the sole operating subsidiary of the Company, issued a note payable to the Ohio State Development Authority in the amount of $1,012,500, bearing interest at a rate of 6.00% per annum (“Authority Loan No. 1”). Pursuant to the terms of the Authority Loan No. 1, Intellinetics Ohio was required to pay only interest through September 30, 2010 and thereafter monthly principal and interest payments of $23,779 each through September 1, 2015. The Authority Loan No. 1 is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, Intellinetics Ohio is required to pay a loan participation fee of $101,250, which is accounted for as a loan premium, accreted monthly, utilizing the interest method, over the term of the Authority Loan No. 1. In June 2014, Intellinetics Ohio and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule relating to Authority Loan No.1, deferring a portion of the principal and interest payment until June 1, 2015. On September 25, 2015, Intellinetics Ohio and the Ohio State Development Authority entered into a Third Amendment to the Loan Agreement related to Authority Loan No. 1, deferring a portion of the principal payment until October 1, 2016 and extending the maturity date until August 1, 2018.

On June 3, 2011, Intellinetics Ohio issued a note payable to the Ohio State Development Authority in the amount of $750,000, bearing interest at a rate of 1% per annum for the first 12 months, then interest at a rate of 7% per annum for the second 12 months (“Authority Loan No. 2,” and together with Authority Loan No. 1, the “Authority Loans”). Intellinetics Ohio was not obligated to remit payments of principal until September 1, 2013. The monthly principal and interest payments, beginning on the third anniversary of the loan origination, are $14,850 and are payable on a monthly basis through August 1, 2018. The Authority Loan No. 2 is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, Intellinetics Ohio is required to pay a loan participation fee of $75,000, which is accounted for as a loan premium, accreted monthly utilizing the interest method, over the term of the Authority Loan No. 2. The interest rate of 1% during the first 12 months of this loan was considered to be below market for that period. Intellinetics Ohio further determined that over the life of the Authority Loan No. 2, the effective interest rate was 5.6% per annum. Accordingly, during the first 12 months of the Authority Loan No. 2, Intellinetics Ohio recorded interest expense at the 5.6% rate per annum. The difference between the interest expense accrual at 5.6% and the stated rate of 1% over the first 12 months is credited to deferred interest. The deferred interest amount that is accumulated over the first 12 months of the loan term will be amortized as a reduction to interest expense over the remaining term of the Authority Loan No. 2. On December 31, 2016 and 2015, deferred interest of $158,062 and $136,078, respectively, was reflected within long-term liabilities on the accompanying consolidated balance sheets. In June 2014, Intellinetics Ohio and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule, deferring a portion of the principal and interest payment until June 1, 2015. On September 25, 2015, Intellinetics Ohio and the Ohio State Development Authority entered into a Third Amendment to the Loan Agreement related to Authority Loan No. 2, deferring a portion of the principal payment until October 1, 2016.

The Authority Loans were granted to Intellinetics Ohio in connection with the State of Ohio’s economic development programs. The proceeds from these loans were used by Intellinetics Ohio to support its efforts in developing software solutions for its customers.

The Authority Loans are subject to certain covenants and reporting requirements. Intellinetics Ohio is required to, within three years of the respective loan origination dates of each of the Authority Loans, have created and/or retained an aggregate of 25 full time jobs in the State of Ohio. If Intellinetics has not attained these employment levels by the respective dates, then the interest rates on the Authority Loans shall increase to 10% per annum. In July 2014, Intellinetics Ohio informed the State of Ohio that it would not meet the required employment level. As a result of this non-compliance with a covenant of Authority Loan No. 1, the Ohio State Development Authority exercised its right to increase the interest rate from 6.0% to 7.0%, effective October 1, 2014. The approximate impact of this increase is to raise Intellinetics Ohio’s balloon payment by $6,000 on Authority Loan No. 1, which is due, as amended on August 1, 2018. Intellinetics Ohio has had past instances of non-compliance with certain of the loan covenants. Intellinetics Ohio is currently in compliance with all the other loan covenants. There can be no assurance that Intellinetics Ohio will not become non-compliant with one or more of these covenants in the future.

F-14

The Company evaluated the terms of its convertible notes payable in accordance with ASC 815 – 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the underlying common stock is indexed to the Company’s common stock. The Company determined that the conversion feature did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. The Company evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared with the market price on the date of each note. If the conversion price was deemed to be less than the market value of the underlying common stock at the inception of the note, then the Company would recognize a beneficial conversion feature resulting in a discount on the note payable, upon satisfaction of the contingency. The beneficial conversion features are amortized to interest expense over the life of the respective notes, starting from the date of recognition.

Between June 24, 2014 and July 7, 2014, the Company issued convertible promissory notes in an aggregate amount of $135,000 to two accredited investors (“Unrelated Notes due December 31, 2015”.) The notes matured on December 31, 2015 and bore interest at an annual rate of interest of 10% until maturity, with interest payable quarterly. The note investors had a right, in their sole discretion, to convert the notes into Shares under certain circumstances at a conversion rate of $0.56 per Share. Because the notes had not been fully repaid by the Company or converted into Shares prior to maturity, the notes began accruing interest at the annual rate of 12% commencing on the maturity date. The Company used the proceeds for working capital, general corporate purposes, and debt repayment. On January 6, 2016, the note investors converted $135,000 of the notes and accrued interest thereon of $35,038 into 303,912 Shares and 141,698 warrants to purchase Shares, as part of a private placement and note exchange commenced in December 2015. The warrants have an exercise price equal to $0.65 per Share and contain a cashless exercise provision. All warrants are immediately exercisable and are exercisable for five years from issuance. Interest expense of $113,762 was recorded on the issuance of these warrants.

On December 30, 2016, the Company issued convertible promissory notes in an aggregate amount of   $315,000 (“Unrelated Notes due December 31, 2018”) to unrelated accredited investors. The notes mature on December 31, 2018, and bear interest at an annual rate of interest of 12% until maturity, with partial interest of 6% payable quarterly. The note investors have a right, in their sole discretion, to convert the notes into Shares under certain circumstances at a conversion rate of $0.65 per Share. If the notes have not been fully repaid by the Company by the maturity date or converted into Shares at the election of the note investors prior to maturity, then such notes will accrue interest at the annual rate of 14% from the maturity date until the date the notes are repaid in full. Any interest not paid quarterly will also accrue interest at the annual rate of 8% instead of 6%. The Company used the proceeds of the notes for working capital, general corporate purposes, and debt repayment. The Company recognized a beneficial conversion feature in the amount of $121,154. Interest expense recognized on the amortization of the beneficial conversion feature was $0 for the twelve months ended December 31, 2016.

The table below reflects all notes payable at December 31, 2016 and 2015, respectively, with the exception of related party notes disclosed in Note 8 - Notes Payable - Related Parties.

	December 31, 2016	December 31, 2015
Authority Loan No. 1, due August 1, 2018	$353,346	$493,373
Authority Loan No. 2, due August 1, 2018	433,115	559,661
Unrelated Notes due December 31, 2015	-	135,000
Unrelated Notes due December 31, 2018	193,846	-
Total notes payable	$980,307	$1,188,034
Less unamortized debt issuance costs	(34,029)	(4,255)
Less current portion	(360,496)	(401,573)
Long-term portion of notes payable	$585,782	$782,206

F-15

Future minimum principal payments of these notes payable with the exception of the related party notes in Note 8 - Notes Payable - Related Parties, as described in this Note 7 are as follows:

For the Twelve-Months
Ending December 31,	Amount
2017	$360,496
2018	619,811
Total	$980,307

As of December 31, 2016 and 2015, accrued interest for these notes payable with the exception of the related party notes in Note 8 - Notes Payable - Related Parties, was $282,147 and $274,564, respectively, and was reflected within accounts payable and accrued expenses on the consolidated balance sheets. As of December 31, 2016 and 2015, accrued loan participation fees were $172,659 and $166,039, respectively, and reflected within accounts payable and accrued expenses on the consolidated balance sheets. As of December 31, 2016 and 2015, deferred financing costs were $34,029 and $4,255, respectively, and was reflected within long-term liabilities on the consolidated balance sheets.

With respect to all notes outstanding (other than the notes to related parties), for the twelve months ended December 31, 2016, and 2015, interest expense, including the amortization of deferred financing costs, accrued loan participation fees, original issue discounts, deferred interest and related fees, interest expense related to warrants issued for the conversion of convertible notes, and the embedded conversion feature was $190,560  and $429,374, respectively.

8.	Notes Payable - Related Parties

On March 2, 2009, Intellinetics Ohio issued an unsecured promissory note payable to Jackie Chretien, mother of Matthew A. Chretien, a founder of the Company, in the amount of $80,000 due January 1, 2016, as amended, and bearing interest at 5% per annum, with the principal and interest to be paid at maturity. On January 1, 2016, Intellinetics Ohio paid in full the note payable of $15,000 and accrued interest of $4,403.

On December 29, 2001, Intellinetics Ohio issued an unsecured promissory note payable to A. Michael Chretien, a founder of the Company, in the amount of $55,167, with any unpaid principal and interest due on January 1, 2016, as amended. On January 1, 2016, Intellinetics Ohio paid in full the principal balance of $40,415 plus accrued interest of $7,053.

On March 29, 2012, the Company issued an unsecured promissory note payable to Ramon Shealy, a then-director of the Company, who subsequently resigned from the Company’s board of directors (“Board of Directors”) on December 17, 2012, for personal reasons, in the amount of $238,000, bearing interest at a rate of 10% for the term of the note. All principal and interest was due and payable on September 27, 2012, but was later extended to November 24, 2012. On April 16, 2012, the Company issued another promissory note payable to Mr. Shealy, in the amount of $12,000, bearing interest at a rate of 10% per quarter. All principal and interest was due on July 15, 2012, but was later extended to November 24, 2012. On November 24, 2012, the two notes were cancelled and replaced with a $250,000 promissory note, under the same terms, with a maturity date of January 1, 2014. On December 24, 2013, the maturity date of the $250,000 promissory note was extended to January 1, 2015. On March 13, 2013, the Company paid $100,000 of the principal amount of the $250,000 promissory note to Mr. Shealy. On December 31, 2014, the Company and Ramon Shealy agreed to extended payment terms for the remaining total principal and interest in the amount of $193,453, payable in sixty (60) monthly installments beginning January 31, 2015, with a maturity date of January 1, 2020. As of December 31, 2016 and, 2015, this Note had a principal balance of $127,408 and $164,799, respectively. As of December 31, 2015 this Note had $1,396 of accrued interest.

On November 30, 2016, the Company issued convertible promissory notes in a maximum aggregate principal amount of $225,000 to Robert and Michael Taglich (each holding more than 5% beneficial interest in the Company’s Shares) and Robert Schroeder (Director) (“Bridge Notes”). The notes had a maturity date of December 1, 2017, bearing interest at an annual rate of interest of 8% until maturity. Each note holder had a right, in their sole discretion, to convert the notes into securities to be issued by the Company in a private placement of equity, equity equivalent, convertible debt or debt financing. Interest expense recognized for the twelve months ended December 31, 2016 was $1,125. On December 30, 2016, the Bridge Notes were converted by the note holders into the Related Notes due December 31, 2018, described below.

F-16

On December 30, 2016, the Company issued convertible promissory notes in an aggregate amount of $375,000 (the “Related Notes due December 31, 2018”) to accredited investors, including Robert and Michael Taglich (each holding more than 5% beneficial interest in the Company’s Shares) and Robert Schroeder (Director), in exchange for the conversion of $225,000 principal from the Bridge Notes and $150,000 cash. The notes bear interest at an annual rate of interest of 12 percent until maturity, with partial interest of 6% payable quarterly, and mature on December 31, 2018. The note investors have a right, in their sole discretion, to convert the notes into Shares at a conversion rate of $0.65 per Share. If the notes have not been fully repaid by the Company by the maturity date or converted into Shares at the election of the note investors prior to the maturity date, then such notes will accrue interest at the annual rate of 14% from the maturity date until the date the notes are repaid in full. Any interest not paid quarterly will also accrue interest at the annual rate of 8% instead of 6%. The Company used the proceeds of the notes for working capital, general corporate purposes, and debt repayment. The Company recognized a beneficial conversion feature in the amount of $144,231. Interest expense recognized on the amortization of the beneficial conversion feature was $0 for the twelve months ended December 31, 2016.

The table below reflects Notes payable due to related parties at December 31, 2016 and 2015, respectively

	December 31, 2016	December 31, 2015
The $80,000 Jackie Chretien Note	$-	$15,000
The $55,167 A. Michael Chretien Note	-	40,415
The $250,000 Shealy Note	127,408	164,799
Related Notes due December 31, 2018	230,769	-
Total notes payable - related party	$358,177	$220,214
Unamortized debt issuance costs	(20,423)	-
Less current portion	(38,307)	(92,805)
Long-term portion of notes payable-related party	$299,447	$127,409

F-17

Future minimum principal payments of these notes payable as described in this Note 8 are as follows:

For the Twelve Months Ending December 31,	Amount
2017	$38,307
2018	319,870
TOTAL	$358,177

As of December 31, 2016 and December 31, 2015, accrued interest for these notes payable – related parties amounted to $1,125 and $12,852, respectively.

For the twelve months ended December 31, 2016, and 2015, interest expense in connection with notes payable – related parties was $15,772 and $1,936,244 respectively. The $1,936,244 in 2015 interest expense includes $1,647,610 of interest expense in relation to warrants issued in the conversion of these notes payable.

9.	Deferred Compensation

Pursuant to the Company’s employment agreements with the founders, the founders have earned incentive compensation totaling $215,012 in cash, which payment obligation has been deferred by the Company until it reasonably believes it has sufficient cash to make the payment.

10.	Commitments and Contingencies

Employment Agreements

The Company has entered into employment agreements with three of its key executives. Under their respective agreements, the executives serve at will and are bound by typical confidentiality, non-solicitation and non-competition provisions. Deferred compensation for the founders of the Company, as disclosed in note 9 above, is still outstanding as of December 31, 2016.

Operating Leases

On January 1, 2010, the Company entered into an agreement to lease 6,000 rentable square feet of office space in Columbus, Ohio. The lease commenced on January 1, 2010 and, pursuant to a lease extension dated August 9, 2016, the lease expires on December 31, 2021.

Future minimum lease payments under this operating lease are as follows:

For the Twelve Months Ending December 31,	Amount
2017	$50,400
2018	51,696
2019	52,992
2020	54,288
2021	55,656
$265,032

Rent expense charged to operations for the twelve months ended December 31, 2016 and 2015 amounted to $40,500.

F-18

11.	Stockholders’ Equity

Description of Authorized Capital

The Company is authorized to issue up to 50,000,000 Shares of common stock with $0.001 par value. The holders of the Company’s common stock are entitled to one (1) vote per Share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the business. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

Sales of Unregistered Securities and Conversion of Convertible Promissory Notes

On December 11, 2015, the Company commenced a private offering of securities (the “Equity Offering”) with certain accredited investors for up to 1,666,666 units for a price of $1.20 per unit (the “Units”). Each Unit consisted of two Shares and a warrant to purchase one Share. The warrants are exercisable to purchase one Share at an exercise price of $0.65 per Share, contain a cashless exercise provision, and are exercisable for five years after issuance. This Equity Offering was open for a period terminating on December 31, 2015 with an option to extend until January 31, 2016 at the election of the Company. Simultaneously with this Equity Offering, the Company also offered to existing noteholders the ability to convert into common stock any outstanding convertible notes issued by the Company, plus accrued interest, at each note’s conversion price (the “Note Conversion Offering”). In addition, upon such conversion, noteholders received warrants containing the same exercise terms and price as investors in the Equity Offering.

Through December 31, 2015, noteholders exchanged $2,033,868 of convertible promissory notes with accrued interest of $428,779 for 5,465,216 Shares and 2,052,206 warrants. Of the exchange, $1,808,068 of convertible promissory notes and $366,484 of accrued interest was with related party noteholders. On January 6, 2016, noteholders converted $135,000 of convertible promissory notes with accrued interest of $35,038 into 303,912 Shares and also received 141,698 warrants, as part of the Note Conversion Offering.

Through December 31, 2015, the Company entered into security purchase agreements with accredited investors for 1,160,067 Units, which consisted of 2,320,134 shares of common stock, par value, $0.001 per share with 1,160,067 warrants, for aggregate cash proceeds of $1,392,080. On January 25, 2016, the Company entered into security purchase agreements with accredited investors for 506,599 Units, which consisted of 1,013,198 Shares with 506,599 warrants for aggregate cash proceeds of $607,919, as part of the Equity Offering.

The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the Equity Offering and the Note Conversion Offering. In compensation, the Company paid the placement agent a cash payment of 8% of the gross proceeds of the Equity Offering and of the face value of the current outstanding convertible promissory notes that were converted in the Note Conversion Offering, along with warrants to purchase Shares, and the reimbursement for the placement agent’s reasonable out of pocket expenses, FINRA filing fees and related legal fees.

On January 27, 2016, the Company paid the placement agent cash in the amount of $62,237 and issued the placement agent 131,682 warrants to purchase Shares at an exercise price at $0.715 per Share, under the terms of the Placement Agent Agreement for the Equity Offering and the Note Conversion Offering. Of the warrants issued to the placement agent, 30,363 warrants were issued in conjunction with the Note Conversion Offering, and underwriting expense of $24,207 was recorded for the issuance of these warrants.

During the twelve months ended December 31, 2016 and 2015, the Company charged $113,762 and $1,647,610, respectively, in interest expense for the warrants issued to the Noteholders and $24,207 and $435,718, respectively, in underwriting expenses in regards to the warrants issued to the Placement Agent for the convertible promissory notes, utilizing the Black-Scholes valuation model to value the warrants issued. The fair value of warrants issued was determined to be $0.80.

The estimated values of warrants, as well as the assumptions that were used in calculating such values were based on estimates at the issuance date as follows:

	Noteholders	Placement Agent
Risk-free interest rate	1.76%	1.54%
Weighted average expected term	5 years	5 years
Expected volatility	134.18%	134.18%
Expected dividend yield	0.00%	0.00%

F-19

Pursuant to the terms of the Equity Offering and the Note Conversion Offering, the Company agreed to file a registration statement with the SEC covering the re-sale of the Shares sold in the Equity Offering and the Note Conversion Offering and the Shares issuable upon exercise of the Placement Agent warrants. The registration statement was declared effective on May 5, 2016.

Issuance of Restricted Common Stock to Directors

On January 2, 2016, the Company issued 69,433 Shares of restricted common stock to directors of the Company in accordance with the 2015 Plan, and as part of an annual compensation plan for directors. The grant of Shares was not subject to vesting. Stock compensation of $62,500 was recorded on the issuance of the common stock.

Exercise of Warrants

On February 15, 2013, the Company and A. Michael Chretien, a member of the Board of Directors, entered into a return to treasury agreement, whereby A. Michael Chretien returned 500,000 Shares to the Company. As consideration for A. Michael Chretien returning to the Company treasury these 500,000 Shares, the Company issued one four-year warrant to A. Michael Chretien with a right to purchase 500,000 Shares at $0.007 per Share within four years of the shareholders of the Company increasing the number of authorized Shares, with piggyback registration rights. The warrant had a right of first refusal for A. Michael Chretien to exercise up to 500,000 Shares prior to the Company issuing Shares in any transaction. On February 15, 2016, A. Michael Chretien exercised the warrant and purchased 500,000 Shares at $0.007 per Share.

On July 11, 2016, an investor exercised 41,666 warrants to purchase Shares through a cashless exercise for which he received 14,583 Shares at an exercise price of $.65 per Share.

On August 24, 2016, 22,589 warrants issued to the Placement Agent were exercised to purchase Shares through a cashless exercise for which it obtained 6,275 Shares at an exercise price of $.715 per Share.

On February 15, 2013, the Company and Matthew Chretien, a member of the Board of Directors, entered into a return to treasury agreement dated February 15, 2013, whereby Matthew Chretien returned 500,000 Shares to the Company. As consideration for Matthew Chretien returning to the Company treasury these 500,000 Shares, the Company issued one four-year warrant to Matthew Chretien with a right to purchase 500,000 Shares at $0.007 per Share within four years of the shareholders of the Company increasing the number of authorized Shares, with piggyback registration rights. The warrant had a right of first refusal for Matthew Chretien to exercise up to 500,000 Shares prior to the Company issuing Shares in any transaction. Subsequent to December 31, 2016, Matthew Chretien exercised the warrant and purchased 496,111 Shares at $0.007 per Share through a cashless exercise. For more information, see the Note 15 to the Consolidated Financial Statements, titled “Subsequent Events.”

Issuance of Warrants

On November 30, 2016, the Company issued 56,250 warrants to purchase one Share to Robert and Michael Taglich (each holding more than 5% beneficial interest in the Company’s Shares) and Robert Schroeder (Director) in connection with the convertible promissory notes issued on November 30, 2016 (the “Bridge Notes”). The warrants are exercisable to purchase one Share at an exercise price of $0.68 per Share, contain a cashless exercise provision, and are exercisable for five years after issuance. During the twelve months ended December 31, 2016, expense of $32,192 was recorded for the issuance of these warrants, utilizing the Black-Scholes valuation model to value the warrants issued. The fair value of warrants issued was determined to be $0.57.

Between December 30, 2016 and January 31, 2017, the Company issued convertible promissory notes in an aggregate amount of $1,250,000 with certain accredited investors. The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the Convertible Note Offering. In compensation, the Company paid the placement agent a cash payment of 8% of the gross proceeds of the offering, along with warrants to purchase Shares, and the reimbursement for the placement agent’s reasonable out of pocket expenses, FINRA filing fees and related legal fees. Subsequent to December 31, 2016, the Company paid the placement agent cash in the amount of $100,000 and issued the placement agent 153,846 warrants to purchase Shares at an exercise price at $0.75 per Share, which will be exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights. Of the warrants issued to the placement agent, 84,923 warrants were issued in conjunction with proceeds raised in December 2016, and underwriting expense of $65,243 was recorded for the issuance of these warrants, utilizing the Black-Scholes valuation model to value the warrants issued. The fair value of warrants issued was determined to be $0.77. The remaining 68,923 warrants were issued in conjunction with proceeds raised subsequent to December 31, 2016.

F-20

The estimated values of warrants, as well as the assumptions that were used in calculating such values were based on estimates at the issuance date as follows:

	Bridge Noteholders	Placement Agent
Risk-free interest rate	1.83%	1.93%
Weighted average expected term	5 years	5 years
Expected volatility	123.94%	123.07%
Expected dividend yield	0.00%	0.00%

Shares Issued and Outstanding and Shares Reserved for Exercise of Warrants, Convertible Notes, and the 2015 Plan

The Company has 16,815,850 Shares issued and outstanding, 5,586,094 Shares  reserved  for issuance upon the exercise of outstanding warrants, 1,061,538 Shares reserved for issuance upon the conversion of convertible debt, and 1,930,557 Shares reserved for issuance under the 2015 Plan, as of December 31, 2016.

12. Share-Based Compensation

On April 30, 2015, the Company entered into a Non-qualified Stock Option Agreement with Sophie Pibouin, a director of the Company, in accordance with the 2015 Plan. The agreement granted options to purchase 128,000 Shares prior to the expiration date of April 29, 2025 at an exercise price of $0.75. The options granted vested on a graded scale over a period of time through October 31, 2015. The unvested options will not be exercisable on or after the director’s termination of continuous service, as defined in the agreement.

On April 30, 2015, the Company entered into a Non-qualified Stock Option Agreement with Murray Gross, a director of the Company, in accordance with the 2015 Plan. The agreement granted options to purchase 640,000 Shares prior to the expiration date of April 29, 2025 at an exercise price of $0.75. 400,000 of the options granted are immediately vested on the date of grant, and the remaining 240,000 options granted will vest upon the date at which the Company first reports two consecutive fiscal quarters with revenues of One Million Dollars ($1,000,000) each. The unvested options will not be exercisable on or after the director’s termination of continuous service, as defined in the agreement.

On January 1, 2016, the Company granted employees stock options to purchase 250,000 Shares at an exercise price of $0.90 per Share in accordance with the 2015 Plan, with vesting continuing until 2019. The total fair value of $196,250 for these stock options will be recognized by the Company over the applicable vesting period.

On February 10, 2016, the Company granted employees stock options to purchase 210,000 Shares at an exercise price of $0.96 per Share in accordance with the 2015 Plan, with vesting continuing until 2020. The total fair value of $174,748 for these stock options will be recognized by the Company over the applicable vesting period.

On December 6, 2016, the Company granted one employee stock options to purchase 100,000 Shares at an exercise price of $0.76 per Share in accordance with the 2015 Plan, with vesting continuing until 2020. The total fair value of $63,937 for these stock options will be recognized by the Company over the applicable vesting period.

F-21

The weighted average estimated values of director and employee stock option grants, as well as the weighted average assumptions that were used in calculating such values during the twelve months ended December 31, 2016 and 2015, were based on estimates at the date of grant as follows:

	April 30,	January 1,	February 10,	December 6,
	2015 Grant	2016 Grant	2016 Grant	2016 Grant
Risk-free interest rate	1.43%	1.76%	1.15%	1.84%
Weighted average expected term	5 years	5 years	5 years	5 years
Expected volatility	143.10%	134.18%	132.97%	123.82%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%

A summary of stock option activity during the twelve months ended December 31, 2016 and 2015 under our stock option agreements is as follows:

			Weighted-
		Weighted-	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value
Outstanding at January 1, 2015	-
Granted	768,000	$0.75
Exercised	-
Forfeited and expired	-

Outstanding at December 31, 2015	768,000	$0.75	9 years	$115,200

Exercisable at December 31, 2015	528,000	$0.75	9 years	$79,200

Outstanding at January 1, 2016	768,000	$0.75
Granted	560,000	0.90
Exercised	-
Forfeited and expired	-

Outstanding at December 31, 2016	1,328,000	$0.81	9 years	$115,200

Exercisable at December 31, 2016	590,500	$0.77	8 years	$79,200

The weighted-average grant date fair value of options granted during the twelve months ended December 31, 2016 and 2015 was $0.78 and $0.81, respectively.

As of December 31, 2016, and 2015, there was $492,057 and $195,000, respectively, of total unrecognized compensation costs related to stock options granted under our stock option agreements. $297,057 of the unrecognized compensation cost is expected to be recognized over a weighted-average period of three years. $195,000 of the unrecognized compensation cost will be recognized upon satisfaction of the vesting contingency. The total fair value of stock options that vested during the twelve months ended December 31, 2016 and 2015 was $49,062 and $430,000, respectively.

13.	Concentrations

Revenues from the Company’s services to a limited number of customers have accounted for a substantial percentage of the Company’s total revenues. For the twelve months ended December 31, 2016, the Company’s two largest customers, Franklin County Data Center a direct end user and Tiburon, Inc. a reseller, accounted for approximately 11% and 10%, respectively, of the Company’s revenues for that period. For the twelve months ended December 31, 2015, the Company’s two largest customers, Tiburon, Inc., a reseller, and Washington State Patrol a direct end user, accounted for approximately 10% and 5%, respectively, of the Company’s revenues for that period.

F-22

For the twelve months ended December 31, 2016 and 2015, government contracts represented approximately 40% and 42% of the Company’s net revenues, respectively. A significant portion of the Company’s sales to Resellers represent ultimate sales to government agencies.

As of December 31, 2016, accounts receivable concentrations from the Company’s three largest customers were 20%, 19%, and 16% of gross accounts receivable, respectively, and as of December 31, 2015, accounts receivable concentrations from the Company’s three largest customers were 18%, 13% and 12% of gross accounts receivable, respectively. Accounts receivable balances from the Company’s three largest customers at December 31, 2016 has been partially collected.

14.	Provision For Income Taxes

For the years ended December 31, 2016, and 2015, we have recognized the minimum amount of state income tax as required by the states that we are required to file taxes in. We are not currently subject to further federal or state tax since we have incurred losses since our inception.

As of December 31, 2016 we had federal and state net operating loss carry forwards of approximately $12,400,000, which can be used to offset future federal income tax. The federal and state net operating loss carry forwards expire at various dates through 2036. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in our opinion, utilization is not reasonably assured.

As of December 31, 2016, the deferred tax asset, primarily related to our net operating losses, was approximately $4,300,000. A 100 % valuation allowance has been established on deferred tax assets at December 31, 2016, and 2015, due to the uncertainty of our ability to realize future taxable income.

15.	Subsequent Events

Issuance of Employee Stock Options

On March 15, 2017, the Company granted employees stock options to purchase 100,000 Shares of common stock of the Company at an exercise price of $0.85 per Share, pursuant to the 2015 Plan.

Issuance of Restricted Common Stock to Directors

On January 3, 2017 and March 15, 2017, the Company issued 61,110 and 2,941 new shares, respectively, of restricted common stock to directors of the Company in accordance with the 2015 Plan. Stock compensation of $57,500 was recorded on the issuance of the common stock.

Exercise of Warrants

On January 3, 2017, Matthew Chretien, a member of the Board of Directors of the Company, exercised stock warrants issued on February 15, 2013 in exchange for 500,000 Shares at $0.007 per Share, in a cashless exercise. For details, see Exercise of Warrants in Note 11 Stockholders’ Equity to these consolidated financial statements.

Sales of Unregistered Securities - Convertible Promissory Notes

As part of the same financing disclosed in Note 7 Notes Payable and Note 8 Notes Payable - Related Parties, from January 6, 2017 through January 31, 2017, the Company issued a total of $560,000 of convertible promissory notes to unrelated accredited investors. On January 6 and January 31, 2017, the Company sold convertible promissory notes totaling $402,000 and $158,000, respectively. Placement agent and escrow agent fees of $87,360 and $12,895 were deducted from the respective cash proceeds.

F-23

Part I Financial Information

Item 1. Financial Statements

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash	$183,703	$689,946
Accounts receivable, net	457,070	259,497
Prepaid expenses and other current assets	164,959	150,620

Total current assets	805,732	1,100,063

Property and equipment, net	23,969	18,783
Other assets	10,284	10,285

Total assets	$839,985	$1,129,131

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$830,472	$767,197
Deferred revenues	562,057	665,460
Deferred compensation	215,012	215,012
Notes payable - current	518,265	360,496
Notes payable - related party - current	157,322	38,307
Total current liabilities	2,283,128	2,046,472

Long-term liabilities:
Notes payable - net of current portion	554,251	585,782
Notes payable - related party - net of current portion	329,408	299,447
Deferred interest expense	154,832	158,062
Other long-term liabilities - related parties	25,931	1,125

Total long-term liabilities	1,064,422	1,044,416

Total liabilities	3,347,550	3,090,888

Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 17,376,012 and 16,815,850 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	30,380	26,816
Additional paid-in capital	13,451,486	12,966,177
Accumulated deficit	(15,989,431)	(14,954,750)
Total stockholders' deficit	(2,507,565)	(1,961,757)
Total liabilities and stockholders' deficit	$839,985	$1,129,131

See Notes to these condensed consolidated financial statements

F-24

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues:
Sale of software	$134,732	$96,869	$375,007	$289,437
Software as a service	180,517	137,343	461,734	363,842
Software maintenance services	241,358	256,441	732,160	748,354
Professional services	81,751	153,895	436,977	337,680
Third Party services	35,882	34,897	116,109	180,272

Total revenues	674,240	679,445	2,121,987	1,919,585

Cost of revenues:
Sale of software	32,714	16,432	71,515	54,001
Software as a service	78,915	66,180	228,154	176,416
Software maintenance services	30,432	25,019	87,463	109,564
Professional services	36,688	32,476	183,133	94,443
Third Party services	5,209	26,103	33,707	108,918

Total cost of revenues	183,958	166,210	603,972	543,342

Gross profit	490,282	513,235	1,518,015	1,376,243

Operating expenses:
General and administrative	490,943	396,638	1,571,184	1,525,294
Sales and marketing	141,315	338,843	560,735	842,421
Depreciation	3,231	2,437	9,016	8,160

Total operating expenses	635,489	737,918	2,140,935	2,375,875

Loss from operations	(145,207)	(224,683)	(622,920)	(999,632)

Other income (expense)
Interest expense, net	(141,483)	(22,084)	(411,761)	(184,865)

Total other income (expense)	(141,483)	(22,084)	(411,761)	(184,865)

Net loss	$(286,690)	$(246,767)	$(1,034,681)	$(1,184,497)

Basic and diluted net loss per share:	$(0.02)	$(0.01)	$(0.06)	$(0.07)

Weighted average number of common shares outstanding - basic and diluted	17,376,012	16,810,582	17,369,012	16,622,864

See Notes to these condensed consolidated financial statements

F-25

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statement of Stockholders' Deficit

For the Nine Months Ended September 30, 2017

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2016	16,815,850	$26,816	$12,966,177	$(14,954,750)	$(1,961,757)

Stock Issued to Directors	64,051	64	57,436	-	57,500

Stock Option Compensation	-	-	91,063	-	91,063

Exercise of stock warrants	496,111	3,500	(3,500)	-	0

Note Offer Warrant	-	-	91,787	-	91,787

Beneficial Conversion of Convertible Notes	-	-	248,523	-	248,523

Net Loss	-	-	-	(1,034,681)	(1,034,681)

Balance, September 30, 2017	17,376,012	$30,380	$13,451,486	$(15,989,431)	$(2,507,565)

See Notes to these condensed consolidated financial statements

F-26

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2017	2016

Cash flows from operating activities:
Net loss	$(1,034,681)	$(1,184,497)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,016	8,160
Bad debt expense	6,646	758
Amortization of deferred financing costs	59,761	2,124
Amortization of beneficial conversion option	188,385	-
Stock issued for services	57,500	62,500
Stock options compensation	91,063	113,589
Note conversion warrant expense	-	137,970
Note offer warrant expense	54,015	-
Changes in operating assets and liabilities:
Accounts receivable	(204,219)	(112,814)
Prepaid expenses and other current assets	(14,338)	(125,544)
Accounts payable and accrued expenses	63,275	(116,262)
Other long-term liabilities - related parties	24,806	(12,852)
Deferred interest expense	(3,230)	23,226
Deferred revenues	(103,403)	(46,007)
Total adjustments	229,277	(65,152)
Net cash used in operating activities	(805,404)	(1,249,649)

Cash flows from investing activities:
Purchases of property and equipment	(14,202)	(6,867)
Net cash used in investing activities	(14,202)	(6,867)

Cash flows from financing activities:
Sale of Common Stock	-	559,285
Exercise of stock options	-	3,500
Payment of deferred financing costs	(103,328)	-
Proceeds from notes payable	560,000	-
Proceeds from notes payable - related parties	150,000	-
Repayment of notes payable	(268,195)	(180,000)
Repayment of notes payable - related parties	(25,114)	(83,834)
Net cash provided by financing activities	313,363	298,951

Net increase (decrease) in cash	(506,243)	(957,565)
Cash - beginning of period	689,946	1,117,118
Cash - end of period	$183,703	$159,553

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$89,071	$35,808

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$-	$35,038
Discount on notes payable for beneficial conversion feature	248,523	-
Discount on notes payable – related parties for warrants	38,836	-
Notes payable conversion warrant expense	-	113,762
Notes payable conversion underwriting warrant expense	-	24,207
Notes payable converted to equity	-	135,000

See Notes to these condensed consolidated financial statements

F-27

INTELLINETICS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

1.	Business Organization and Nature of Operations

Intellinetics, Inc., formerly known as GlobalWise Investments, Inc., (“Intellinetics”), is a Nevada corporation incorporated in 1997, with a single operating subsidiary, Intellinetics, Inc., an Ohio corporation (“Intellinetics Ohio”), together with Intellinetics, the (“Company,” “we,” “us,” and “our”). Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of Intellinetics as a result of a reverse merger and recapitalization.

The Company is a content services software development, sales, and marketing company serving both the public and private sectors. The Company’s software platform allows customers to capture and manage all documents across operations such as scanned hard-copy documents and all digital documents including those from Microsoft Office 365, digital images, audio, video and emails. The Company’s solutions create value for customers by making it easy to connect business-critical documents to the processes they drive by making them easy to find, secure, and compliant with its customers’ audit requirements.

2.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation of the consolidated financial position of the Company as of September 30, 2017 and the consolidated results of its operations and cash flows for the three and nine months ended September 30, 2017 and 2016, have been included. The Company has evaluated subsequent events through the issuance of this Form 10-Q. Operating results for the three and nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017 or any other interim or future period. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended December 31, 2016 included in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2017.

3.	Liquidity and Management’s Plans

Through September 30, 2017, the Company had incurred an accumulated deficit since its inception of $15,989,431. At September 30, 2017, the Company had a cash balance of $183,703.

From the Company’s inception, it has generated revenues from the sales and implementation of its internally generated software applications.

The Company’s business plan is to increase its sales and market share by developing an expanded network of resellers through which the Company will sell its expanded software product portfolio, as well as direct selling efforts with a focus on select markets. The Company expects that this marketing initiative will require that it continue its efforts towards reseller training and on-boarding, enhance direct marketing campaigns and leads management, and develop additional software integration and customization capabilities, all of which will require additional capital.

The Company expects that through the next 12 months, the capital requirements to fund the Company’s growth, service existing debt obligations, and to cover the operating costs as a public company will consume substantially all of the cash flows that it intends to generate from its operations. The Company further believes that during this period, while the Company is focusing on the growth and expansion of its business, the gross profit that it expects to generate from operations will not generate sufficient funds to cover these anticipated operating costs. Our cash requirements are insufficient by approximately $77,000 per month. During 2016 and the nine months ending September 30, 2017, the Company has used the proceeds from the convertible note issuances and the sale of equity securities to sustain operations and to follow through on the execution of its business plan. There is no assurance that the Company has or will be able to obtain sufficient funds to fund the Company’s operations. Given these conditions, the Company’s ability to continue as a going concern is contingent upon increasing its revenues and successfully managing its cash requirements. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrants into established markets, the competitive environment in which the Company operates and its cash requirements. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

F-28

Since inception, the Company’s operations have primarily been funded through a combination of gross margins, state business development loans, bank loans, convertible loans and loans from friends and family, and the sale of securities. Although management believes that the Company may have access to additional capital resources, there is no assurance that the Company will be able to obtain additional funds on commercially acceptable terms, if at all.

During the nine months ended September 30, 2017, the Company raised a net $606,672 through the issuance of convertible notes. The proceeds from the issuance were used to fund the Company’s working capital needs and debt repayment obligations.

The current level of cash and operating margins may not be enough to cover the existing fixed and variable obligations of the Company, so increased revenue performance and the addition of capital are critical to the Company’s success.

The Company’s financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should it be unable to continue as a going concern.

4.	Corporate Actions

On February 10, 2012, Intellinetics Ohio was acquired by Intellinetics, when it was known as GlobalWise Investments, Inc., pursuant to a reverse merger, with Intellinetics Ohio surviving as a wholly-owned subsidiary of Intellinetics.

On September 1, 2014, the Company changed its name from GlobalWise Investments, Inc., to Intellinetics, Inc. and effected a one-for-seven (1-for-7) reverse stock split of the Company’s common stock. All share and per share amounts herein have been adjusted to reflect the reverse stock split.

5.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Significant estimates and assumptions include valuation allowances related to receivables, the recoverability of long-term assets, depreciable lives of property and equipment, deferred taxes and related valuation allowances. The Company’s management monitors these risks and assesses its business and financial risks on a quarterly basis.

Concentrations of Credit Risk

The Company maintains its cash with high credit quality financial institutions. At times, the Company’s cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit.

F-29

The number of customers that comprise the Company’s customer base, along with the different industries, governmental entities and geographic regions, in which the Company’s customers operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support customer receivables; however, the Company may require its customers to provide retainers, up-front deposits or irrevocable letters-of-credit when considered necessary to mitigate credit risks. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific customers and past collections history. Credit losses have been within management’s expectations. At September 30, 2017 and December 31, 2016, the Company’s allowance for doubtful accounts was $22,202 and $19,034, respectively.

Property and Equipment

Property, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the related assets on a straight-line basis. Furniture and fixtures, computer hardware and purchased software are depreciated over three to seven years. Leasehold improvements are amortized over the life of the lease or the asset, whichever is shorter, generally seven to ten years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains and losses are reflected in the results of operations.

Impairment of Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant, and Equipment.” The Company tests long-lived assets or asset groups, such as property and equipment, for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable.

Circumstances which could trigger a review include, but are not limited to: significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed of before the end of its estimated useful life.

Recoverability is assessed based on comparing the carrying amount of the asset to the aggregate pre-tax undiscounted cash flows expected to result from the use and eventual disposal of the asset or asset group. Impairment is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss, if any, is measured as the amount by which the carrying amount exceeds fair value, which for this purpose is based upon the discounted projected future cash flows of the asset or asset group.

Share-Based Compensation

The Company accounts for stock-based payments to employees in accordance with ASC 718, “Stock Compensation.” Stock-based payments to employees include grants of stock that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 718 and ASC 505-50, “Equity-Based Payments to Non-Employees,” which requires that such equity instruments are recorded at their fair value on the measurement date, with the measurement of such compensation being subject to periodic adjustment as the underlying equity instruments vest.

The grant date fair value of stock option awards is recognized in earnings as share-based compensation cost over the requisite service period of the award using the straight-line attribution method. The Company estimates the fair value of the stock option awards using the Black-Scholes-Merton option pricing model. The exercise price of options is specified in the stock option agreements. The expected volatility is based on the historical volatility of the Company’s stock for the previous period equal to the expected term of the options. The expected term of options granted is based on the midpoint between the vesting date and the end of the contractual term. The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected term of the options. The expected dividend yield is based upon the yield expected on date of grant to occur over the term of the option.

F-30

On January 3 and March 17, 2017, the Company issued 61,110 and 2,941 new Shares, respectively, of restricted common stock to directors of the Company in accordance with the 2015 Intellinetics Equity Incentive Plan (the “2015 Plan”). Stock compensation of $57,500 was recorded on the issuance of the Shares.

On March 15, 2017, the Company granted an employee stock options to purchase 100,000 Shares at an exercise price of $0.85 per Share, in accordance with the 2015 Plan, with vesting continuing until 2020. The total fair value of $70,872 for these stock options would have been recognized by the Company over the applicable vesting period. These options were forfeited upon the termination of the employee and expiry of the exercise period. The total stock option compensation for the three and nine months ended September 30, 2017 was $0 and $19,563, respectively.

On September 25, 2017, the Company granted an employee stock options to purchase 750,000 Shares at an exercise price of $0.30 per Share and 500,000 Shares at an exercise price of $0.38 per Share, in accordance with the 2015 Plan, with vesting continuing until 2019. The total fair value of $321,011 for these stock options will be recognized by the Company over the applicable vesting period. The total stock option compensation for the three and nine months ended September 30, 2017 was $2,646.

For the three and nine months ended September 30, 2017, the Company recorded Share-based compensation to employees of $24,877 and $91,063, respectively, and to non-employees of $0 and $57,500, respectively. For the three and nine months ended September 30, 2016, the Company recorded Share-based compensation to employees of $23,238 and $113,589, respectively, and to non-employees of $0 and $55,000, respectively.

Software Development Costs

Software development costs for software to be sold or otherwise marketed incurred prior to the establishment of technological feasibility are expensed as incurred. The Company defines establishment of technological feasibility as the completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility through the period of general market availability of the product are capitalized, if material. To date, all software development costs for software to be sold or otherwise marketed have been expensed as incurred. In accordance with ASC 350-40, “Internal-Use Software,” the Company capitalizes purchase and implementation costs of internal use software. No such costs were capitalized during the periods presented.

Research and Development

We design, develop, test, market, license, and support new software products and enhancements of current products. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats. We expense our software development costs as incurred. For the three and nine months ending September 30, 2017 and 2016, our research and development costs were $125,411 and $252,596, and $119,538 and $292,714 respectively.

Recent Accounting Pronouncements

Stock Compensation

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which simplified certain aspects of the accounting for share-based payment transactions, including income taxes, classification of awards and classification on the statement of cash flows. ASU 2016-09 will be effective for the Company beginning in its first quarter of 2018. The Company is currently evaluating the impact of adopting ASU 2016-09 on its consolidated financial statements.

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which modified lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for the Company beginning in its first quarter of 2020, and early adoption is permitted. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2016-02 on its consolidated financial statements.

F-31

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. The core principle of ASU 2014-09 is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, ASU 2014-09 requires five basic steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. Entities will generally be required to make more estimates and use more judgment than under current guidance, which will be highlighted for users through increased disclosure requirements. Subsequently, the FASB has issued the following standards related to ASU 2014-09: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”); ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”); ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”); and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers (“ASU 2016-20”). The Company must adopt ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20 with ASU 2014-09 (collectively, the “new revenue standards”). In July 2015, the FASB deferred the effective date of the new revenue standards for one year beyond the originally specified effective date. The update is now effective for public entities for annual periods beginning after December 15, 2017, including interim periods therein. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Three basic transition methods are available – full retrospective, retrospective with certain practical expedients, and a cumulative effect approach.

As required, the Company will adopt the new standard on January 1, 2018, and currently anticipates adopting the standard using the full retrospective method to restate each prior reporting period presented. The Company's ability to adopt this standard using the full retrospective method is dependent upon system readiness for both revenue and commissions and the completion of the analysis of information necessary to restate prior period financial statements. The Company is continuing to assess the impact of adopting ASU 2014-09 on its financial position, results of operations and related disclosures and has not yet determined whether the effect of the revenue portion will be material. Additionally, as the Company continues to assess the new standard along with industry trends and additional interpretive guidance, the Company may adjust its implementation plan accordingly

The Company believes that there will be no significant changes required to our processes and systems to adopt the new standard. We are also identifying and designing additional controls and updating our accounting policies to support our implementation and ongoing compliance with the new standard. The Company expects revenue recognition for its sale of software, maintenance, professional and third party services offerings to remain largely unchanged. However, the new standard is expected to change the timing of revenue recognition in certain areas, including software licenses with professional services and software as a service. These impacts are not expected to be material. The Company is also evaluating the impact of the guidance in Accounting Standards Codification (ASC) 340-40, Other Assets and Deferred Costs; Contracts with Customers, under ASU 2014-09. Under ASC 340-40, the Company would be required to capitalize and amortize incremental costs of obtaining a contract. Since the company currently expenses sales commissions as incurred, the requirement in the new standard to capitalize certain in-scope sales commissions will result in an accounting change for the company.  However, the impact to the consolidated financial statements is not expected to be material.

The Company does not expect the adoption of ASU 2014-09 to have any impact on its operating cash flows. The Company continues to assess all potential impacts of the guidance and given normal ongoing business dynamics, preliminary conclusions are subject to change.

Revenue Recognition

a) Sale of Software

The Company recognizes revenues in accordance with ASC Topic 985-605, “Software Revenue Recognition.”

The Company records revenues from the sale of software licenses when persuasive evidence of an arrangement exists, the software product has been installed, there are no significant uncertainties surrounding product acceptance by the customer, the fees are fixed and determinable, and collection is considered probable. Revenues included in this classification typically include sales of additional software licenses to existing customers and sales of software to the Company’s Resellers (See section h) - Reseller Agreements, below.

The Company assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Company’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

If an undelivered element for the arrangement exists under the license arrangement, revenues related to the undelivered element are deferred based on Vendor Specific Objective Evidence (“VSOE”) of the fair value of the undelivered element. Often, multiple-element sales arrangements include arrangements where software licenses and the associated post-contract customer support (“PCS”) are sold together. The Company has established VSOE of the fair value of the undelivered PCS element based on the contracted price for renewal PCS included in the original multiple element sales arrangement, as substantiated by contractual terms and the Company’s significant PCS renewal experience, from the Company’s existing customer base.

The Company records the revenues for the sales of software with professional services as prescribed by ASC 985-605, in accordance with the contract accounting guidelines in ASC 605-35, “Revenue Recognition: Construction-Type and Production-Type Contracts” (“ASC 605-35”), after evaluating for separation of any non-ASC 605-35 elements in accordance with the provisions of ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements,” as updated. The Company accounts for these contracts on a percentage of completion basis, measured by the percentage of labor hours incurred to date to estimated total labor hours for each contract, or on a completed contract basis when dependable estimates are not available.

F-32

The fair value of any undelivered elements in multiple-element arrangements in connection with the sales of software licenses with professional services are deferred based upon VSOE.

b) Sale of Software as a Service

Sale of software as a service (“SaaS”) consists of revenues from arrangements that provide customers the use of the Company’s software applications, as a service, typically billed on a monthly or annual basis. Advance billings of these services are not recorded to the extent that the term of the arrangement has not commenced and payment has not been received. Revenue on these services is recognized ratably over the term of the underlying arrangement.

c) Sale of Software Maintenance Services

Software maintenance services revenues consist of revenues derived from arrangements that provide PCS to the Company’s software license holders. These revenues are recognized ratably over the term of the contract. Advance billings of PCS are not recorded to the extent that the term of the PCS has not commenced and payment has not been received.

d) Sale of Professional Services

Professional services consist principally of revenues from consulting, advisory services, training and customer assistance with management and uploading of data into the Company’s applications. When these services are provided on a time and material basis, the Company records the revenue as the services are rendered, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services. Where the services are provided under a fixed priced arrangement, the Company records the revenue on a proportional performance method, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services.

e) Sale of Third Party Services

Sale of third party services consist principally of third party software and/or equipment as a pass through of software and equipment purchased from third parties at the request of customers.

f) Deferred revenues

The Company records deferred revenue primarily related to software maintenance support agreements, when the customer pays for the contract prior to the time the services are performed. Substantially all maintenance agreements have a one-year term that commences immediately following the delivery of the maintained products or on the date of the applicable renewal period.

g) Rights of return and other incentives

The Company does not generally offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, does not provide for or make estimates of rights of return and similar incentives. The Company, from time to time, may discount bundled software sales with PCS services. Such discounts are recorded as a component of the software sale and any revenue related to PCS is deferred over the PCS period based upon appropriate VSOE of fair value.

h) Reseller agreements

The Company executes certain sales contracts through resellers and distributors (collectively, “Resellers”). The Company recognizes revenues relating to sales through Resellers on the sell-through method (when reseller executes sale to end customer) when all the recognition criteria have been met—in other words, persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectability is probable. In addition, the Company assesses the credit-worthiness of each Reseller, and if the Reseller is undercapitalized or in financial difficulty, any revenues expected to emanate from such Resellers are deferred and recognized only when cash is received and all other revenue recognition criteria are met.

F-33

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the three and nine months ended September 30, 2017 and 2016 amounted to approximately $4,420 and $23,675, and $641 and $1,587, respectively.

Earnings (Loss) Per Share

Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The Company has outstanding stock options which have not been included in the calculation of diluted net loss per share because to do so would be anti-dilutive. As such, the numerator and the denominator used in computing both basic and diluted net loss per share for each period are the same.

Income Taxes

The Company and its subsidiary file a consolidated federal income tax return. The provision for income taxes is computed by applying statutory rates to income before taxes.

Deferred income taxes are recognized for the tax consequences in future years of temporary differences between the financial reporting and tax bases of assets and liabilities as of each period-end based on enacted tax laws and statutory rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. A 100% valuation allowance has been established on deferred tax assets at September 30, 2017 and December 31, 2016, due to the uncertainty of our ability to realize future taxable income.

The Company accounts for uncertainty in income taxes in its financial statements as required under ASC 740, Accounting for Uncertainty in Income Taxes. The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by the Company in its tax returns.

Statement of Cash Flows

For purposes of reporting cash flows, cash includes cash on hand and demand deposits held by banks.

Reclassifications

Certain amounts in the 2016 consolidated financial statements have been reclassified to conform to current year presentation.

6.	Property and Equipment

Property and equipment are comprised of the following:

	September 30, 2017	December 31, 2016
Computer hardware and purchased software	$323,869	$309,667
Leasehold improvements	221,666	221,666
Furniture and fixtures	88,322	88,322
	633,857	619,655
Less: accumulated depreciation and amortization	(609,888)	(600,872)
Property and equipment, net	$23,969	$18,783

F-34

Total depreciation expense on the Company’s property and equipment for the three and nine months ended September 30, 2017 and 2016 amounted to $3,231 and $9,016, and $2,437 and $8,160, respectively.

7.	Notes Payable

On July 17, 2009, Intellinetics Ohio, now the sole operating subsidiary of the Company, issued a note payable to the Ohio State Development Authority in the amount of $1,012,500, bearing interest at a rate of 6.00% per annum (“Authority Loan No. 1”). Pursuant to the terms of the Authority Loan No. 1, Intellinetics Ohio was required to pay only interest through September 30, 2010 and thereafter monthly principal and interest payments of $23,779 each through September 1, 2015. The Authority Loan No. 1 is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, Intellinetics Ohio is required to pay a loan participation fee of $101,250, which is accounted for as a loan premium, accreted monthly, utilizing the interest method, over the term of the Authority Loan No. 1. In June 2014, Intellinetics Ohio and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule relating to Authority Loan No.1, deferring a portion of the principal and interest payment until June 1, 2015. On September 25, 2015, Intellinetics Ohio and the Ohio State Development Authority entered into a Third Amendment to the Loan Agreement related to Authority Loan No. 1, deferring a portion of the principal payment until October 1, 2016 and extending the maturity date until August 1, 2018.

On June 3, 2011, Intellinetics Ohio issued a note payable to the Ohio State Development Authority in the amount of $750,000, bearing interest at a rate of 1% per annum for the first 12 months, then interest at a rate of 7% per annum for the second 12 months (“Authority Loan No. 2,” and together with Authority Loan No. 1, the “Authority Loans”). Intellinetics Ohio was not obligated to remit payments of principal until September 1, 2013. The monthly principal and interest payments, beginning on the third anniversary of the loan origination, are $14,850 and are payable on a monthly basis through August 1, 2018. The Authority Loan No. 2 is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, Intellinetics Ohio is required to pay a loan participation fee of $75,000, which is accounted for as a loan premium, accreted monthly utilizing the interest method, over the term of the Authority Loan No. 2. The interest rate of 1% during the first 12 months of this loan was considered to be below market for that period. Intellinetics Ohio further determined that over the life of the Authority Loan No. 2, the effective interest rate was 5.6% per annum. Accordingly, during the first 12 months of the Authority Loan No. 2, Intellinetics Ohio recorded interest expense at the 5.6% rate per annum. The difference between the interest expense accrual at 5.6% and the stated rate of 1% over the first 12 months is credited to deferred interest. The deferred interest amount that is accumulated over the first 12 months of the loan term will be amortized as a reduction to interest expense over the remaining term of the Authority Loan No. 2. On September 30, 2017 and December 31, 2016, deferred interest of $154,832 and $158,062, respectively, was reflected within long term liabilities on the accompanying consolidated balance sheets. In June 2014, Intellinetics Ohio and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule, deferring a portion of the principal and interest payment until June 1, 2015. On September 25, 2015 Intellinetics Ohio and the Ohio State Development Authority entered into a Third Amendment to the Loan Agreement related to Authority Loan No. 2, deferring a portion of the principal payment until October 1, 2016.

The Authority Loans were granted to Intellinetics Ohio in connection with the State of Ohio’s economic development programs. The proceeds from these loans were used by Intellinetics Ohio to support its efforts in developing software solutions for its customers.

The Authority Loans are subject to certain covenants and reporting requirements. Intellinetics Ohio is required to, within three years of the respective loan origination dates of each of the Authority Loans, have created and/or retained an aggregate of 25 full time jobs in the State of Ohio. If Intellinetics has not attained these employment levels by the respective dates, then the interest rates on the Authority Loans shall increase to 10% per annum. In July 2014, Intellinetics Ohio informed the State of Ohio that it would not meet the required employment level. As a result of this non-compliance with a covenant of Authority Loan No. 1, the Ohio State Development Authority exercised its right to increase the interest rate from 6.0% to 7.0%, effective October 1, 2014. The approximate impact of this increase is to raise Intellinetics Ohio’s balloon payment by $6,000 on Authority Loan No. 1, which is due, as amended on August 1, 2018. Intellinetics Ohio has had past instances of non-compliance with certain of the loan covenants. Intellinetics Ohio is currently in compliance with all the other loan covenants. There can be no assurance that Intellinetics Ohio will not become non-compliant with one or more of these covenants in the future.

F-35

The Company evaluated the terms of its convertible notes payable in accordance with ASC 815 – 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the underlying common stock is indexed to the Company’s common stock. The Company determined that the conversion feature did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. The Company evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of each note. If the conversion price was deemed to be less than the market value of the underlying common stock at the inception of the note, then the Company would recognize a beneficial conversion feature resulting in a discount on the note payable, upon satisfaction of the contingency. The beneficial conversion features are amortized to interest expense over the life of the respective notes, starting from the date of recognition.

Between June 24, 2014 and July 7, 2014, the Company issued convertible promissory notes in an aggregate amount of $135,000 to two accredited investors (“Unrelated Notes due December 31, 2015”). The notes matured on December 31, 2015 and bore interest at an annual rate of interest of 10% until maturity, with interest payable quarterly. The note investors had a right, in their sole discretion, to convert the notes into Shares under certain circumstances at a conversion rate of $0.56 per Share. Because the notes had not been fully repaid by the Company or converted into Shares prior to maturity, the notes began accruing interest at the annual rate of 12% commencing on the maturity date. The Company used the proceeds for working capital, general corporate purposes, and debt repayment. On January 6, 2016, the note investors converted $135,000 of the notes and accrued interest thereon of $35,038 into 303,912 Shares and 141,698 warrants to purchase Shares, as part of a private placement and note exchange commenced in December 2015. The warrants have an exercise price equal to $0.65 per Share and contain a cashless exercise provision. All warrants are immediately exercisable and are exercisable for five years from issuance. Interest expense of $113,762 was recorded on the issuance of these warrants.

Between December 30, 2016, and January 31, 2017, the Company issued convertible promissory notes in an aggregate amount of $875,000 (“Unrelated Notes due December 31, 2018”) to unrelated accredited investors. The notes mature on December 31, 2018, and bear interest at an annual rate of interest of 12% until maturity, with partial interest of 6% payable quarterly. The note investors have a right, in their sole discretion, to convert the notes into Shares under certain circumstances at a conversion rate of $0.65 per Share. If the notes have not been fully repaid by the Company by the maturity date or converted into Shares at the election of the note investors prior to maturity, then such notes will accrue interest at the annual rate of 14% from the maturity date until the date the notes are repaid in full. Any interest not paid quarterly will also accrue interest at the annual rate of 8% instead of 6%. The Company used the proceeds of the notes for working capital, general corporate purposes, and debt repayment. The Company recognized a beneficial conversion feature in the amount of $369,677. Interest expense recognized on the amortization of the beneficial conversion feature was $46,210 and $134,299 for the three and nine months ended September 30, 2017.

The table below reflects all notes payable at September 30, 2017 and December 31, 2016, respectively, with the exception of related party notes disclosed in Note 8 - Notes Payable - Related Parties.

	September 30, 2017	December 31, 2016
Authority Loan No. 1, due August 1, 2018	$198,694	$353,346
Authority Loan No. 2, due August 1, 2018	319,571	433,115
Unrelated Notes due December 31, 2018	639,622	193,846
Total notes payable	$1,157,887	$980,307
Less unamortized debt issuance costs	(85,371)	(34,029)
Less current portion	(518,265)	(360,496)
Long-term portion of notes payable	$554,251	$585,782

F-36

Future minimum principal payments of these notes payable with the exception of the related party notes in Note 8 - Notes Payable - Related Parties, as described in this Note 7 are as follows:

For the Twelve Months
Ending September 30,	Amount
2018	$518,265
2019	639,622
Total	$1,157,887

As of September 30, 2017 and December 31, 2016, accrued interest for these notes payable with the exception of the related party notes in Note 8 - Notes Payable - Related Parties, was $335,337 and $282,147, respectively, and was reflected within accounts payable and accrued expenses on the consolidated balance sheets. As of September 30, 2017 and December 31, 2016, accrued loan participation fees were $175,406 and $172,659, respectively, and reflected within accounts payable and accrued expenses on the consolidated balance sheets. As of September 30, 2017 and December 31, 2016, deferred financing costs were $85,371 and $34,029, respectively, and were reflected within long term liabilities on the consolidated balance sheets.

With respect to all notes outstanding (other than the notes to related parties), for the three and nine months ended September 30, 2017, and 2016, interest expense, including the amortization of deferred financing costs, accrued loan participation fees, original issue discounts, deferred interest and related fees, interest expense related to warrants issued for the conversion of convertible notes, and the embedded conversion feature was $105,164 and $306,004, and $18,528 and $173,576 respectively.

8.	Notes Payable - Related Parties

On March 29, 2012, the Company issued an unsecured promissory note payable to Ramon Shealy, a then-director of the Company, who subsequently resigned from the Company’s board of directors on December 17, 2012, for personal reasons, in the amount of $238,000, bearing interest at a rate of 10% for the term of the note. All principal and interest was due and payable on September 27, 2012, but was later extended to November 24, 2012. On April 16, 2012, the Company issued another promissory note payable to Mr. Shealy, in the amount of $12,000, bearing interest at a rate of 10% per quarter. All principal and interest was due on July 15, 2012, but was later extended to November 24, 2012. On November 24, 2012, the two notes were cancelled and replaced with a $250,000 promissory note, under the same terms, with a maturity date of January 1, 2014. On December 24, 2013, the maturity date of the $250,000 promissory note was extended to January 1, 2015. On March 13, 2013, the Company paid $100,000 of the principal amount of the $250,000 promissory note to Mr. Shealy. On December 31, 2014, the Company and Ramon Shealy agreed to extended payment terms for the remaining total principal and interest in the amount of $193,453, payable in sixty (60) monthly installments beginning January 31, 2015, with a maturity date of January 1, 2020. As of September 30, 2017 and December 31, 2016, this Note had a principal balance of $102,294 and $127,408, respectively.

On November 30, 2016, the Company issued convertible promissory notes in a maximum aggregate principal amount of $225,000 to Robert and Michael Taglich (each holding more than 5% beneficial interest in the Company’s Shares) and Robert Schroeder (Director) (“Bridge Notes”). The notes had a maturity date of December 1, 2017, bearing interest at an annual rate of interest of 8% until maturity. Each note holder had a right, in their sole discretion, to convert the notes into securities to be issued by the Company in a private placement of equity, equity equivalent, convertible debt or debt financing. Interest expense recognized for the twelve months ended December 31, 2016 was $1,125. On December 30, 2016, the Bridge Notes were converted by the note holders into the Related Notes due December 31, 2018, described below.

F-37

On December 30, 2016, the Company issued convertible promissory notes in an aggregate amount of $375,000 (the “Related Notes due December 31, 2018”) to accredited investors, including Robert and Michael Taglich (each holding more than 5% beneficial interest in the Company’s Shares) and Robert Schroeder (Director), in exchange for the conversion of $225,000 principal from the Bridge Notes and $150,000 cash. The notes bear interest at an annual rate of interest of 12% until maturity, with partial interest of 6% payable quarterly, and mature on December 31, 2018. The note investors have a right, in their sole discretion, to convert the notes into Shares at a conversion rate of $0.65 per Share. If the notes have not been fully repaid by the Company by the maturity date or converted into Shares at the election of the note investors prior to the maturity date, then such notes will accrue interest at the annual rate of 14% from the maturity date until the date the notes are repaid in full. Any interest not paid quarterly will also accrue interest at the annual rate of 8% instead of 6%. The Company used the proceeds of the notes for working capital, general corporate purposes, and debt repayment. The Company recognized a beneficial conversion feature in the amount of $144,231. Interest expense recognized on the amortization of the beneficial conversion feature was $18,029 and $54,087, respectively, for the three and nine months ended September 30, 2017.

On September 21, 2017, the Company issued convertible promissory notes in a maximum aggregate principal amount of $154,640 (the “Bridge Notes due September 21, 2018”) to Robert and Michael Taglich (each holding more than 5% beneficial interest in the Company’s Shares). The notes included an original issue discount of $4,640. Interest expense recognized on the amortization of the original discount was $116, for the three and nine months ended September 30, 2017. The notes bear interest at an annual rate of interest of 8% beginning March 21, 2018, until maturity, and mature on September 21, 2018. The effective interest rate is 7% for the term of the notes. Any interest not paid at maturity will also accrue interest at the annual rate of 12% instead of 8%. The note investors have a right, in their sole discretion, to convert the notes into securities to be issued by the Company in a private placement of equity, equity equivalent, convertible debt or debt financing. There was no interest expense recognized for the nine months ended September 30, 2017. In conjunction with the issue of the Bridge Notes due September 21, 2017, 150,000 warrants were issued. The warrants have an exercise price equal to $0.30 per Share and contain a cashless exercise provision. All warrants are immediately exercisable and are exercisable for five years from issuance. The Company recognized debt issuance costs, recorded as a debt discount, on the issue of the warrants in the amount of $38,836. Interest expense recognized on the amortization of the debt discount was $1,064, for the three and nine months ended September 30, 2017.

The table below reflects Notes payable due to related parties at September 30, 2017 and December 31, 2016, respectively:

	September 30, 2017	December 31, 2016
The $250,000 Shealy Note	102,294	127,408
Related Notes due September 21, 2018	150,116	-
Related Notes due December 31, 2018	284,856	230,769
Total notes payable - related party	$537,266	$358,177
Unamortized debt issuance costs	(50,536)	(20,423)
Less current portion	(157,322)	(38,307)
Long-term portion of notes payable-related party	$329,408	$299,447

F-38

Future minimum principal payments of these notes payable as described in this Note 8 are as follows:

For the Twelve Months Ending
September 30,	Amount
2018	$195,094
2019	330,079
2020	12,093
TOTAL	$537,266

As of September 30, 2017 and December 31, 2016, accrued interest for these notes payable – related parties amounted to $25,931 and $1,125, respectively.

For the three and nine months ended September 30, 2017, and 2016, interest expense in connection with notes payable – related parties, including the embedded conversion feature, was $36,319 and $105,757, and $3,556 and $11,288, respectively.

9.	Deferred Compensation

Pursuant to the Company’s employment agreements with the founders, the founders have earned incentive compensation totaling $215,012 in cash, which payment obligation has been deferred by the Company until it reasonably believes it has sufficient cash to make the payment.

10.	Commitments and Contingencies

Employment Agreements

The Company has entered into employment agreements with four of its key executives. Under their respective agreements, the executives serve at will and are bound by typical confidentiality, non-solicitation and non-competition provisions. Deferred compensation for the founders of the Company, as disclosed in Note 9 above, is still outstanding as of September 30, 2017.

Operating Leases

On January 1, 2010, the Company entered into an agreement to lease 6,000 rentable square feet of office space in Columbus, Ohio. The lease commenced on January 1, 2010 and, pursuant to a lease extension dated August 9, 2016, the lease expires on December 31, 2021.

Future minimum lease payments under this operating lease are as follows:

For the Twelve Months Ending September 30,	Amount
2018	$51,372
2019	52,668
2020	53,964
2021	55,314
2022	13,914
$227,232

Rent expense, recorded on a straight-line basis, charged to operations for the three and nine months ended September 30, 2017 and 2016 amounted to $13,252 and $39,755, and $10,125 and $30,375, respectively.

11.	Stockholders’ Equity

Description of Authorized Capital

The Company is authorized to issue up to 50,000,000 Shares of common stock with $0.001 par value. The holders of the Company’s common stock are entitled to one (1) vote per Share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the business. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

F-39

Issuance of Restricted Common Stock to Directors

On January 5 and March 22, 2017, and on January 2, 2016, the Company issued 61,110, 2,941, and 69,433 Shares, respectively, of restricted common stock to directors of the Company in accordance with the 2015 Plan, and as part of an annual compensation plan for directors. The grant of Shares was not subject to vesting. For the three and nine months ended September 30, 2017 and 2016, stock compensation of $0 and $57,500, and $0 and $62,500, respectively, was recorded on the issuance of the common stock.

Exercise of Warrants

On February 15, 2013, the Company and Matthew Chretien, a member of the Board of Directors, entered into a return to treasury agreement dated February 15, 2013, whereby Matthew Chretien returned 500,000 Shares to the Company. As consideration for Matthew Chretien returning to the Company treasury these 500,000 Shares, the Company issued one four-year warrant to Matthew Chretien with a right to purchase 500,000 Shares at $0.007 per Share within four years of the shareholders of the Company increasing the number of authorized Shares, with piggyback registration rights. The warrant had a right of first refusal for Matthew Chretien to exercise up to 500,000 Shares prior to the Company issuing Shares in any transaction. On January 5, 2017, Matthew Chretien exercised the warrant and purchased 496,111 Shares at $0.007 per Share through a cashless exercise.

Issuance of Warrants

On November 30, 2016, the Company issued 56,250 warrants to purchase one Share to Robert and Michael Taglich (each holding more than 5% beneficial interest in the Company’s Shares) and Robert Schroeder (Director) in connection with the convertible promissory notes issued on November 30, 2016 (the “Bridge Notes”). The warrants are exercisable to purchase one Share at an exercise price of $0.68 per Share, contain a cashless exercise provision, and are exercisable for five years after issuance. Expense of $32,192 was recorded for the issuance of these warrants on November 30, 2016, utilizing the Black-Scholes valuation model to value the warrants issued. The fair value of warrants issued was determined to be $0.57.

F-40

Between December 30, 2016 and January 31, 2017, the Company issued convertible promissory notes in an aggregate amount of $1,250,000 with certain accredited investors. The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the Convertible Note Offering. In compensation, the Company paid the placement agent a cash payment of 8% of the gross proceeds of the offering, along with warrants to purchase Shares, and the reimbursement for the placement agent’s reasonable out of pocket expenses, FINRA filing fees and related legal fees. Subsequent to December 31, 2016, the Company paid the placement agent cash in the amount of $100,000 and issued the placement agent 153,846 warrants to purchase Shares at an exercise price at $0.75 per Share, which will be exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights. Of the warrants issued to the placement agent, 84,923 warrants were issued in conjunction with proceeds raised in December 2016, and underwriting expense of $65,243 was recorded for the issuance of these warrants, utilizing the Black-Scholes valuation model to value the warrants issued. The remaining 68,923 warrants were issued in conjunction with proceeds raised in January 2017, and underwriting expense of $52,951 was recorded for the issuance of these warrants, utilizing the Black-Scholes valuation model to value the warrants issued. The fair value of warrants issued was determined to be $0.77.

On September 21, 2017, the Company issued 150,000 warrants to purchase one Share to Robert and Michael Taglich (each holding more than 5% beneficial interest in the Company’s Shares) in connection with the convertible promissory notes issued on September 21, 2017 (the “Bridge Notes due September 21, 2018”). The warrants are exercisable to purchase one Share at an exercise price of $0.30 per Share, contain a cashless exercise provision, and are exercisable for five years after issuance. A debt discount of $38,837 was recorded for the issuance of these warrants, utilizing the Black-Scholes valuation model to value the warrants issued, and interest expense of $1,064 for amortization of the debt discount was recognized for the three and nine months ended September 30, 2017. The fair value of warrants issued was determined to be $0.26.

The estimated values of warrants, as well as the assumptions that were used in calculating such values were based on estimates at the issuance date as follows:

	Bridge Noteholders	Placement Agent	Bridge Noteholders September 21, 2017
Risk-free interest rate	1.83%	1.93%	1.89%
Weighted average expected term	5 years	5 years	5 years
Expected volatility	123.94%	123.07%	130.80%
Expected dividend yield	0.00%	0.00%	0.00%

Shares Issued and Outstanding and Shares Reserved for Exercise of Warrants, Convertible Notes, and the 2015 Plan

The Company had 17,376,012 Shares issued and outstanding, 5,066,625 Shares reserved for issuance upon the exercise of outstanding warrants, 2,563,926 Shares reserved for issuance upon the conversion of convertible debt, and 2,366,506 Shares reserved for issuance under the 2015 Plan, as of September 30, 2017.

12.	Share-Based Compensation

On April 30, 2015, the Company entered into a Non-qualified Stock Option Agreement with Sophie Pibouin, a director of the Company, in accordance with the 2015 Plan. The agreement granted options to purchase 128,000 Shares prior to the expiration date of April 29, 2025 at an exercise price of $0.75. The options granted vested on a graded scale over a period of time through October 31, 2015.

On April 30, 2015, the Company entered into a Non-qualified Stock Option Agreement with Murray Gross, a director of the Company, in accordance with the 2015 Plan. The agreement granted options to purchase 640,000 Shares prior to the expiration date of April 29, 2025 at an exercise price of $0.75. 400,000 of the options granted immediately vested on the date of grant, and the remaining 240,000 options granted will vest upon the date at which the Company first reports two consecutive fiscal quarters with revenues of One Million Dollars ($1,000,000) each. The unvested options were not exercisable after the director’s termination of continuous service, on September 30, 2017, as defined in the agreement.

On January 1, 2016, the Company granted employees stock options to purchase 250,000 Shares at an exercise price of $0.90 per Share in accordance with the 2015 Plan, with vesting continuing until 2019. The total fair value of $196,250 for these stock options will be recognized by the Company over the applicable vesting period.

On February 10, 2016, the Company granted employees stock options to purchase 210,000 Shares at an exercise price of $0.96 per Share in accordance with the 2015 Plan, with vesting continuing until 2020. The total fair value of $174,748 for these stock options will be recognized by the Company over the applicable vesting period.

On December 6, 2016, the Company granted one employee stock options to purchase 100,000 Shares at an exercise price of $0.76 per Share in accordance with the 2015 Plan, with vesting continuing until 2020. The total fair value of $63,937 for these stock options will be recognized by the Company over the applicable vesting period.

F-41

On March 15, 2017, the Company granted one employee stock options to purchase 100,000 Shares at an exercise price of $0.85 per Share in accordance with the 2015 Plan, with vesting continuing until 2020. The total fair value of $70,872 for these stock options will be recognized by the Company over the applicable vesting period.

On September 25, 2017, the Company granted an employee stock options to purchase 750,000 Shares at an exercise price of $0.30 per Share and 500,000 Shares at an exercise price of $0.38 per Share, in accordance with the 2015 Plan, with vesting continuing until 2019. The 500,000 Shares will vest quarterly through 2019, and they are also subject to availability contingencies relating to pending shareholder approval of an amendment to the 2015 Plan. The total fair value of $321,011 for these stock options will be recognized by the Company over the applicable vesting period.

The weighted average estimated values of director and employee stock option grants, as well as the weighted average assumptions that were used in calculating such values during the nine months ended September 30, 2017 and 2016, were based on estimates at the date of grant as follows:

	April 30,	January 1,	February 10,
	2015 Grant	2016 Grant	2016 Grant
Risk-free interest rate	1.43%	1.76%	1.15%
Weighted average expected term	5 years	5 years	5 years
Expected volatility	143.10%	134.18%	132.97%
Expected dividend yield	0.00%	0.00%	0.00%

	December 6	March 15,	September 25,
	2016 Grant	2017 Grant	2017 Grant
Risk-free interest rate	1.84%	2.14%	1.85%
Weighted average expected term	5 years	5 years	5 years
Expected volatility	123.82%	121.19%	130.79%
Expected dividend yield	0.00%	0.00%	0.00%

A summary of stock option activity during the nine months ended September 30, 2017 and 2016 under our stock option agreements is as follows:

			Weighted-
		Weighted-	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value
Outstanding at January 1, 2017	1,328,000	$0.81	9 years	115,200
Granted	1,350,000	0.37
Exercised	-
Forfeited and expired	(440,000)	0.81

Outstanding at September 30, 2017	2,238,000	$0.55	9 years	$79,200

Exercisable at September 30, 2017	668,000	$0.79	8 years	$79,200

The weighted-average grant date fair value of options granted during the nine months ended September 30, 2017 and 2016 was $0.29 and $0.81, respectively.

As of September 30, 2017, and December 31, 2016, there was $497,136 and $492,057, respectively, of total unrecognized compensation costs related to stock options granted under our stock option agreements. The unrecognized compensation cost is expected to be recognized over a weighted-average period of two years. The total fair value of stock options that vested during the nine months ended September 30, 2017 and 2016 was $100,655 and $49,062, respectively.

13.	Concentrations

Revenues from the Company’s services to a limited number of customers have accounted for a substantial percentage of the Company’s total revenues. For the three months ended September 30, 2017, the Company’s two largest customers, Ohio Department of Commerce (“ODC”) a direct client and Tiburon, Inc. (“Tiburon”) a Reseller accounted for approximately 19 % and 9%, of the Company’s total revenue for that period. For the three months ended September 30, 2016, the Company’s two largest customers, Tiburon and Franklin County Data Center (“FCDC”) a direct client accounted for approximately 13% and 11%, respectively, of the Company’s total revenue for that period. For the nine months ended September 30, 2017, the Company’s two largest customers, ODC and Tiburon accounted for approximately 10% and 9%, respectively, of the Company’s total revenues for that period. For the nine months ended September 30, 2016, the Company’s two largest customers, Tiburon and FCDC, accounted for approximately 10% and 9%, respectively, of the Company’s total revenues for that period.

For the three months ended September 30, 2017 and 2016, government contracts represented approximately 42% and 37% of the Company’s total revenues, respectively. A significant portion of the Company’s sales to Tiburon represent ultimate sales to government agencies. For the nine months ended September 30, 2017 and 2016 government contracts represented approximately 42% and 41%, respectively, of the Company’s total revenue.

As of September 30, 2017, accounts receivable concentrations from the Company’s four largest customers were 33%, 13%, 11%, and 11% of gross accounts receivable, respectively, and as of December 31, 2016, accounts receivable concentrations from the Company’s three largest customers were 20%, 19% and 16% of gross accounts receivable, respectively. Accounts receivable balances from the Company’s four largest customers at September 30, 2017 have been partially collected.

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12,424,615 Shares of Common Stock

INTELLINETICS, INC.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses that are payable by the Registrant in connection with the offering described in the prospectus that is part of this Registration Statement. All amounts, other than the SEC Registration Fee, are estimates. Although the Registrant will not receive any of the proceeds from the sale of the shares of our common stock being registered in this Registration Statement, the Registrant agreed to bear the costs and expenses of the registration of such shares.

SEC registration fee	$262.97
Printing fees and expenses	2,000
Accounting fees and expenses	12,000
Legal fees and expenses	25,000
Total	$40,505

Item 14. Indemnification of Directors and Officers.

The Nevada General Corporation Law and our bylaws provide for the indemnification of directors, officers and certain other persons in the circumstances outlined below.

Actions other than by the Registrant

The Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person (i) was liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

Actions by the Registrant

The Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Successful Defense

To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Registrant against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Required Approval

Any discretionary indemnification, unless ordered by a court, must be made by the Registrant only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances. The determination must be made by (i) the stockholders, (ii) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Advance of Expenses

The articles of incorporation, the bylaws, or an agreement made by the Registrant may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Registrant.

Other Rights

The indemnification provisions above and the advancement of expenses (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in his or her official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of the action, and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

Intellinetics has obtained liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacities as directors and officers of the Registrant.

Item 15. Recent Sales of Unregistered Securities

Other than issuance to the Registrant’s officers, directors, and employees for services, we deemed the offers, sales, and issuances of the securities described below to be exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act, including Regulation D (“Regulation D”) promulgated thereunder, regarding transactions by an issuer not involving a public offering. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration. All certificates representing the securities in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities.

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2015 Convertible Note Issuances

Throughout 2015, the Registrant issued convertible notes to certain accredited investors upon the following terms:

Date of Note(s)	Conversion Rate per Share	Original Principal Balance of Note	Interest Rate	Interest Rate Upon Default	Maturity Date
2/10/2015	$0.30	100,000	6%	12%	December 31, 2015
3/11/2015	$0.30	100,000	6%	12%	December 31, 2015
5/20/2015	0.6	40,000	10%	12%	December 31, 2015
6/3/2015	0.57	20,000	10%	12%	December 31, 2015
6/17/2015	0.57	100,000	10%	12%	December 31, 2015
7/15/2015	0.54	50,000	10%	12%	December 31, 2015
8/26/15	0.6	72,000	10%	12%	December 31, 2015
9/22/15	0.58	100,000	10%	12%	December 31, 2015

2015 Private Placement

On November 30, 2015, December 29, 2015, December 31, 2015, and January 25, 2016, the Registrant entered into securities purchase agreements with certain accredited investors, pursuant to which it sold an aggregate of 1,666,666 units at a price of $1.20 per unit. Each unit consisted of two shares of the Registrant’s common stock, par value $0.001 per share, and a five-year warrant to purchase one share of the Registrant’s common stock at an exercise price of $0.65 per share. Through this offering, the Registrant raised aggregate gross cash proceeds of $2,000,000, before expenses.

On December 31, 2015 and January 6, 2016, the Registrant entered into note purchase agreements with certain accredited investors, pursuant to which it exchanged convertible notes with an aggregate principal and accrued interest balance of $2,632,684.67 into 1) shares of the Registrant’s common stock, par value, $0.001 per share at the conversion rate set forth therein for each note (as detailed above), and 2) an amount of warrants equal to 50% of the principal and accrued interest converted for each note, divided by 0.6 (the 2015 Note Exchange”). Such warrants were five-year warrants to purchase shares of common stock at an exercise price of $0.65 per share.

As compensation for its services as placement agent for the 2015 Private Placement, Taglich Brothers Inc. was issued 910,216 five-year warrants to purchase common stock of the Registrant, with an exercise price of $0.715 per share. A group of Taglich Brothers Inc. employees were the designees of such issuance of warrants.

2016 Private Placement

On November 30, 2016, December 30, 2016, January 6, 2017, and January 31, 2017, the Registrant issued to certain accredited investors an aggregate principal amount of $1,250,000 in 12% Subordinated Convertible Notes, convertible into shares of common stock at a conversion price of $0.65 per share. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent, and paid the placement agent a cash payment of $100,000, which represented an 8% commission of the gross proceeds received in this closing. The Registrant also reimbursed the placement agent for reasonable out of pocket expenses, FINRA filing fees and related legal fees in an amount of up to $30,000. In addition, the Placement Agent earned warrants to purchase 812,500 shares of Common Stock, which represented 8% of the shares of Common Stock into which the Notes sold in this closing of the Offering are convertible, which have an exercise price of $0.75 per share.

2017 Private Placement

On September 21, 2017, November 17, 2017, and November 29, 2017, the Registrant issued to certain accredited investors an aggregate principal amount of $2,150,000 in 8% Secured Convertible Notes, convertible into shares of common stock at a conversion price of $0.20 per share. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent, and paid the placement agent a cash payment of $172,000, which represented an 8% commission of the gross proceeds received in this closing. The Registrant also reimbursed the placement agent for reasonable out of pocket expenses, FINRA filing fees and related legal fees in an amount of up to $35,000. In addition, the Placement Agent earned warrants to purchase 860,000 shares of Common Stock, which represented 8% of the shares of Common Stock into which the Notes sold in this closing of the Offering are convertible, which have an exercise price of $0.25 per share.

Officer and Director Compensation

In accordance with the Intellinetics, Inc. 2015 Equity Incentive Plan, the Registrant issued the following stock-based compensation to both directors and officers in the previous three fiscal years:

The following Incentive Stock Options to purchase common stock of the Registrant were issued to employees of the Registrant, all subject to vesting requirements:

Grant Date	Exercise Price	Number of Options	Expiration Date
01/01/2016	$0.90	250,000	December 31, 2025
02/10/2016	$0.95	210,000	February 09, 2026
12/06/2016	$0.76	100,000	December 5, 2026
03/15/2017	$0.85	100,000	March 14, 2027
09/25/2017	$030	750,000	September 24, 2027
09/25/2017	$0.38	500,000	September 24, 2027

The following Non-Qualified Stock Options to purchase common stock of the Registrant were issued to directors of the Registrant, subject to vesting requirements:

Grant Date	Exercise Price	Number of Options	Expiration Date
04/30/2015	$0.75	768,000	April 29, 2025

The following grants of common stock of the Registrant were issued to directors of the Registrant, in accordance with the Registrant’s outside director compensation policy:

Grant Date	Number of Shares
01/02/2016	69,443
01/03/2017	61,110
03/22/2017	2,941
01/08/2018	353,409

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Item 16. Exhibits and Financial Statement Schedules

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which follows the signature page to this Registration Statement and is incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the Registration Statement is on Form S-1, Form S-3, Form SF-3, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbus, State of Ohio, on the date indicated below.

INTELLINETICS, INC

Date: February 6 , 2018	By:	/s/ James F. DeSocio
James F. DeSocio President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. DeSocio and Joseph D. Spain, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-1, including, without limitation, any post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on February 6 , 2018.

Signature	Title

/s/ James F. DeSocio	President, Chief Executive Officer, and Director (Principal Executive Officer)
James F. DeSocio
/s/ Matthew L. Chretien	Chief Strategy Officer, Chief Technology Officer, Secretary, and Director (Principal Executive Officer for prior period)
Matthew L. Chretien

/s/ Joseph D. Spain	Chief Financial Officer, Treasurer (Principal Financial Officer; Principal Accounting Officer)
Joseph D. Spain

/s/ Rye D’Orazio	Director
Rye D’Orazio

/s/ Robert Schroeder	Director, Chairman of the Board
Robert Schroeder

/s/ Sophie Pibouin	Director
Sophie Pibouin

/s/ Roger Kahn	Director
Roger Kahn

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INTELLINETICS, INC.

Form S-1

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit No.	Description	Incorporation by Reference
		Form	Exhibit	Filing Date

3.1.1	Articles of Incorporation of Intellinetics, Inc.	10-SB	3.1 10	02-2000

3.1.2	Certificate of Correction, effective May 22, 2007	8-K	3.1	06-15-2007

3.1.3	Certificate of Amendment to Articles of Incorporation of Intellinetics, Inc.	8-K	99.1	09-03-2014

3.2.1	Bylaws of Intellinetics, Inc.	10-SB	3.3	10-02-2000

3.2.2	Amendment No. 1 to the Bylaws of Intellinetics, Inc.	8-K	3.4	03-01-2012

4.1	Form of Stock Certificate +

4.2	Form of 12% Subordinated Convertible Note, issued by the Registrant on December 30, 2016, January 6, 2017, and January 31, 2017	8-K	10.2	01-06-2017

4.3	Form of 8% Secured Convertible Note, issued by the Registrant on November 17, 2017, and November 29, 2017	8-K	10.2	11-24-2017

5.1	Opinion of Downey Brand, LLP +

10.1	Amended Employment Agreement of Matthew L. Chretien, dated September 16, 2011	8-K	10.37	02-13-2012

10.2	Amended Offer of Employment of Matthew L. Chretien, dated September 16, 2011	8-K	10.38	02-13-2012

10.3	Lease Renewal Agreement by and between Intellinetics, Inc. and Dividend Drive LLC, dated as of February 21, 2012	8-K	10.41	02-13-2012

10.4	Intellinetics, Inc. 2015 Equity Incentive Plan	8-K	10.3	04-30-2015

10.5	First Amendment to Intellinetics, Inc., 2015 Equity Incentive Plan, dated September 25, 2017	8-K	10.2	09-26-2017

10.6	Form of Non-Qualified Stock Option Agreement under Registrant’s 2015 Equity Incentive Plan	10-K	10.9	03-28-2016

10.7	Employment Agreement by and between the Company and Joseph D. Spain, dated December 2, 2016	8-K	10.3	12-06-2016

10.8	Offer Letter, dated September 25, 2017, between the Company and James F. DeSocio	8-K	10.1	09-26-2017

10.9	Form of Incentive Stock Option Agreement under Registrant’s 2015 Equity Incentive Plan	8-K	10.6	01-05-2016

10.10	Form of Note Purchase Agreement, dated November 17, 2017, and November 29, 2017	8-K	10.1	11-24-2017

10.11	Form of Registration Rights Agreement, dated November 17, 2017, and November 29, 2017	8-K	10.3	11-24-2017

10.12	Form of Security Agreement, dated November 17, 2017, and November 29, 2017	8-K	10.4	11-24-2017

10.13	Form of Placement Agent Warrants	8-K	10.5	11-24-2017

10.14	Form of Warrant to Purchase Common Stock	8-K	10.2	10-26-2017

10.15	Form of Note Purchase Agreement, dated December 30, 2017, January 6, 2017, and January 31, 2017	8-K	10.1	01-06-2017

10.16	Form of Placement Agent Warrants	8-K	10.3	01-06-2017

21.1	List of Subsidiaries of Intellinetics, Inc. +

23.1	Consent of Independent Registered Public Accounting Firm +

101.INS	XBRL Instance Document +
101.SCH	XBRL Taxonomy Extension Schema Document +
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document +
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document +
101.LAB	XBRL Taxonomy Extension Label Linkbase Document +
101.PRE	XBRL Taxonomy Extension Linkbase Document +

+	Filed herewith:

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